UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

METALS USA HOLDINGS CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2400 E. Commercial Blvd., Suite 905

Fort Lauderdale, Florida 33308

(954) 202-4000

March 11, 2013

Dear Fellow Metals USA Stockholder:

On February 6, 2013, Metals USA Holdings Corp. (“Metals USA”) and Reliance Steel & Aluminum Co. (“Reliance”) entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “merger agreement”), providing for the acquisition of Metals USA by Reliance. Pursuant to the terms of the merger agreement, a wholly-owned subsidiary of Reliance will be merged with and into Metals USA, with Metals USA surviving the merger as a wholly-owned subsidiary of Reliance (the “merger”).

If the merger is completed, Metals USA stockholders will have the right to receive $20.65 in cash, without interest and less any applicable withholding taxes, for each share of common stock, par value $0.01 per share, of Metals USA (“common stock”) that they own immediately prior to the effective time of the merger.

You are cordially invited to a special meeting of the stockholders (the “special meeting”) to be held at The Westin Fort Lauderdale, at 400 Corporate Dr., Fort Lauderdale, Florida 33334 on April 10, 2013 at 11:00 a.m., Eastern time. The special meeting is being held for you to consider and vote on a proposal to adopt the merger agreement and related matters. Whether or not you expect to attend the special meeting in person, please vote or otherwise submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the special meeting. The transaction cannot be consummated unless Metals USA obtains the affirmative vote of the holders of a majority of the outstanding shares of common stock. Therefore, the failure of any Metals USA stockholder to vote will have the same effect as a vote by such stockholder “AGAINST” the transaction.

In connection with the merger agreement, Metals USA’s principal stockholders, certain investment vehicles affiliated with Apollo Management V, L.P. (collectively, the “Apollo Funds”), which own approximately 53% of the issued and outstanding shares of Metals USA common stock, entered into a voting agreement with Reliance (the “voting agreement”), pursuant to which the Apollo Funds agreed, among other things, to vote all of their shares of common stock in favor of the proposal to adopt the merger agreement. Accordingly, unless the voting agreement is terminated or the board of directors changes its recommendation, no vote of any stockholder other than the Apollo Funds will be necessary to adopt the merger agreement, and the merger agreement will be adopted at the special meeting.

Our board of directors has unanimously determined that the merger agreement, the merger and the other transactions contemplated thereby are advisable and in the best interests of Metals USA and its stockholders and has unanimously approved the merger agreement and the merger. The board of directors unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement.

In addition, the Securities and Exchange Commission has adopted rules that require us to seek a non-binding, advisory vote with respect to certain payments that will or may be made to Metals USA’s named executive officers by Metals USA based on or otherwise relating to the merger. The board of directors recommends that you vote “FOR” the named executive officer merger-related compensation proposal described in the accompanying proxy statement.

The obligations of Metals USA and Reliance to complete the transaction are subject to the satisfaction or waiver of several conditions set forth in the merger agreement. The accompanying proxy statement provides you with detailed information about Metals USA, the special meeting, the merger agreement and the merger. A copy of the merger agreement is enclosed as Annex A to the proxy statement. We encourage you to read the enclosed proxy statement and the merger agreement carefully and in their entirety.

Thank you in advance for your continued support and your consideration of this matter.

Sincerely,

C. Lourenco Goncalves
Chairman, President and Chief Executive Officer
Metals USA Holdings Corp.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger agreement, passed upon the merits or fairness of the transactions contemplated thereby, which would include the merger, or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This proxy statement is dated March 11, 2013 and is first being mailed to Metals USA stockholders on or about March 12, 2013.

2400 E. Commercial Blvd., Suite 905

Fort Lauderdale, Florida 33308

(954) 202-4000

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On April 10, 2013

Dear Metals USA Stockholder:

You are cordially invited to attend a special meeting of the stockholders of Metals USA Holdings Corp. (“Metals USA”) to be held at The Westin Fort Lauderdale, at 400 Corporate Dr., Fort Lauderdale, Florida 33334 on April 10, 2013 at 11:00 a.m., Eastern time, for the following purposes:

1.	To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of February 6, 2013, by and among Reliance Steel & Aluminum Co. (“Reliance”), Metals USA and RSAC Acquisition Corp., a wholly-owned subsidiary of Reliance (as it may be amended from time to time, the “merger agreement”), a copy of which is included as Annex A to the proxy statement of which this notice forms a part, and pursuant to which Reliance will acquire Metals USA and Metals USA stockholders will be entitled to receive $20.65 in cash, without interest and less any applicable withholding taxes, for each share of common stock, par value $0.01 per share, of Metals USA (“common stock”) that they own immediately prior to the effective time of the merger;

2.	To consider and vote on an advisory, non-binding proposal regarding the compensation that may be paid or become payable to Metals USA’s named executive officers that is based on or otherwise relates to the merger (which proposal we refer to as the “advisory say-on-merger-pay proposal”); and

3.	To consider and vote on a proposal to approve one or more adjournments or postponements of the special meeting to a later date or time, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the proposal to adopt the merger agreement.

The close of business on March 4, 2013 is the record date for the purpose of determining the Metals USA stockholders who are entitled to receive notice of, and to vote at, the special meeting and any adjournments or postponements thereof. Each stockholder is entitled to one vote for each share of common stock held on the record date.

THE METALS USA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT.

Metals USA cannot consummate the merger unless the merger agreement is adopted by the affirmative vote of the holders of a majority of the outstanding shares of common stock. In connection with the merger agreement, Metals USA’s principal stockholders, certain investment vehicles affiliated with Apollo Management V, L.P. (collectively, the “Apollo Funds”), which own approximately 53% of the issued and outstanding shares of common stock, entered into a voting agreement with Reliance (the “voting agreement”), pursuant to which the Apollo Funds agreed, among other things, to vote all of their shares of common stock in favor of the proposal to adopt the merger agreement. Accordingly, unless the voting agreement is terminated or the board of directors changes its recommendation, no vote of any stockholder other than the Apollo Funds will be necessary to adopt the merger agreement, and the merger agreement will be adopted at the special meeting.

THE METALS USA BOARD OF DIRECTORS ALSO UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE ADVISORY SAY-ON-MERGER-PAY PROPOSAL AND “FOR” THE PROPOSAL TO APPROVE ONE OR MORE ADJOURNMENTS OR POSTPONEMENTS OF THE SPECIAL MEETING, INCLUDING ADJOURNMENTS TO PERMIT FURTHER SOLICITATION OF PROXIES.

Regardless of whether you plan to attend the special meeting in person, Metals USA requests that you complete, sign, date and return the enclosed proxy card or submit your proxy by telephone or the Internet prior to the special meeting to ensure that your shares will be represented at the special meeting. Metals USA encourages you to submit your proxy via the Internet. Properly executed proxy cards with no instructions indicated on the proxy card will be voted “FOR” the adoption of the merger agreement, “FOR” the approval of the advisory say-on-merger-pay proposal and “FOR” the adjournment or postponement of the special meeting. If you attend the special meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card or submitted your proxy by telephone or the Internet. If your shares are held in the name of a broker, bank or other nominee, your shares will not be voted at the special meeting unless you instruct your brokerage firm, bank or other nominee how to vote your shares, and you must obtain a legal proxy, executed in your favor, from the broker, bank or other nominee to be able to vote in person at the special meeting. Your prompt attention is greatly appreciated.

Under Delaware law, Metals USA stockholders who do not vote in favor of the proposal to adopt the merger agreement will have the right to seek appraisal of the fair value of their shares of Metals USA as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for such an appraisal prior to the vote on the proposal to adopt the merger agreement and comply with the other Delaware law procedures explained in the accompanying proxy statement.

If you fail to return your proxy or to attend the special meeting in person, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the adoption of the merger agreement.

By Order of the Board of Directors

Metals USA Holdings Corp.,

William A. Smith II

Senior Vice President, Chief Legal Officer and Secretary

ADDITIONAL INFORMATION

This document incorporates important business and financial information about Metals USA from documents that are not included in or delivered with this document. See “Where You Can Find More Information.” You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from Metals USA Holdings Corp., 2400 E. Commercial Blvd., Suite 905, Fort Lauderdale, Florida 33308, Attention: Secretary (telephone number: (954) 202-4000). You will not be charged for any of these documents that you request. If you wish to request documents you should do so by March 31, 2013 in order to receive them before the special meeting.

For additional questions about the merger, assistance in submitting proxies or voting shares of common stock or for additional copies of the proxy statement or the enclosed proxy card, please contact our proxy solicitor:

Georgeson Inc.

480 Washington Blvd.

26th Floor

Jersey City, New Jersey 07310

Toll Free: (866) 357-4029

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following questions and answers address briefly some questions you may have regarding the special meeting and the proposed merger. These questions and answers may not address all questions that may be important to you as a Metals USA stockholder. For important additional information, please refer to the more detailed discussion contained elsewhere in this proxy statement, the Annexes to this proxy statement and the documents referred to in this proxy statement.

Q:	When and where will the special meeting of stockholders be held?

A:	The special meeting of Metals USA stockholders will be held at The Westin Fort Lauderdale, at 400 Corporate Dr., Fort Lauderdale, Florida 33334 on April 10, 2013 at 11:00 a.m., Eastern time.

Q:	What is the purpose of the special meeting?

A:	At the special meeting, our stockholders will consider and act upon the matters outlined in the notice of meeting, namely:

•	a proposal to adopt the merger agreement;

•

an advisory, non-binding proposal regarding the compensation that may be paid or become payable to Metals USA named executive officers that is based on or otherwise relates to the merger (which proposal we refer to as the “advisory say-on-merger-pay proposal”); and

•

a proposal to approve one or more adjournments or postponements of the special meeting to a later date or time, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the proposal to adopt the merger agreement.

Q:	What will I receive in the merger?

A:	Upon the terms and subject to the conditions of the merger agreement, if the merger is completed, you will have the right to receive $20.65 in cash, without interest and subject to any applicable withholding taxes, for each share of common stock that you own immediately prior to the effective time of the merger. The merger consideration of $20.65 represents an approximate 13% premium over $18.30, the closing price per share of common stock on February 5, 2013, the last trading day prior to the announcement of the merger agreement.

Q:	How does the Metals USA board of directors recommend I vote on the proposals?

A:	The board recommends that you vote as follows:

•	FOR the adoption of the merger agreement;

•	FOR the approval of the advisory say-on-merger-pay proposal; and

•

FOR the approval of one or more adjournments or postponements of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the proposal to adopt the merger agreement.

Q:	If the merger is completed, what will happen to Metals USA stock options and other Metals USA equity awards?

A:	If the merger occurs, Metals USA stock options and other Metals USA equity-based awards will be treated as follows upon completion of the merger:

•

Stock Options. At the effective time of the merger, each option to purchase shares of common stock granted under Metals USA’s equity incentive compensation plans that is outstanding, whether vested or unvested, will become fully vested and be converted into the right to receive an amount, payable in cash, equal to the product of (i) the excess, if any, of $20.65 over the per share exercise price of the option multiplied by (ii) the total number of shares of common stock subject to the option.

•

Restricted Stock. At the effective time of the merger, each restricted share of common stock that is outstanding will become fully vested (without regard to the satisfaction of any performance condition, vesting or other lapse restriction) and be converted into the right to receive an amount in cash equal to $20.65.

Q:	What is the vote required to adopt the merger agreement?

A:	The proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of common stock.

In connection with the merger agreement, Metals USA’s principal stockholders, certain investment vehicles affiliated with Apollo Management V, L.P. (collectively, the “Apollo Funds”), which own approximately 53% of the issued and outstanding shares of Metals USA common stock, entered into a voting agreement with Reliance (the “voting agreement”), pursuant to which the Apollo Funds agreed, among other things, to vote all of their shares of common stock in favor of the proposal to adopt the merger agreement. Accordingly, unless the voting agreement is terminated or the board of directors changes its recommendation, no vote of any stockholder other than the Apollo Funds will be necessary to adopt the merger agreement, and the merger agreement will be adopted at the special meeting.

Q:	What is the vote required to approve the other proposals?

A:	The adjournment proposal and the advisory say-on-merger-pay proposal each require the affirmative vote of holders of a majority of the shares of common stock that are present or represented by proxy at the special meeting and entitled to vote on the proposal.

Q:	Am I entitled to appraisal rights instead of receiving the merger consideration?

A:	Under the General Corporation Law of the State of Delaware (the “DGCL”), Metals USA stockholders who do not vote for the adoption of the merger agreement have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery, but only if they comply fully with all applicable requirements of the DGCL, which are summarized in this proxy statement. Any appraisal amount determined by the court could be more than, the same as, or less than the value of the merger consideration. Any Metals USA stockholder intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to Metals USA prior to the vote on the adoption of the merger agreement and must not vote or otherwise submit a proxy in favor of adoption of the merger agreement. Failure to follow exactly the procedures specified under the DGCL will result in the loss of appraisal rights. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights we encourage you to seek the advice of your own legal counsel.

Q:	Do you expect the merger to be taxable to Metals USA stockholders?

A:	The exchange of shares of common stock for cash in the merger will generally be a taxable transaction to U.S. holders for United States federal income tax purposes. In general, a U.S. holder whose shares of common stock are converted into the right to receive cash in the merger will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares.

Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular tax situation. You should consult your tax advisor to determine the tax consequences of the merger to you.

Q:	Who may attend the special meeting?

A:

Stockholders of record as of the close of business on March 4, 2013, or their duly appointed proxies, may attend the special meeting. “Street name” holders (those whose shares are held through a broker, bank or other nominee) should bring a copy of an account statement reflecting their ownership of common stock as of the record date. If you are a “street name” holder and you wish to vote at the special meeting, you must also bring a proxy from the record holder (your broker, bank or other nominee) of the shares of common stock authorizing you to vote at the special meeting.

Q:	Who is entitled to vote at the special meeting?

A:	Only holders of record of common stock at the close of business on March 4, 2013, the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting or any adjournments or postponements thereof. At the close of business on the record date, 37,310,116 shares of common stock were issued and outstanding and held by 67 holders of record.

You may cast one vote for each share of common stock you own at the close of business on the record date.

Q:	Who is soliciting my vote?

A:	The Metals USA board of directors is soliciting your proxy, and Metals USA will bear the cost of soliciting proxies. Georgeson Inc. has been retained to assist with the solicitation of proxies. Georgeson Inc. will be paid approximately $10,000 and will be reimbursed for its reasonable out-of-pocket expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials also may be distributed through brokers, custodians, and other like parties to the beneficial owners of shares of common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies also may be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by Georgeson Inc. or by certain of Metals USA’s directors, officers, and employees, without additional compensation.

Q:	What do I need to do now?

A:	Carefully read and consider the information contained in and incorporated by reference into this proxy statement, including the Annexes. Whether or not you expect to attend the special meeting in person, please submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the special meeting.

Q:	How do I vote if my shares are registered directly in my name?

A:	If you are a record holder of common stock (a “registered stockholder”), you may vote in person at the special meeting or authorize the persons named as proxies on the proxy card to vote your shares by returning the proxy card by mail, through the Internet, or by telephone. We also recommend that you vote as soon as possible, even if you are planning to attend the special meeting, so that the vote count will not be delayed. Both the Internet and the telephone provide convenient, cost-effective alternatives to returning your proxy card by mail. If you choose to vote your shares through the Internet or by telephone, there is no need for you to mail back your proxy card.

To Vote Over the Internet:

Log on to the Internet and go to the website www.investorvote.com/MUSA (24 hours a day, 7 days a week). Have your proxy card available when you access the website. You will need the control number from your proxy card to vote. If you choose to vote over the Internet, you must submit your vote by 11:59 p.m. on April 9, 2013.

To Vote By Telephone:

On a touch-tone telephone, call toll-free at (800) 652-VOTE (8683) (24 hours a day, 7 days a week). Have your proxy card available when you make the call. You will need the control number from your proxy card to vote. If you choose to vote by telephone, you must submit your vote by 11:59 p.m. on April 9, 2013.

To Vote By Proxy Card:

Complete and sign the proxy card and mail it in the enclosed envelope provided.

If you return your signed proxy card without indicating how you want your shares of common stock to be voted with regard to a particular proposal, your shares of common stock will be voted in favor of each such proposal. Proxy cards that are returned without a signature will not be counted as present at the special meeting and cannot be voted.

Your failure to vote, or failure to instruct your broker, bank or other nominee to vote, will have the same effect as a vote against the proposal to adopt the merger agreement.

Q:	How can I revoke my proxy?

A:	You have the right to revoke your proxy at any time before the special meeting by:

•	submitting a written notice of revocation to our Secretary at 2400 E. Commercial Blvd., Suite 905, Fort Lauderdale, Florida 33308;

•	submitting a later-dated proxy card;

•

attending the special meeting and voting in person, which will automatically cancel any proxy previously given, or revoking your proxy in person, but your attendance alone will not revoke any proxy that you have previously given;

•	submitting another vote by telephone or over the Internet; or

•	if applicable, submitting new voting instructions to your broker, bank or other nominee.

If you choose either of the first two methods, you must submit your notice of revocation or your later-dated proxy card to the Secretary of Metals USA no later than the beginning of the special meeting.

If you have questions about how to vote or revoke your proxy, you should contact our proxy solicitor, Georgeson Inc. toll-free at (866) 357-4029.

Q:	How do I vote my shares if they are held in the name of my broker (street name)?

A:	If you are a street name holder (your shares are held by your broker, bank or other nominee), you will receive a form from your broker, bank or other nominee seeking instruction as to how your shares should be voted by your nominee. You should contact your broker, bank or other nominee with questions about how to provide or revoke your instructions.

Q:	Do I need to do anything with my common stock certificates now?

A:	No. After the merger is completed, if you hold certificates representing shares of common stock as of the effective time, the paying agent for the merger will send you a letter of transmittal and instructions for exchanging your shares of common stock for the merger consideration. Upon surrender of the certificates for cancellation along with the executed letter of transmittal and other required documents described in the instructions or otherwise required by the paying agent in accordance with the merger agreement, you will receive the merger consideration.

Q:	When is the proposed merger expected to be consummated?

A:	We expect to complete the merger during the second quarter of 2013. The merger is subject to various approvals and other conditions, however, and it is possible that factors outside the control of both companies could result in the merger being completed at a later time, or not at all.

v

Q:	What constitutes a “quorum”?

A:	The presence at the special meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date constitute a quorum. There must be a quorum for business to be conducted at the special meeting. If you are a “street name” holder of shares and you provide your nominee with voting instructions, then your shares will be counted as part of the quorum. If you are a “street name” holder of shares and you do not provide your nominee with voting instructions, then your shares (which we refer to as “broker non-votes”) will not be counted as part of the quorum.

The Apollo Funds have agreed in the voting agreement to have their shares represented at the special meeting and, as a result, there is expected to be a quorum of Metals USA stockholders at the special meeting.

Q:	What if I abstain from voting on any proposal?

A:	If you return your proxy card or vote by telephone, over the internet or in person, but abstain from voting on any proposal, you will still be counted for purposes of determining whether a quorum exists. If you abstain from voting on the proposal to adopt the merger agreement, the adjournment proposal or advisory say-on-merger-pay proposal, your abstention will have the same effect as a vote against that proposal.

Q:	Will my shares be voted if I do not return my proxy card or vote by telephone or over the Internet or in person?

A:	If you are a registered stockholder and you do not return your proxy card or vote by telephone, over the Internet or in person, your shares will not be voted at the special meeting. Questions concerning registered stockholders may be directed to our proxy solicitor, Georgeson Inc. toll-free at (866) 357-4029. If your shares are held in street name and you do not issue instructions to your broker, your broker may vote your shares at its discretion only on routine matters, but may not vote your shares on non-routine matters. Under the rules of the New York Stock Exchange (“NYSE”), all of the proposals in this proxy statement are non-routine matters. If a broker or other nominee who holds shares for another person does not vote on a particular proposal because that holder does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares, then a “broker non-vote” will occur.

Your failure to vote, or failure to instruct your broker, bank or other nominee to vote, will have the same effect as a vote against the proposal to adopt the merger agreement. However, because the Apollo Funds agreed in the voting agreement to vote all of their shares of common stock in favor of the adoption of the merger agreement, unless the voting agreement is terminated as a result of the termination of the merger agreement or the Metals USA board of directors changes its recommendation, the vote of no stockholder other than the Apollo Funds will be necessary to adopt the merger agreement, and the merger agreement will be adopted at the special meeting.

Q:	What is the effect of a broker non-vote?

A:	Broker non-votes will not be counted for the purpose of determining the presence of a quorum. Because under the DGCL the adoption of the merger agreement requires the affirmative vote of holders of a majority of outstanding shares of common stock, broker non-votes will have the same effect as a vote against the proposal to adopt the merger agreement. Therefore, it is important that you provide your broker or nominee with instructions on how to vote your shares. With respect to the adjournment proposal and the advisory say-on-merger-pay proposal, broker non-votes will have no effect on the outcome.

Q:	Who will count the votes?

A:	The votes will be counted by the inspector of election appointed for the special meeting.

Q:	Can I participate if I am unable to attend the special meeting?

A:	If you are unable to attend the special meeting in person, we encourage you to send in your proxy card or to vote by telephone or over the Internet. The special meeting will not be broadcasted telephonically or over the Internet.

Q:	Where can I find the voting results of the special meeting?

A:	Metals USA intends to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission (the “SEC”) following the special meeting. All reports Metals USA files with the SEC are publicly available when filed.

Q:	What happens if the merger is not consummated?

A:	If the merger agreement is not adopted by Metals USA stockholders or if the merger is not consummated for any other reason, Metals USA stockholders will not receive any payment for their shares of common stock in connection with the merger. Instead, Metals USA will remain an independent public company, and shares of common stock will continue to be listed and traded on the NYSE. Under certain circumstances, if the merger is not consummated, a termination fee of up to $23.8 million may become payable by Metals USA to Reliance pursuant to the merger agreement.

Q:	What will happen if the advisory say-on-merger-pay proposal is not approved?

A:	Approval of the compensation that may be paid or become payable to Metals USA’s named executive officers that is based on or otherwise related to the merger is not a condition to the completion of the merger. The vote is advisory only and will not be binding on Metals USA. This compensation arises from contractual obligations of Metals USA or from contractual obligations specified in the Metals USA equity compensation plans and, even though Metals USA values the input of stockholders as to whether such compensation is appropriate, Metals USA would nevertheless be required contractually to make, and would make, such payments even if the compensation is not approved by the stockholders in the advisory vote. Therefore, if the merger is approved by the stockholders and completed, this compensation would be payable in accordance with Metals USA’s existing contractual obligations to the named executive officers or as specified in the merger agreement, whether or not this proposal on compensation is approved by the stockholders, if other conditions applicable to such compensation have been satisfied. The Apollo Funds, which collectively own approximately 53% of the issued and outstanding shares of Metals USA common stock, have indicated that, although not obligated under the voting agreement, they intend to vote the shares they own in favor of the advisory say-on-merger-pay proposal.

Q:	How can I obtain additional information about Metals USA?

A:	Metals USA will provide copies of this proxy statement and its Annual Report on Form 10-K for the year ended December 31, 2011, without charge to any stockholder who makes a written request to our Secretary at Metals USA Holdings Corp., 2400 E. Commercial Blvd., Suite 905, Fort Lauderdale, Florida 33308. Metals USA’s Annual Report on Form 10-K and other SEC filings also may be accessed at www.sec.gov or on the Investor Relations section of Metals USA’s website at www.metalsusa.com. Metals USA’s website address is provided as an inactive textual reference only. The information provided on or accessible through our website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to our website provided in this proxy statement.

Q:	Who can help answer my questions?

A:	If you have questions about the merger or the other matters to be voted on at the special meeting or desire additional copies of this proxy statement or additional proxy cards or otherwise need assistance voting, you should contact:

Georgeson Inc.

480 Washington Blvd.

26th Floor

Jersey City, New Jersey 07310

Toll Free: (866) 357-4029

or

Metals USA Holdings Corp.

2400 E. Commercial Blvd., Suite 905

Fort Lauderdale, Florida 33308

Attn: Investor Relations

(954) 202-4000

SUMMARY

This summary highlights information contained elsewhere in this proxy statement and may not contain all the information that is important to you with respect to the merger. We urge you to read the remainder of this proxy statement carefully, including the attached Annexes, and the other documents to which we have referred you. See also the section entitled “Where You Can Find More Information” beginning on page 78. We have included page references in this summary to direct you to a more complete description of the topics presented below.

All references to “Metals USA,” “we,” “us,” or “our” in this proxy statement refer to Metals USA Holdings Corp., a Delaware corporation; all references in this proxy statement to “Reliance” refer to Reliance Steel & Aluminum Co., a California corporation; all references to “Merger Sub” refer to RSAC Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Reliance; all references to the “merger” refer to the merger of Merger Sub with and into Metals USA with Metals USA surviving as a wholly-owned subsidiary of Reliance; and, unless otherwise indicated or as the context requires, all references to the “merger agreement” refer to the Agreement and Plan of Merger, dated as of February 6, 2013, as it may be amended from time to time, by and among Reliance, Metals USA and Merger Sub, a copy of which is included as Annex A to this proxy statement. Metals USA, following the completion of the merger, is sometimes referred to in this proxy statement as the “surviving corporation.”

The Companies

Metals USA Holdings Corp. (see page 19)

Metals USA is one of the largest metal service center companies in the United States, providing processed carbon steel, stainless steel, aluminum, red metals and manufactured metal components. Metals USA serves as an intermediary between primary metal producers that generally sell large volumes in limited sizes and configurations and end-users that generally require more services and smaller quantities of customized products. Operating 48 metal service centers in the United States, Metals USA sold more than 1,550 thousand tons of metal products in 2012.

Shares of common stock are listed with, and trade on, the NYSE under the symbol “MUSA.”

Metals USA’s principal executive offices are located at 2400 E. Commercial Blvd., Suite 905, Fort Lauderdale, Florida 33308; its telephone number is (954) 202-4000; and its Internet website address is www.metalsusa.com. The information provided on or accessible through Metals USA’s website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to its website provided in this proxy statement.

Additional information about Metals USA is included in documents incorporated by reference into this proxy statement. See “Where You Can Find More Information” on page 78.

Reliance Steel & Aluminum Co. (see page 19)

Reliance is the largest metal service center company in North America. Through a network of more than 220 locations in 38 states and Australia, Belgium, Canada, China, Malaysia, Mexico, Singapore, South Korea, the U.A.E. and the United Kingdom, Reliance provides metals processing services and distributes a full line of more than 100,000 metal products, including alloy, aluminum, brass, copper, carbon steel, stainless steel, titanium and specialty steel products, to more than 125,000 customers in a broad range of industries.

Shares of Reliance common stock are listed with, and trade on, the NYSE under the symbol “RS.”

Reliance’s principal executive offices are located at 350 South Grand Avenue, Suite 5100, Los Angeles, California 90071; its telephone number is (213) 687-7700; and its Internet website address is www.rsac.com. The information provided on or accessible through Reliance’s website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to its website provided in this proxy statement.

Merger Sub (see page 19)

Merger Sub, a wholly-owned subsidiary of Reliance, is a Delaware corporation that was recently formed and has no operations. Upon the terms and subject to the conditions of the merger agreement, Merger Sub will be merged with and into Metals USA, with Metals USA surviving the merger as a wholly-owned subsidiary of Reliance.

The principal executive offices of Merger Sub are located at 350 South Grand Avenue, Suite 5100, Los Angeles, California 90071, and its telephone number is (213) 687-7700.

The Merger

A copy of the merger agreement is attached as Annex A to this proxy statement. We encourage you to read the entire merger agreement carefully because it is the principal document governing the merger. For more information on the merger agreement, see the section entitled “The Merger Agreement” beginning on page 51.

Structure of the Merger (see page 51)

If the merger is completed, at the effective time of the merger, Merger Sub will be merged with and into Metals USA. Metals USA will survive the merger as a wholly-owned subsidiary of Reliance.

Merger Consideration (see page 52)

Upon the terms and subject to the conditions of the merger agreement, at the effective time of the merger, Metals USA stockholders will have the right to receive $20.65 in cash, without interest and less any applicable withholding taxes, for each share of common stock that they own immediately prior to the effective time of the merger.

Treatment of Metals USA Equity Awards (see page 52)

At the effective time of the merger, each option to purchase shares of common stock granted under Metals USA’s equity incentive compensation plans that is outstanding, whether vested or unvested, will become fully vested and be converted into the right to receive an amount, payable in cash, equal to the product of (i) the excess, if any, of $20.65 over the per share exercise price of the option multiplied by (ii) the total number of shares of common stock subject to the option.

At the effective time of the merger, each restricted share of common stock that is outstanding will become fully vested (without regard to the satisfaction of any performance condition, vesting or other lapse restriction) and be converted into the right to receive an amount in cash equal to $20.65.

Recommendation of the Metals USA Board of Directors (see page 24)

After careful consideration, the Metals USA board of directors unanimously determined that the terms of the merger are advisable and in the best interests of Metals USA and its stockholders and unanimously approved the merger agreement and the merger. Certain factors considered by the Metals USA board of directors in reaching its decision to approve the merger agreement can be found in the section entitled “The Merger—Metals USA’s Reasons for the Merger” beginning on page 24. The Metals USA board of directors recommends that the stockholders vote:

•	FOR the adoption of the merger agreement;

•	FOR the approval of the advisory, non-binding say-on-merger-pay proposal; and

•

FOR the approval of one or more adjournments or postponements of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the proposal to adopt the merger agreement.

Opinions of Financial Advisors (see page 28)

Opinion of Goldman, Sachs & Co.

On February 5, 2013, Goldman, Sachs & Co. (which we refer to as “Goldman Sachs”) orally delivered its opinion to the Metals USA board of directors (subsequently confirmed in a written opinion dated February 6, 2013) that, as of February 6, 2013 and based upon and subject to the factors and assumptions set forth therein, the $20.65 per share in cash to be paid to the holders of shares of Metals USA common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Goldman Sachs, dated February 6, 2013, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B. Goldman Sachs provided its opinion for the information and assistance of the board of directors of Metals USA in connection with its consideration of the transaction. The Goldman Sachs opinion is not a recommendation as to how any holder of Metals USA common stock should vote with respect to the transaction or any other matter.

For a more complete description of Goldman Sachs’ opinion, see “The Merger—Opinions of Financial Advisors—Goldman, Sachs & Co.” beginning on page 28.

Opinion of Morgan Stanley & Co. LLC

On February 5, 2013, Morgan Stanley & Co. LLC (which we refer to as “Morgan Stanley”) rendered its oral opinion to the Metals USA board of directors, which opinion was subsequently confirmed in writing, that, as of that date, and based upon and subject to the assumptions made, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley, as described to the Metals USA board of directors and as set forth in Morgan Stanley’s written opinion, the consideration to be received by the holders of shares of Metals USA common stock pursuant to the merger agreement was fair from a financial point of view to such holders (other than the Apollo Funds and Reliance and its affiliates).

The full text of Morgan Stanley’s written opinion, dated February 5, 2013, is attached hereto as Annex C. Holders of shares of Metals USA common stock should read the opinion in its entirety for a discussion of the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Morgan Stanley in rendering its opinion. Morgan Stanley’s opinion was directed to the Metals USA board of directors, in its capacity as such, and addressed only the fairness from a financial point of view, as of the date of the opinion, to the holders of shares of Metals USA common stock (other than the Apollo Funds and Reliance and its affiliates) of the consideration to be received by such holders of shares pursuant to the merger agreement. It did not address any other aspects of the merger and did not and does not constitute a recommendation to any stockholders of Metals USA as to how to vote at any stockholders’ meeting related to the merger or to take any other action with respect to the merger.

For a more complete description of Morgan Stanley’s opinion, see “The Merger—Opinions of Financial Advisors—Morgan Stanley & Co. LLC” beginning on page 35.

Interests of Metals USA’s Directors and Executive Officers in the Merger (see page 43)

In considering the recommendation of the Metals USA board of directors to adopt the merger agreement, you should be aware that Metals USA’s directors and executive officers have interests in the merger that may be different from, or in addition to, those of Metals USA stockholders generally. These interests are described in the section entitled “The Merger—Interests of Metals USA’s Directors and Executive Officers in the Merger” beginning on page 43. The Metals USA board of directors was aware of these interests and considered them, among other matters, in evaluating the merger agreement, in reaching its decision to approve the merger agreement, and in recommending to Metals USA stockholders that the merger agreement be adopted. These interests include, among others:

•

each stock option held by executive officers or directors, whether vested or unvested, will become fully vested and be converted into the right to receive an amount, payable in cash, equal to the product of (i) the excess, if any, of $20.65 over the per share exercise price of the option multiplied by (ii) the total number of shares of common stock subject to the option;

•

each restricted share of common stock held by executive officers or directors will become fully vested (without regard to the satisfaction of any performance condition, vesting or other lapse restriction) and be converted into the right to receive an amount in cash equal to $20.65;

•	under the merger agreement, Metals USA’s directors and executive officers are entitled to continued indemnification and insurance coverage on terms no less favorable than their current coverage;

•

our chief executive officer’s employment with Metals USA will be terminated immediately prior to the effective time of the merger, and as a result he will be entitled to severance payments and other benefits upon such termination pursuant to his separation agreement; and

•

although not specifically related to the merger, pursuant to their respective employment or severance agreements, Metals USA’s other executive officers are entitled to severance payments upon a qualifying termination of employment, which may occur following consummation of the merger.

For a description of the employment and severance agreements with Metals USA’s executive officers and the amount of severance payments and other benefits that such executive officers are or may be entitled to receive, see “The Merger—Interests of Metals USA’s Directors and Executive Officers in the Merger” beginning on page 43.

Material U.S. Federal Income Tax Consequences of the Merger to U.S. Holders (see page 68)

The exchange of shares of common stock for cash in the merger will generally be a taxable transaction to U.S. holders for United States federal income tax purposes. In general, a U.S. holder whose shares of common stock are converted into the right to receive cash in the merger will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares.

You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger to U.S. Holders” beginning on page 68 for a more detailed discussion of the United States federal income tax consequences of the merger. Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular tax situation. You should consult your tax advisor to determine the tax consequences of the merger to you.

Regulatory Waiting Periods and Approvals Required for the Merger (see page 49)

The merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), which prevents Reliance and Metals USA from completing the merger until required information and materials are furnished to the Antitrust Division of the United States Department of Justice

(“DOJ”) and the United States Federal Trade Commission (“FTC”) and the HSR Act waiting period is terminated or expires. On February 15, 2013, Reliance and Metals USA filed the requisite notification and report forms under the HSR Act with the DOJ and the FTC, and on February 25, 2013, early termination of the HSR Act waiting period was granted.

Expected Timing of the Merger (see page 52)

We expect to complete the merger during the second quarter of 2013. The merger is subject to customary conditions, however, and it is possible that factors outside the control of both companies could result in the merger being completed at a later time, or not at all.

Conditions to the Merger (see page 63)

As more fully described in this proxy statement and in the merger agreement, each party’s obligation to complete the merger depends on a number of conditions being satisfied or, where legally permissible, waived, including:

•	adoption and approval of the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of common stock;

•

the absence of (i) any injunction or similar order by any court of competent jurisdiction which prohibits the consummation of the merger and which continues to be in effect and (ii) any law, enacted, entered, promulgated, enforced or deemed applicable by any governmental entity after the date of the merger agreement, that, in any case, prohibits or makes illegal the consummation of the merger;

•	the expiration or termination of the HSR Act waiting period (and any extension thereof);

•	accuracy of representations and warranties made by the other party in the merger agreement; and

•	performance in all material respects by the other party of its obligations under the merger agreement.

Go-Shop Period; Solicitation (see page 57)

The merger agreement provides that until 11:59 p.m., Eastern time, on March 8, 2013 (the “solicitation period end-date”), Metals USA and its representatives were permitted to:

•

initiate, solicit, facilitate and encourage alternative proposals (including by way of providing access to non-public information), provided that Metals USA shall promptly provide to Reliance any non-public information concerning Metals USA that is provided to any person given such access which was not previously provided to Reliance; and

•

enter into and maintain discussions or negotiations concerning alternative proposals or proposals that could reasonably be expected to lead to an alternative proposal or otherwise cooperate with or assist or participate in, or facilitate any such requests, proposals, discussions or negotiations.

After the solicitation period end-date, Metals USA may continue to take such actions with respect to any person who made a written alternative proposal received prior to the solicitation period end-date, which the Metals USA board of directors, after consultation with its financial advisors and outside legal counsel, determines in good faith constitutes or is reasonably likely to result in a superior proposal when compared with Reliance’s offer to acquire Metals USA (referred to herein as an “excluded party”).

As of the solicitation period end-date, Metals USA has agreed to immediately cease and cause to be terminated the activities permitted during the “go-shop” period summarized above and described in more detail under “The Merger Agreement—Other Covenants and Agreements—Solicitation” on page 57, except as they may relate to excluded parties. Pursuant to the merger agreement, following the solicitation period end-date, Metals USA and its subsidiaries and their respective affiliates and representatives must not:

•	solicit, initiate, knowingly facilitate or knowingly encourage the submission of any alternative proposal;

•

participate in any discussions or negotiations regarding an alternative proposal with, or furnish any non-public information regarding an alternative proposal to, any person that has made or is seeking to make an alternative proposal;

•	enter into any letter of intent, agreement, contract or agreement in principle regarding an alternative proposal; or

•	publicly propose to do any of the foregoing; however, Metals USA may continue to take any of the foregoing actions from and after the solicitation period end-date with respect to any excluded party.

Notwithstanding the restrictions described above, the merger agreement provides that at any time prior to obtaining stockholder approval of the proposal to adopt the merger agreement at the special meeting, Metals USA may provide information to and engage in discussions or negotiations with third parties from whom Metals USA has received a written alternative proposal that was not solicited in violation of the merger agreement, so long as the board of directors, after consultation with its financial advisors and outside legal counsel, determines in good faith that such proposal constitutes or is reasonably likely to result in, a superior proposal when compared with Reliance’s offer to acquire Metals USA.

Under specified circumstances, Metals USA is entitled to terminate the merger agreement to accept a superior proposal (whether developed during the go-shop period or received on an unsolicited basis after the end of the go-shop period). Upon termination of the merger agreement to enter into a superior proposal, Metals USA will be required to pay to Reliance a termination fee. If the termination fee becomes payable as a result of Metals USA terminating the merger agreement within 30 days after the end of the go-shop period in order to enter into a definitive agreement concerning a superior proposal with an excluded party, the amount of the termination fee will be $11.9 million. If the termination fee becomes payable in other circumstances, the amount of the termination fee will be $23.8 million. In certain circumstances where the merger agreement has been terminated but the termination fee has not become payable, Metals USA will be required to reimburse Reliance for up to $5.0 million of expenses incurred in connection with the merger agreement (although if the termination fee later becomes payable, amounts reimbursed by Metals USA will be credited against the termination fee payable).

Changes in Board Recommendation (see page 59)

Before adoption of the merger agreement by Metals USA stockholders, the Metals USA board of directors may, upon receipt of a superior proposal and in certain other circumstances, change its recommendation that the Metals USA stockholders adopt the merger agreement and/or terminate the merger agreement, if it determines that failure to take such action would be inconsistent with its fiduciary duties, and subject to complying with certain notice and other specified conditions set forth in the merger agreement. If the Metals USA board of directors changes its recommendation with respect to the merger agreement, the Apollo Funds may terminate the voting agreement and/or Reliance may terminate the merger agreement.

Termination of the Merger Agreement (see page 64)

The merger agreement may be terminated and abandoned at any time prior to the effective time of the merger:

•	by the mutual written consent of Metals USA and Reliance;

•	by either Metals USA or Reliance if;

•

the effective time of the merger has not occurred on or before July 15, 2013 (the “end date”); provided that if on July 15, 2013 the condition to the closing regarding (i) the absence of any injunction or law prohibiting the consummation of the merger or (ii) the expiration of the HSR waiting period or obtaining all required approvals and consents has not been satisfied or duly waived, but all other conditions to the closing of the merger have been satisfied (or, in the case of conditions that, by their terms, are to be satisfied at the closing of the merger, are capable of being satisfied on July 15, 2013) or duly waived, then the end date will be extended to and including November 15, 2013, if either Metals USA or Reliance notifies the other party in writing on or prior to July 15, 2013 of its election to extend the end date. The right to terminate the merger agreement or extend the end date will not be available to any party that has breached in any material respect its obligations under the merger agreement in any manner that shall have materially contributed to the failure to consummate the merger on or before such date;

•

any court of competent jurisdiction has issued or entered an injunction or similar order permanently enjoining or otherwise permanently prohibiting the consummation of the merger and such injunction shall have become final and non-appealable, so long as the party seeking to terminate the merger agreement pursuant to this provision has used the efforts required of it under the merger agreement to prevent, oppose and remove such injunction; or

•	the special meeting (including any adjournments or postponements thereof) has concluded and approval of the merger agreement by Metals USA stockholders has not been obtained;

•	by Metals USA:

•

if Reliance or Merger Sub has breached or failed to perform in any material respect any of their representations, warranties, covenants or other agreements contained in the merger agreement, which breach or failure to perform (i) would result in a failure of a condition to the obligations of the parties or to the obligation of Metals USA or failure of the closing of the merger to occur and (ii) cannot be cured by the end date or, if curable, is not cured within thirty (30) days following Metals USA’s delivery of written notice to Reliance stating Metals USA’s intention to terminate the merger agreement and the basis for such termination, provided that Metals USA is not then in material breach of any representation, warranty, agreement or covenant contained in the merger agreement; or

•

at any time prior to the date Metals USA stockholders adopt and approve the merger agreement, in order to enter into a definitive agreement with respect to a superior proposal, so long as substantially concurrently with such termination Metals USA tenders payment to Reliance of the termination fee described below.

•	by Reliance:

•

if Metals USA has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the merger agreement, which breach or failure to perform (i) would result in a failure of a condition to the obligations of the parties or to the obligations of Reliance and Merger Sub and (ii) cannot be cured by the end date or, if curable, is not cured with thirty (30) days following Reliance’s delivery of written notice to Metals USA stating Reliance’s intention to terminate the merger agreement and the basis for such termination, provided that Reliance or Merger Sub is not then in material breach of any representation, warranty, agreement or covenant contained in the merger agreement;

•	if the Metals USA board of directors has effected a change of recommendation; or

•	if Metals USA has knowingly and intentionally materially breached any of its obligations not to solicit alternative proposals as set forth in the merger agreement.

Termination Fees; Effect of Termination (see page 66)

The merger agreement contains certain termination rights for Metals USA and Reliance. Upon termination of the merger agreement to enter into a superior proposal, or under certain other specified circumstances, Metals USA will be required to pay to Reliance a termination fee. If the termination fee becomes payable as a result of Metals USA terminating the merger agreement within 30 days after the end of the go-shop period in order to enter into a definitive agreement concerning a superior proposal with an excluded party, the amount of the termination fee will be $11.9 million. If the termination fee becomes payable in other circumstances, the amount of the termination fee will be $23.8 million. In certain circumstances where the merger agreement has been terminated but the termination fee has not become payable, Metals USA will be required to reimburse Reliance for up to $5.0 million of expenses incurred in connection with the merger agreement (although if the termination fee later becomes payable, amounts reimbursed by Metals USA will be credited against the termination fee payable). See the section entitled “The Merger Agreement—Termination Fees” beginning on page 66 for a discussion of the circumstances under which such a termination fee will be required to be paid.

Specific Enforcement (see page 67)

The merger agreement provides that in the event of any breach or threatened breach by any party of any covenant or obligation contained in the merger agreement, the non-breaching party will be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to seek to obtain (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach.

No Financing Condition (see page 63)

The merger agreement is not subject to a financing condition.

Appraisal Rights (see page 70)

Under the DGCL, Metals USA stockholders who do not vote for the adoption of the merger agreement have the right to seek appraisal of the fair value of their shares in cash as determined by the Delaware Court of Chancery, but only if they comply fully with all of the applicable requirements of the DGCL, which are summarized in this proxy statement. Any appraisal amount determined by the court could be more than, the same as, or less than the value of the merger consideration. Any Metals USA stockholder intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to Metals USA prior to the vote on the adoption of the merger agreement and must not vote or otherwise submit a proxy in favor of adoption of the merger agreement. Failure to follow exactly the procedures specified under the DGCL will result in the loss of appraisal rights. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal right we encourage you to seek the advice of your own legal counsel.

The Special Meeting (see page 11)

The special meeting of Metals USA stockholders is scheduled to be held at The Westin Fort Lauderdale, at 400 Corporate Dr., Fort Lauderdale, Florida 33334 on April 10, 2013 at 11:00 a.m., Eastern time. The special meeting is being held in order to consider and vote on the following:

•	a proposal to adopt the merger agreement;

•	an advisory, non-binding proposal regarding the compensation that may be paid or become payable to Metals USA named executive officers that is based on or otherwise relates to the merger; and

•

a proposal to approve one or more adjournments or postponements of the special meeting to a later date or time, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the proposal to adopt the merger agreement.

Only holders of record of common stock at the close of business on March 4, 2013, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements thereof. At the close of business on the record date, 37,310,116 shares of common stock were issued and outstanding.

The presence at the special meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. There must be a quorum for business to be conducted at the special meeting. If you are a “street name” holder of shares and you provide your broker, bank or other nominee with voting instructions, then your shares will be counted as part of the quorum. If you are a “street name” holder of shares and you do not provide your broker, bank or other nominee with voting instructions, then your shares (which we refer to as “broker non-votes”) will not be counted as part of the quorum. As a result of the voting agreement (described below) entered into by the Apollo Funds, there is expected to be a quorum of Metals USA stockholders at the special meeting.

You may cast one vote for each share of common stock you own at the close of business on the record date. The proposal to adopt the merger agreement requires the affirmative vote of holders of a majority of the outstanding shares of common stock. The adjournment proposal and the advisory say-on-merger-pay proposal each requires the affirmative vote of holders of a majority of the shares of common stock present or represented by proxy at the special meeting and entitled to vote on the proposal.

Your failure to vote, or failure to instruct your broker, bank or other nominee to vote, will have the same effect as a vote against the proposal to adopt the merger agreement, but will have no effect on the adjournment proposal or the advisory say-on-merger-pay proposal.

Voting Agreement (see page 48)

In connection with the merger agreement, the Apollo Funds, which own approximately 53% of the issued and outstanding shares of Metals USA common stock, entered into a voting agreement with Reliance (the “voting agreement”). Pursuant to the voting agreement, the Apollo Funds agreed to vote all of their shares of common stock in favor of the proposal to adopt the merger agreement and any proposal to adjourn or postpone the special meeting to a later date if there are insufficient votes for the adoption of the merger agreement. Accordingly, unless the voting agreement is terminated or the board of directors changes its recommendation, the Apollo Funds will vote their shares of common stock in favor of the proposal to adopt the merger agreement and no vote of any stockholder other than the Apollo Funds will be necessary to adopt the merger agreement, and the merger agreement will be adopted at the special meeting.

The voting agreement will terminate upon the earlier of (i) the effective time of the merger, and (ii) the termination of the merger agreement in accordance with its terms. In addition, the voting agreement may be terminated (a) at any time by written consent of Reliance and the Apollo Funds or (b) by the Apollo Funds at any time following a change of recommendation by the Metals USA board of directors or the making of any change to the merger agreement that decreases the amount or changes the form of the merger consideration or imposes any material restrictions on or additional conditions on the payment of the merger consideration to Metals USA stockholders.

Litigation Relating to the Merger (see page 49)

Putative class action lawsuits challenging the proposed transaction have been filed on behalf of Metals USA stockholders in Florida state court and federal court. The actions are captioned Edwards v. Metals USA Holdings Corp. et al., No. CACE13003979 (Fla. Cir. Ct. Broward County) and Savior Associates v. Goncalves, et al., No. 0:13-cv-60492 (S.D. Fla.), respectively. The operative complaint in the Edwards action alleges that the directors of Metals USA breached their fiduciary duties to Metals USA stockholders by engaging in a flawed sales process, by agreeing to sell Metals USA for inadequate consideration, and by agreeing to improper deal protection terms in the merger agreement. The complaint also contends that the directors of Metals USA have breached their fiduciary duties by releasing a proxy statement that allegedly contains false and misleading information and omits material facts. In addition, the lawsuit alleges that Metals USA and Reliance aided and abetted these purported breaches of fiduciary duty. The complaint in the Savior Associates matter alleges that Metals USA and its directors released a proxy statement that contains false and misleading information and that omits material facts, in violation of state law and federal securities laws. The complaint further alleges that the directors of Metals USA breached their fiduciary duties to Metals USA stockholders. The Savior Associates complaint also claims that Apollo Management V, L.P. breached its fiduciary duties to Metals USA stockholders by, among other things, allegedly causing Metals USA to engage in the transaction pursuant to an inadequate process at an unfair price. In addition, the lawsuit alleges that Reliance aided and abetted these purported breaches of fiduciary duty. The lawsuits seek, among other things, an injunction barring the merger. The defendants believe that the lawsuits are without merit.

Delisting and Deregistration of Shares of Metals USA Common Stock (see page 50)

Upon completion of the merger, shares of common stock currently listed on the NYSE will cease to be listed on the NYSE and will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents to which we refer you in this proxy statement, contain certain “forward-looking” statements as that term is defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “believes,” “anticipates,” “expects,” “continues,” “predict,” “potential,” “contemplates,” “may,” “will,” “likely,” “could,” “should,” “estimates,” “intends,” “plans” and other similar expressions are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements as a result of, but not limited to, the following factors:

•	the failure to receive, on a timely basis or otherwise, the required approval by Metals USA’s stockholders;

•	the risk that a condition precedent to closing of the proposed transaction may not be satisfied;

•	Metals USA’s and Reliance’s ability to consummate the merger;

•	operating costs and business disruption may be greater than expected;

•	the ability of Metals USA to retain and hire key personnel and maintain relationships with providers or other business partners pending the consummation of the merger;

•

the outcome of any legal proceedings that have been or may be instituted against Metals USA and/or others relating to the merger agreement, and the transactions contemplated thereby, including the merger;

•

the impact of legislative, regulatory and competitive changes and other risk factors relating to the industries in which Metals USA and Reliance operate, as detailed from time to time in each of Metals USA’s and Reliance’s reports filed with the SEC;

•	limitations placed on Metals USA’s ability to operate the business by the merger agreement;

•	the amount of the costs, fees, expenses, impairments and other charges related to the merger;

•	diversion of management’s attention from ongoing business concerns; and

•	certain presently unknown or unforeseen factors, including, but not limited to, acts of terrorism and natural disasters.

There can be no assurance that the merger will in fact be consummated.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found under Item 1A in Metals USA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011. Metals USA cautions that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to the proposed transaction, stockholders and others should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Metals USA or any other person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. The forward-looking statements contained herein speak only as of the date of this communication. Metals USA undertakes no obligation to update or revise any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as may be required by law.

THE SPECIAL MEETING

This proxy statement is being provided to the stockholders of Metals USA as part of a solicitation of proxies by the Metals USA board of directors for use at the special meeting to be held at the time and place specified below, and at any properly convened meeting following an adjournment or postponement thereof. This proxy statement provides stockholders of Metals USA with the information they need to know to be able to vote or instruct their vote to be cast at the special meeting.

Date, Time and Place

The special meeting is scheduled to be held at The Westin Fort Lauderdale, at 400 Corporate Dr., Fort Lauderdale, Florida 33334 on April 10, 2013 at 11:00 a.m., Eastern time.

Purpose of the Special Meeting

At the special meeting, Metals USA stockholders will be asked to consider and vote on the following proposals:

•	a proposal to adopt the merger agreement;

•	an advisory, non-binding proposal regarding the compensation that may be paid or become payable to Metals USA named executive officers that is based on or otherwise relates to the merger; and

•

a proposal to approve one or more adjournments or postponements of the special meeting to a later date or time, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the proposal to adopt the merger agreement.

Recommendation of the Metals USA Board of Directors

After careful consideration, the Metals USA board of directors unanimously determined that the terms of the merger are advisable and in the best interests of Metals USA and its stockholders and unanimously approved the merger agreement and the merger. Certain factors considered by the Metals USA board of directors in reaching its decision to approve the merger agreement and the merger can be found in the section entitled “The Merger—Metals USA’s Reasons for the Merger” beginning on page 24.

The Metals USA board of directors unanimously recommends that the Metals USA stockholders vote “FOR” the proposal to adopt the merger agreement, “FOR” the advisory say-on-merger-pay proposal and “FOR” the adjournment proposal.

Record Date; Stockholders Entitled to Vote

Only holders of record of common stock at the close of business on March 4, 2013, the record date for the special meeting, will be entitled to notice of, and to vote at, the special meeting or any adjournments or postponements thereof. At the close of business on the record date, 37,310,116 shares of common stock were issued and outstanding and held by 67 holders of record.

Holders of record of common stock are entitled to one vote for each share of common stock they own at the close of business on the record date.

Quorum

The presence at the special meeting, in person or by proxy, of the holders of a majority of the shares of the common stock outstanding on the record date will constitute a quorum. There must be a quorum for business to be conducted at the special meeting. If you are a “street name” holder of shares and you provide your broker, bank or other nominee with voting instructions, then your shares will be counted as part of the quorum. If you are a “street name” holder of shares and you do not provide your broker, bank or other nominee with voting instructions, then your shares will not be counted as part of the quorum. As a result of the voting agreement entered into by the Apollo Funds, there is expected to be a quorum of Metals USA stockholders at the special meeting.

Required Vote

The proposal to adopt the merger agreement requires the affirmative vote of holders of a majority of the outstanding shares of common stock. The adjournment proposal and advisory say-on-merger-pay proposal each require the affirmative vote of holders of a majority of the shares of Metals USA common stock present or represented by proxy at the special meeting and entitled to vote on the proposal.

Because the Apollo Funds have agreed in the voting agreement to vote their shares of common stock in favor of the proposal to adopt the merger agreement, unless the voting agreement is terminated, the vote of no stockholder other than the Apollo Funds will be necessary to adopt the merger agreement, and the merger agreement will be adopted at the special meeting.

Failure to Vote, Abstentions and Broker Non-Votes

It is important that you vote your shares. Your failure to vote, or failure to instruct your broker, bank or other nominee to vote, will have the same effect as a vote against the proposal to adopt the merger agreement, but will have no effect on the adjournment proposal or the advisory say-on-merger-pay proposal.

If you attend the special meeting, send in your signed proxy card or vote by telephone or over the Internet, but abstain from voting on any proposal, you will still be counted for purposes of determining whether a quorum exists. If you abstain from voting on the proposal to adopt the merger agreement, the adjournment proposal or the advisory say-on-merger-pay proposal, your abstention will have the same effect as a vote against that proposal.

Broker non-votes will not be counted as part of the quorum. Because under the DGCL the adoption of the merger agreement requires the affirmative vote of holders of a majority of outstanding shares of common stock entitled to vote, broker non-votes will have the same effect as a vote against the proposal to adopt the merger agreement. Therefore, it is important that you provide your broker, bank or other nominee with instructions on how to vote your shares. With respect to the adjournment proposal and the advisory say-on-merger-pay proposal, broker non-votes will have no effect on the outcome.

Voting at the Special Meeting

If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note that if your shares of common stock are held by a broker, bank or other nominee, and you wish to vote at the special meeting, you must bring to the special meeting a proxy from the record holder (your broker, bank or other nominee) of the shares of common stock authorizing you to vote at the special meeting.

You also may authorize the persons named as proxies on the proxy card to vote your shares by returning the proxy card by mail, through the Internet, or by telephone. We also recommend that you vote as soon as possible, even if you are planning to attend the Metals USA meeting, so that the vote count will not be delayed. Both the Internet and the telephone provide convenient, cost-effective alternatives to returning your proxy card by mail. If you choose to vote your shares through the Internet or by telephone, there is no need for you to mail back your proxy card.

To Vote Over the Internet

Log on to the Internet and go to the website www.investorvote.com/MUSA (24 hours a day, 7 days a week). Have your proxy card available when you access the website. You will need the control number from your proxy card to vote. If you choose to vote over the Internet, you must submit your vote by 11:59 p.m. on April 9, 2013.

To Vote by Telephone

On a touch-tone telephone, call toll-free at (800) 652-VOTE (8683) (24 hours a day, 7 days a week). Have your proxy card available when you make the call. You will need the control number from your proxy card to vote. If you choose to vote by telephone, you must submit your vote by 11:59 p.m. on April 9, 2013.

To Vote by Proxy Card

Complete and sign the proxy card and mail it in the enclosed envelope provided.

If you return your signed proxy card without indicating how you want your shares of common stock to be voted with regard to a particular proposal, your shares of common stock will be voted in favor of each such proposal. Proxy cards that are returned without a signature will not be counted as present at the special meeting and cannot be voted.

If your shares are held by your broker, bank or other nominee, you will receive a form from your broker, bank or other nominee seeking instruction as to how your shares should be voted. If you do not issue voting instructions to your broker, bank or other nominee, your broker, bank or other nominee may not vote your shares on any of the proposals. You should contact your broker, bank or other nominee with questions about how to provide or revoke your instructions.

Revocation of Proxies

You have the right to revoke your proxy at any time before the special meeting by:

•	submitting a written notice of revocation to our Secretary at 2400 E. Commercial Blvd., Suite 905, Fort Lauderdale, Florida 33308;

•	submitting a later-dated proxy card;

•

attending the special meeting and voting in person, which will automatically cancel any proxy previously given, or revoking your proxy in person, but your attendance alone will not revoke any proxy that you have previously given;

•	submitting another vote by telephone or over the Internet; or

•	if applicable, submitting new voting instructions to your broker, bank or other nominee.

If you choose either of the first two methods, you must submit your notice of revocation or your later-dated proxy card to the Secretary of Metals USA no later than the beginning of the special meeting.

If you have questions about how to vote or revoke your proxy, you should contact our proxy solicitor, Georgeson Inc. toll-free at (866) 357-4029.

Shares Held in Name of Broker (Street Name)

If your shares are held by your broker, bank or other nominee, often referred to as held in street name, you will receive a form from your broker, bank or other nominee seeking instruction as to how your shares should be voted. You should contact your broker, bank or other nominee with questions about how to provide or revoke your instructions.

Tabulation of Votes

The votes will be counted by the inspector of election appointed for the special meeting.

Solicitation of Proxies

The Metals USA board of directors is soliciting your proxy, and Metals USA will bear the cost of soliciting proxies. Georgeson Inc. has been retained to assist with the solicitation of proxies. Georgeson Inc. will be paid approximately $10,000 and will be reimbursed for its reasonable out-of-pocket expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials also may be distributed through brokers, custodians, and other like parties to the beneficial owners of shares of common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies also may be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by Georgeson Inc. or by certain of Metals USA’s directors, officers, and employees, without additional compensation.

Adjournment

In addition to the proposal to adopt the merger agreement and the advisory say-on-merger-pay proposal, Metals USA stockholders are also being asked to approve a proposal that will give Metals USA the authority to adjourn the special meeting, including for the purpose of soliciting additional proxies in favor of the proposal to adopt the merger agreement. If this proposal is approved, the special meeting could be successively adjourned to any date. In addition, the Metals USA board of directors could postpone the meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons. If the special meeting is adjourned, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you return a proxy and do not indicate how you wish to vote on the adjournment proposal, your shares will be voted in favor of the adjournment proposal.

The Metals USA board of directors recommends a vote “FOR” the adjournment proposal.

Other Information

You should not return your stock certificate or send documents representing common stock with the proxy card. If the merger is completed, the paying agent for the merger will send you a letter of transmittal and instructions for exchanging your shares of common stock for the merger consideration.

Voting Agreement

In connection with the merger agreement, the Apollo Funds, which own approximately 53% of the issued and outstanding shares of common stock, entered into a voting agreement with Reliance (the “voting agreement”), a copy of which is included as Annex D. Pursuant to the voting agreement, the Apollo Funds agreed, until the earlier of the time that the stockholder approval of the merger has been obtained and the termination of the voting agreement, to vote all of their shares of common stock in favor of the proposal to approve and adopt the merger agreement, the consummation of the merger and the other transactions contemplated thereby and any proposal to adjourn or postpone the meeting to a later date if there are insufficient votes for the adoption of the merger agreement. Accordingly, unless the voting agreement is terminated, the Apollo Funds will vote their shares of common stock in favor of the proposal to adopt the merger agreement, the consummation of the merger and the other transactions contemplated thereby and no vote of any stockholder other than the Apollo Funds will be necessary to adopt the merger agreement, and the merger agreement will be adopted at the special meeting.

In addition, the Apollo Funds have agreed to vote against (i) any alternative proposal, (ii) any extraordinary dividend or distribution by Metals USA, (iii) any material change in the capital structure of Metals USA or any of its subsidiaries, (iv) any other merger or business combination transaction and (v) any amendment of Metals USA organizational documents that would reasonably be expected to materially impair the ability of Reliance or Merger Sub to complete the merger or that would reasonably be expected to prevent, materially impede or materially delay the consummation of the merger. The voting agreement will terminate upon the earlier of (a) the effective time of the merger, and (b) the termination of the merger agreement in accordance with its terms. In addition, the voting agreement may be terminated (1) at any time by written consent of the parties thereto or (2) by the Apollo Funds at any time following a change of recommendation by the Metals USA board of directors or the making of any change to the merger agreement that decreases the amount or changes the form of the merger consideration or imposes any material restrictions on or additional conditions on the payment of the merger consideration to Metals USA stockholders.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

As discussed elsewhere in this proxy statement, Metals USA stockholders will consider and vote on a proposal to adopt the merger agreement. You should carefully read this proxy statement in its entirety for more detailed information concerning the merger agreement and the merger. In particular, you should read in its entirety the merger agreement, which is enclosed as Annex A to this proxy statement. In addition, see “The Merger” and “The Merger Agreement.”

The Metals USA board of directors unanimously recommends that Metals USA stockholders vote “FOR” the adoption of the merger agreement.

If you return a properly executed proxy card, but do not indicate instructions on your proxy card, your shares of common stock represented by such proxy card will be voted “FOR” the adoption of the merger agreement.

The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of common stock.

PROPOSAL 2: APPROVAL OF ADVISORY SAY-ON-MERGER-PAY PROPOSAL

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act in July 2010, requires that Metals USA provide stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of Metals USA’s named executive officers that is based on or otherwise relates to the proposed merger, as disclosed in the compensation tables and the related named executive officer compensation disclosures set forth in “The Merger—Interests of Metals USA’s Directors and Executive Officers in the Merger—Quantification of Potential Payments to Named Executive Officers in Connection with the Merger” (which we refer to as the “golden parachute compensation”). Accordingly, Metals USA’s stockholders are being provided with the opportunity to cast an advisory vote on such payments.

As an advisory vote, this proposal is not binding upon Metals USA or the Metals USA board of directors, and approval of this proposal is not a condition to completion of the proposed merger. However, Metals USA seeks your support and believes that your support is appropriate because Metals USA has a comprehensive executive compensation program that is designed to link its executives’ compensation as closely as possible with Metals USA’s performance and to align the executives’ interests with yours as stockholders. The plans and arrangements pursuant to which the golden parachute compensation may become payable were previously disclosed to Metals USA’s stockholders as part of the Compensation Discussion and Analysis, and related sections of Metals USA’s annual proxy statement. The golden parachute compensation is a part of Metals USA’s comprehensive executive compensation program and is intended to align Metals USA’s named executive officers’ interests with yours as stockholders by ensuring their continued retention and commitment during critical events such as the proposed merger, which may create significant personal uncertainty for them.

Accordingly, Metals USA asks you to vote on the following resolution:

“RESOLVED, that the compensation that may be payable to Metals USA’s named executive officers in connection with the merger, as disclosed in the table captioned “Golden Parachute Compensation” on page 47 under “The Merger— Interests of Metals USA’s Directors and Executive Officers in the Merger—Quantification of Potential Payments to Named Executive Officers in Connection with the Merger,” including the associated narrative discussion, and the agreements or understandings pursuant to which such compensation may be payable, are hereby APPROVED.”

The Metals USA board of directors unanimously recommends that Metals USA stockholders vote “FOR” the advisory say-on-merger-pay proposal.

If you return a properly executed proxy card, but do not indicate instructions on your proxy card, your shares of common stock represented by such proxy card will be voted “FOR” the advisory say-on-merger-pay proposal.

The approval of the advisory say-on-merger-pay proposal requires the affirmative vote of a majority of the shares of common stock represented in person or by proxy at the special meeting and entitled to vote on the proposal. While the Metals USA board of directors intends to consider the vote resulting from this proposal, the vote is advisory only and, therefore, not binding on Metals USA or Reliance and, if the merger agreement is adopted by Metals USA stockholders and the merger is completed, the compensation required to be paid by such arrangements will be payable even if this Proposal 2 is not approved.

PROPOSAL 3: APPROVAL OF AUTHORITY TO ADJOURN OR POSTPONE THE SPECIAL MEETING

Stockholders may be asked to vote on a proposal to approve one or more adjournments or postponements of the special meeting to a later date or time, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the proposal to adopt the merger agreement.

The Metals USA board of directors unanimously recommends that stockholders vote “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies.

If you return a properly executed proxy card, but do not indicate instructions on your proxy card, your shares of common stock represented by such proxy card will be voted “FOR” the proposal to approve one or more adjournments or postponements of the special meeting.

Whether or not a quorum is present, a proposal to approve an adjournment or postponement of the special meeting to a later time, if necessary or appropriate, requires the affirmative vote of a majority of the shares of common stock represented in person or by proxy at the special meeting and entitled to vote on the matter.

THE COMPANIES

Metals USA Holdings Corp.

Metals USA is one of the largest metal service center companies in the United States, providing processed carbon steel, stainless steel, aluminum, red metals and manufactured metal components. Metals USA serves as an intermediary between primary metal producers that generally sell large volumes in limited sizes and configurations and end-users that generally require more services and smaller quantities of customized products. Operating 48 metal service centers in the United States, Metals USA sold more than 1,550 thousand tons of metal products in 2012.

Shares of common stock are listed with, and trade on, the NYSE under the symbol “MUSA.”

Metals USA’s principal executive offices are located at 2400 E. Commercial Blvd., Suite 905, Fort Lauderdale, Florida 33308; its telephone number is (954) 202-4000; and its Internet website address is www.metalsusa.com. The information provided on or accessible through Metals USA’s website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to its website provided in this proxy statement.

Additional information about Metals USA is included in documents incorporated by reference into this proxy statement. See “Where You Can Find More Information” on page 78.

Reliance Steel & Aluminum Co.

Reliance is the largest metal service center company in North America. Through a network of more than 220 locations in 38 states and Australia, Belgium, Canada, China, Malaysia, Mexico, Singapore, South Korea, the U.A.E. and the United Kingdom, Reliance provides metals processing services and distributes a full line of more than 100,000 metal products, including alloy, aluminum, brass, copper, carbon steel, stainless steel, titanium and specialty steel products, to more than 125,000 customers in a broad range of industries.

Shares of Reliance common stock are listed with, and trade on, the NYSE under the symbol “RS.”

Reliance’s principal executive offices are located at 350 South Grand Avenue, Suite 5100, Los Angeles, California 90071; its telephone number is (213) 687-7700; and its Internet website address is www.rsac.com. The information provided on or accessible through Reliance’s website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to its website provided in this proxy statement.

Merger Sub

Merger Sub, a wholly-owned subsidiary of Reliance, is a Delaware corporation that was recently formed and has no operations. Upon the terms and subject to the conditions of the merger agreement, Merger Sub will be merged with and into Metals USA, with Metals USA surviving the merger as a wholly-owned subsidiary of Reliance.

The principal executive offices of Merger Sub are located at 350 South Grand Avenue, Suite 5100, Los Angeles, California 90071, and its telephone number is (213) 687-7700.

THE MERGER

The discussion of the merger in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement.

Effects of the Merger

Pursuant to the terms of the merger agreement, at the effective time of the merger, Merger Sub will be merged with and into Metals USA, with Metals USA surviving the merger as a wholly-owned subsidiary of Reliance.

At the effective time of the merger, each outstanding share of common stock (other than treasury shares and any shares owned by Reliance, Merger Sub, any of their respective wholly-owned subsidiaries, or any person who properly demands appraisal of their shares pursuant to the DGCL), will be converted into the right to receive $20.65 in cash, without interest and subject to any applicable withholding taxes (the “merger consideration”).

At the effective time of the merger, each option to purchase shares of common stock granted under Metals USA’s equity incentive compensation plans that is outstanding, whether vested or unvested, will become fully vested and be converted into the right to receive an amount, payable in cash, equal to the product of (i) the excess, if any, of $20.65 over the per share exercise price of the option multiplied by (ii) the total number of shares of common stock subject to the option.

At the effective time of the merger, each restricted share of common stock that is outstanding will become fully vested (without regard to the satisfaction of any performance condition, vesting or other lapse restriction) and be converted into the right to receive an amount in cash equal to $20.65.

Background of the Merger

Metals USA’s management and board of directors regularly review Metals USA’s performance and prospects in light of the current business and economic environment, as well as developments in the U.S. metal service center industry and opportunities and challenges facing participants in that industry. These reviews have included consideration, from time to time, of potential strategic alternatives, including strategic acquisitions and divestitures, a sale of the company and remaining an independent, stand-alone entity. From time to time in recent years, David H. Hannah, the Chairman of the Board and Chief Executive Officer of Reliance, and M. Ali Rashid, a member of the board of directors of Metals USA and a Senior Partner of an affiliate of the Apollo Funds, which own approximately 53% of the outstanding shares of Metals USA common stock, have spoken to each other about developments in the industries in which Reliance and Metals USA participate and about Reliance’s theoretic interest in a possible strategic transaction. These conversations were general in nature, and no specific transaction terms were proposed.

On November 7, 2012, in connection with these periodic conversations, Mr. Hannah contacted Mr. Rashid to discuss a potential strategic transaction with Metals USA. Mr. Hannah presented a preliminary indication of interest on behalf of Reliance to purchase 100% of the issued and outstanding common stock of Metals USA, at a price of $17.75 per share in cash, subject to negotiation of definitive transaction agreements and customary legal and business due diligence. Mr. Rashid informed Mr. Hannah that he would discuss Reliance’s interest with the other members of Metals USA’s board of directors.

On November 8, 2012, the Metals USA board of directors, along with representatives from Metals USA’s outside legal advisor, Wachtell, Lipton, Rosen & Katz (which we refer to as “Wachtell Lipton”), met to consider the preliminary indication of interest from Reliance. The Metals USA board of directors reviewed the proposed transaction and discussed potential alternatives available to Metals USA, including other strategic transactions, potential sale transactions with other participants in the metal service industry (or with other potential acquisition parties) and remaining a standalone company to continue to implement the company’s strategic plan. After discussion, the Metals USA board of directors determined that the terms of the preliminary indication of interest from Reliance did not represent sufficient value to Metals USA’s stockholders, and instructed Mr. Rashid to communicate to Mr. Hannah that, absent an increase in proposed value, Metals USA would not move forward under the proposed terms.

On November 9, 2012, Mr. Rashid contacted Mr. Hannah to advise him of the decision of the Metals USA board of directors. At the conclusion of this conversation, Mr. Hannah agreed to increase Reliance’s indication of interest to a price of $18.50 in cash per share of common stock of Metals USA. Mr. Hannah also communicated a request for certain limited, preliminary due diligence information. On November 11, the Metals USA board of directors, along with representatives of Wachtell Lipton, met by telephone to discuss the revised indication of interest and the diligence request from Reliance. The Metals USA board of directors determined that the revised proposal still did not represent sufficient value for the company nor provide a basis for providing Reliance with its requested due diligence. Following discussion, the Metals USA board of directors instructed Mr. Rashid to communicate to Mr. Hannah that Reliance would need to increase its indication of interest before Metals USA would consider executing a confidentiality agreement with Reliance or otherwise entering into more advanced negotiations regarding a potential sale transaction.

On November 14, 2012, Mr. Rashid called Mr. Hannah to inform him of this position. At the conclusion of this conversation, Mr. Hannah said that Reliance would be willing to increase its indication of interest to a price of $19.10 in cash per share of Metals USA common stock. Mr. Hannah also suggested that Reliance would consider offering additional value for Metals USA after completion of its due diligence on Metals USA. During one or more of the conversations between Messrs. Hannah and Rashid during the middle part of November, Mr. Hannah also stated that Reliance would require the Apollo Funds to agree, in connection with any transaction approved by the Metals USA board of directors, to vote the Apollo Funds’ Metals USA shares in favor of the transaction.

On November 15, 2012, the Metals USA board of directors, along with representatives of Wachtell Lipton, met telephonically to consider the further revised indication of interest from Reliance. After discussion, the Metals USA board of directors determined that, while Reliance’s then current indication might not represent sufficient value to the Metals USA stockholders, in light of the possibility (which, in the judgment of the directors, was a probability) that Reliance would increase or could be induced to increase its offer, Metals USA should provide Reliance with certain limited due diligence information and consider further negotiations. The Metals USA board of directors authorized Mr. Rashid to communicate to Mr. Hannah that Metals USA would be willing to execute a confidentiality agreement and permit Reliance to commence limited due diligence, but that Reliance would need to increase the price per share in connection with any approved transaction. Following this meeting, Mr. Rashid had a telephone call with Mr. Hannah, and on November 16, 2012, Metals USA entered into a confidentiality agreement with Reliance and provided certain preliminary due diligence information to Reliance.

After some preliminary due diligence conversations, on December 5, 2012, Mr. Hannah contacted Mr. Rashid to update him on Reliance’s progress in its review of the due diligence materials. Mr. Hannah noted that Reliance had engaged Moelis & Company LLC (which we refer to as “Moelis”) to assist Reliance in its due diligence exercise and to provide financial advisory services, in conjunction with Reliance’s outside legal advisor, Davis Polk & Wardwell LLP (which we refer to as “Davis Polk”).

On December 7, 2012, the Metals USA board of directors, along with representatives of Wachtell Lipton, met to discuss Reliance’s due diligence requests as well as the overall status of discussions with Reliance. At this meeting, the Metals USA board of directors determined to retain Goldman, Sachs & Co. (which we refer to as “Goldman Sachs”), which was known to the Metals USA board of directors from prior services rendered to

Metals USA, because of Goldman Sachs’ international recognition as an investment banking firm that had substantial experience in similar transactions. The directors also discussed the possibility of engaging at a later date another financial advisor to provide to the Metals USA board of directors an additional evaluation of the financial terms of any proposed transaction with Reliance.

On December 10, 2012, during a meeting with Mr. Rashid to discuss the progress of due diligence and the overall transaction process, Mr. Hannah indicated that Reliance would be willing to increase its offer to $19.30 per share of Metals USA common stock. Mr. Rashid told Mr. Hannah that he would inform the Metals USA board of directors, but that, in Mr. Rashid’s view, the Metals USA board of directors would ultimately require a price higher than Reliance’s latest offer. Mr. Hannah indicated that he would be willing to consider a further increase, but only after further progress on diligence and transaction negotiations. The following day, the Metals USA board of directors held a board meeting, which representatives of Wachtell Lipton and Goldman Sachs attended, in order to discuss the improved proposal from Reliance, as well as the overall transaction process. At this meeting, representatives of Goldman Sachs reviewed its preliminary financial analysis of Metals USA, as well as an overview of the general U.S. metal service center industry and potential transaction partners (other than Reliance). After discussion, the Metals USA board of directors determined that representatives of Wachtell Lipton should furnish to Reliance and its outside counsel initial drafts of a merger agreement providing for an acquisition transaction between Reliance and Metals USA and of a voting agreement to be entered into by the Apollo Funds pursuant to which, as required by Reliance as a condition to Reliance’s willingness to engage in the transaction, the Apollo Funds would agree to vote the Apollo Funds’ shares of Metals USA common stock in favor of the merger transaction, subject to certain limitations. Among other things, it was determined that the merger agreement should provide for a “go-shop” period during which Metals USA could actively solicit superior offers and should permit Metals USA to terminate a Reliance transaction in order to accept a superior offer at any time before the Metals USA stockholder vote on the Reliance transaction, subject to adherence to customary procedures and payment of a customary termination fee to Reliance.

Towards the end of December, Wachtell Lipton provided drafts of the transaction agreements to Davis Polk, and throughout January, representatives of Wachtell Lipton and Davis Polk, along with members of the management of Metals USA and Reliance, engaged in discussions regarding the draft merger agreement, the draft voting agreement and other terms of a potential transaction. At the same time, representatives of Goldman Sachs worked with representatives of Moelis and with members of the management of Metals USA and Reliance with respect to Reliance’s due diligence review of Metals USA. Throughout this period, Reliance continued its due diligence review of Metals USA.

On January 14, 2013, the Metals USA board of directors, along with representatives of Wachtell Lipton, met to discuss the status of discussions with Reliance, and to receive an update on negotiations on the terms of the merger agreement for the potential transaction. At this meeting, the Metals USA board of directors also determined to engage a second financial advisor to provide to the Metals USA board of directors an additional fairness evaluation of the financial terms of any transaction with Reliance. In addition, the Metals USA board of directors discussed the value represented by Reliance’s indication of interest, and determined that Mr. Rashid should inform Mr. Hannah that an additional increase in proposed value would be necessary before Metals USA would agree to a transaction with Reliance. Mr. Rashid conveyed this message to Mr. Hannah on January 15, 2013.

On January 17, 2013, Mr. Hannah called Mr. Rashid to inform him that Reliance would be willing to increase its indication of interest to $20.50 per share of Metals USA common stock, but indicated that Mr. Rashid should not expect any further material price increase. Mr. Hannah also proposed that Reliance and Metals USA should target early February for the completion of Reliance’s due diligence and execution of definitive documentation for a potential transaction. Later that day, the Metals USA board of directors held a board meeting, along with representatives of Wachtell Lipton and Goldman Sachs, to discuss the increased proposal and Reliance’s proposed timeline, as well as to receive an update on negotiations on the terms of the merger agreement.

On January 23, 2013, the Metals USA board of directors, along with representatives of Wachtell Lipton, met to discuss the status of discussions with Reliance and the negotiations on the terms of the merger agreement for the potential transaction. At this meeting, representatives of Wachtell Lipton noted that parties had resolved certain material items with respect to the merger agreement, including agreement to include a “go-shop” provision, but noted that certain significant items remained unresolved. Also at this meeting, the Metals USA board of directors approved the engagement of Morgan Stanley & Co. LLC (which we refer to as “Morgan Stanley”), which firm was known to the Metals USA board of directors from prior services rendered to Metals USA, to provide to the Metals USA board of directors a second evaluation of the financial terms of any proposed transaction with Reliance. The Metals USA board of directors selected Morgan Stanley based on Morgan Stanley’s qualifications, expertise, reputation and knowledge of the industry.

On January 29, 2013, the Metals USA board of directors met with representatives of Wachtell Lipton, Goldman Sachs and Morgan Stanley. At this meeting, Goldman Sachs reviewed its preliminary financial analysis of Metals USA and the proposed transaction with Reliance. Representatives of Wachtell Lipton provided the board members with an update on negotiations regarding the merger agreement for the potential transaction, including a discussion of the material open items in the agreement. Following further discussion, including discussion of the factors described under “Metals USA’s Reasons for the Merger”, the Metals USA board authorized management, Mr. Rashid, and Metals USA’s advisors, to continue negotiations with Reliance.

On January 30, 2013, members of Metals USA’s and Reliance’s management teams met, together with their respective financial advisors, for due diligence-related management presentations. During these meetings, Mr. Rashid met separately with Mr. Hannah to seek a further price increase from Reliance and to attempt to resolve certain other open issues in the merger agreement. Messrs. Rashid and Hannah spoke again by telephone on January 31, 2013. As a result of these discussions, Mr. Hannah informed Mr. Rashid that Reliance would be willing to make a final increase to its indication of interest, to $20.65 in cash per share of Metals USA common stock, and Messrs. Hannah and Rashid resolved several of the outstanding negotiating items with respect to the merger agreement. Mr. Hannah stated that $20.65 per share was the maximum Reliance would be willing to pay, and Reliance would not agree to any further increase. Later on January 31, 2013, the Metals USA board of directors held a telephonic meeting, together with representatives of Wachtell Lipton, Goldman Sachs and Morgan Stanley, to discuss the progress of negotiations and due diligence. At this meeting, Mr. Rashid informed the board of Reliance’s increased offer and of Mr. Hannah’s statement that Reliance would not agree to any further increase.

On February 1, 2013, the Metals USA board of directors, along with representatives of Wachtell Lipton, met to discuss the current status of negotiations with the company’s financial advisors regarding the terms of their respective engagement letters. Following this meeting, representatives of Wachtell Lipton continued to negotiate with representatives of Davis Polk to resolve the outstanding items with respect to the merger agreement.

By the afternoon of February 5, 2013, all material outstanding issues on the merger agreement had been resolved. Among other things, Reliance had agreed to Metals USA’s request for a “go-shop” period during which Metals USA could actively solicit superior offers for the right to terminate a Reliance transaction in order to accept a superior offer, subject to following customary procedures and paying a customary termination fee to Reliance. Subsequently on February 5, 2013, the Metals USA board of directors met with members of Metals USA’s management and representatives of Wachtell Lipton, Goldman Sachs and Morgan Stanley to consider the proposed merger agreement between Metals USA and Reliance. At this meeting, the board of directors reviewed the history of negotiations with Reliance, including the history of Reliance’s increases to the offer price and Reliance statement on January 30 that it would not agree to any further price increase, the status of Metals USA’s business, and summarized the principal terms of and reasons supporting the proposed transaction with Reliance. Representatives of Wachtell Lipton reviewed with Metals USA’s board of directors the final terms of the merger agreement and the voting agreement, as well as the board’s legal obligations in connection with the consideration of the proposed transaction. Representatives of each of Goldman Sachs and Morgan Stanley reviewed with the Metals USA board of directors their respective financial analyses of Metals USA and the proposed transaction.

Representatives of Goldman Sachs delivered Goldman Sachs’ oral opinion to Metals USA’s board of directors (which opinion was subsequently confirmed by delivery of a written opinion dated February 6, 2013) that, as of February 6, 2013 and based upon and subject to the factors and assumptions set forth therein, the $20.65 per share in cash to be paid to the holders of shares of Metals USA’s common stock pursuant to the merger agreement was fair from a financial point of view to such holders. Representatives of Morgan Stanley then delivered Morgan Stanley’s oral opinion to Metals USA’s board of directors (which opinion was subsequently confirmed in writing) that, as of that date, and based upon and subject to assumptions made, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley, as described to Metals USA’s board of directors and as set forth in Morgan Stanley’s written opinion, the consideration to be received by the holders of shares of the Metals USA common stock pursuant to the merger agreement was fair from a financial point of view to the holders of shares of the Metals USA common stock (other than the Apollo Funds and Reliance and its affiliates). Following further discussion, including concerning the factors described under “Reasons for the Merger”, Metals USA’s board of directors unanimously determined that the merger agreement was in the best interests of Metals USA and its stockholders, declared it advisable to enter into the merger agreement, approved the execution, delivery and performance of the merger agreement and the transactions contemplated by the merger agreement and resolved to recommend adoption of the merger agreement by the stockholders of Metals USA.

After the board meeting, representatives of Metals USA and Reliance finalized the merger agreement and the voting agreement, and the parties executed and delivered these agreements early in the morning on February 6, 2013. That same morning, prior to the commencement of trading on the NYSE, Metals USA and Reliance issued a joint press release announcing the transaction.

Following execution of the merger agreement and issuance of the joint press release, pursuant to the “go-shop” provisions of the merger agreement, beginning on February 6, 2013, at the direction of Metals USA’s board of directors Goldman Sachs contacted approximately 67 prospective buyers, including other metal service companies and other related industry entities (so-called strategic acquirors) and private equity investors, in order to solicit alternative proposals for Metals USA. In the following weeks, Goldman Sachs and management held daily update calls to discuss the progress of these contacts and follow-up conversations. In addition, Goldman Sachs provided weekly reports to the Metals USA board of directors regarding the progress of these contacts and follow-up conversations. As of the date of this proxy statement, none of the prospective buyers contacted during the “go-shop” period indicated an interest in submitting a proposal to acquire Metals USA, and no other person has made an unsolicited inquiry or proposal. The go-shop period expired on March 8, 2013.

Recommendation of the Board of Directors

After careful consideration, the board of directors of Metals USA unanimously approved the merger agreement and determined that entry into the merger agreement is advisable and in the best interests of Metals USA and its stockholders. Accordingly, the board of directors of Metals USA unanimously recommends that the Metals USA stockholders vote “FOR” the proposal to adopt the merger agreement at the Metals USA special meeting.

Metals USA’s Reasons for the Merger

In the course of reaching the determinations and making the recommendation described above, the board of directors of Metals USA consulted with its outside legal and financial advisors and with Metals USA’s management and considered a number of factors that it believed supported its decision, including the following:

•

Attractive Value. The board of directors of Metals USA considered the value of the merger consideration of $20.65 per share in cash relative to the historical trading prices of Metals USA common stock and relative to historical market trading multiples and transaction multiples, including that the merger consideration of $20.65 per share represented a premium to the closing price of Metals USA common stock on the day prior to the date the board of directors of Metals USA approved the merger agreement, to the volume-weighted average closing prices of Metals USA common stock for the 30-, 90- and 180-day periods prior to such date, and to the 52-week high price.

•

Best Alternative for Maximizing Stockholder Value. The board of directors of Metals USA considered that receipt of the merger consideration of $20.65 per share in cash was more favorable to the company’s stockholders than the potential value that might result from Metals USA’s other strategic alternatives (including the alternative of remaining independent), particularly on a risk-adjusted basis. This consideration was based on, among other things the board’s assessment of:

•	Metals USA’s historical operating and financial performance, its competitive position and its future prospects;

•

the risks associated with Metals USA’s strategy and execution plans, including risks to Metals USA’s plans associated with economic conditions generally and conditions in the industries in which Metals USA participates, as well as the other risks and uncertainties discussed in Metals USA’s public filings with the SEC;

•

the strategic and other alternatives reasonably available to Metals USA, including the alternative of remaining a stand-alone public company and other strategic or recapitalization strategies that might be undertaken as a stand-alone public company, in light of a number of factors, including the risks and uncertainty associated with those alternatives. None of these alternatives were deemed likely to result in value to Metals USA’s stockholders that would exceed, on a present-value basis, the value of the merger consideration;

•

the Metals USA board of directors’ view that Reliance was the most logical acquiror of Metals USA and the acquiror most likely to ascribe to the greatest value to Metals USA. In this regard, the board of directors of Metals USA considered that (i) Reliance had the financial capacity to complete an acquisition of this size, while other potential transaction partners in the metals service center industry likely would not; (ii) Metals USA presented a stronger strategic fit with Reliance than with other potential transaction partners; and (iii) Reliance had a track record of successfully completing acquisitions, having purchased more than 50 businesses since its initial public offering in 1994; and

•

that Metals USA, through extensive, arms-length negotiation, was able to obtain an increase in the merger consideration, from Reliance’s initial proposal of $17.75 per share of Metals USA common stock to the final proposal of $20.65 per share of Metals USA common stock, as described in the section entitled “The Merger—Background of the Merger”.

•	Opportunity to Solicit and Receive Superior Offers, and the Fact that No Superior Offers Have Materialized.

•

The merger agreement permitted Metals USA to solicit alternative bids during a 30-day “go-shop” period during which Metals USA and its financial advisor, Goldman Sachs, at the direction of Metals USA’s board of directors contacted approximately 67 potential alternative financial and strategic acquirors. In addition, the existence of this process was publicly disclosed in the joint press release announcing the execution of the merger agreement, and Metals USA has the ability under the merger agreement to receive unsolicited alternative offers even after the end of the go-shop period.

•

As of the date of this proxy statement, none of the prospective buyers contacted during the “go-shop” period indicated an interest in submitting a proposal to acquire Metals USA, and no other person has made an unsolicited inquiry or proposal.

•

Greater Certainty of Value. The board of directors of Metals USA considered that the proposed merger consideration is to be paid entirely in cash, which provides Metals USA’s stockholders with certainty of value for their shares. The board also considered the likelihood that the closing can occur promptly, most likely during the second quarter of 2013.

•

High Likelihood of Completion. The board of directors of Metals USA considered the high degree of certainty that the closing will be achieved, particularly in view of the terms of the merger agreement and related documents and the closing conditions, which are limited in scope and number. In that regard, the board noted:

•	Reliance’s reputation in the metal service center industry, its financial capacity to complete an acquisition of this size and its track record of completing prior acquisitions;

•	Reliance’s management’s understanding of the Metals USA business and their collective experience with businesses of a similar nature to Metals USA;

•	that Reliance’s obligation to complete the merger is not subject to receipt of financing or to any other financing-related condition;

•

that Reliance represented in the merger agreement that it has (and at the closing of the merger will have) sufficient cash, available lines of credit or other sources of immediately available, unrestricted funds to enable it to pay the merger consideration and to perform its other obligations under the merger agreement with respect to the transactions contemplated by the merger agreement, other than any amounts necessary to refinance any of Metals USA’s existing indebtedness; and

•

that Reliance committed in the merger agreement to use its reasonable best efforts to cause the merger to be completed and to avoid or eliminate each and every impediment under antitrust laws, including a commitment to take a variety of specified actions to remove such impediments (subject to some limitations which Metals USA judged not to materially reduce the likelihood of the transaction being completed).

•	Receipt of Fairness Opinions from Both Goldman Sachs and Morgan Stanley. The board of directors of Metals USA considered:

•

the financial analysis presentation of Goldman Sachs, Metals USA’s financial advisor in connection with the merger, and the opinion of Goldman Sachs, which was orally provided to the board of directors of Metals USA on February 5, 2013 and subsequently confirmed in writing on February 6, 2013, that as of February 6, 2013 and based upon and subject to the factors and assumptions set forth therein, the $20.65 per share in cash to be paid to the holders of shares of Metals USA common stock pursuant to the merger agreement was fair from a financial point of view to such holders, as more fully described in the section entitled “The Merger—Opinions of Financial Advisors—Goldman, Sachs & Co.” beginning on page 28.

•

the opinion of Morgan Stanley, dated as of February 5, 2013, provided to the board of directors of Metals USA that, as of such date, and based upon and subject to the assumptions made, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley, as described to the Metals USA board of directors and as set forth in Morgan Stanley’s written opinion, the consideration to be received by the holders of shares of the Metals USA common stock pursuant to the merger agreement was fair, from a financial point of view, to the holders of shares of the Metals USA common stock (other than the Apollo Funds and Reliance and its affiliates), as more fully described in the section entitled “The Merger—Opinions of Financial Advisors—Morgan Stanley & Co. LLC” beginning on page 35.

•

Support of Metals USA’s Principal Stockholders. The board of directors of Metals USA considered that the Apollo Funds, which in the aggregate hold approximately 53% of the outstanding Metals USA common stock, are supportive of the transaction. In this regard, the board of directors of Metals USA noted that the Apollo Funds would receive the same consideration for their Metals USA shares as will be received by all other Metals USA stockholders and that all of Metals USA’s stockholders would share equally in the control premium being paid by Reliance even though the Apollo Funds may have been in a position to demand a disproportionate share of the control premium.

•	Other Terms of the Transaction. The board of directors of Metals USA considered the terms and conditions of the merger agreement and related transaction documents, including:

•

the provision of the merger agreement allowing the board of directors of Metals USA to terminate the merger agreement in order to accept a superior proposal, subject only to customary procedural requirements and the payment of a termination fee of either $23.8 million or $11.9 million, depending on the circumstances, and that such amounts were considered to be reasonable and customary;

•

the termination fee payable by Metals USA in the event it terminates the merger agreement on or before April 7, 2013 in order to accept a superior proposal with a person that submitted a bid meeting certain requirements during the go-shop period will be $11.9 million, which is half of the otherwise-applicable termination fee;

•

the fact that the voting agreement entered into by the Apollo Funds terminates upon any termination of the merger agreement, and gives the Apollo Funds the right to terminate the voting agreement if there is (i) a withdrawal or change in the recommendation of the board of directors of Metals USA or (ii) any change to the merger agreement that decreases the amount, or changes the form, of the merger consideration or imposes any material restrictions, or additional conditions, on the payment of the merger consideration; and

•	the fact that the merger agreement permits Metals USA to continue to pay its regular quarterly cash dividend, in an amount not to exceed $0.06 per share of Metals USA common stock per quarter.

The board of directors of Metals USA also considered a variety of potential risks and other potentially negative factors relating to the transaction, including the following, but concluded that the anticipated benefits of the transaction substantially outweigh these considerations:

•

That Metals USA’s stockholders will have no ongoing equity participation in Metals USA or in Reliance following the merger, and that such stockholders will cease to participate in the surviving company’s future earnings or growth, if any, or to benefit from increases, if any, in the value of Metals USA’s common stock.

•	The risk of incurring substantial expenses related to the merger, including in connection with any litigation that may result from the announcement or pendency of the merger.

•

The risk that one or more conditions to the parties’ obligations to complete the merger will not be satisfied, and the related risk that the merger may not be completed even if the merger agreement is adopted and approved by Metals USA’s stockholders.

•

The risk that the merger agreement’s restrictions on the conduct of Metals USA’s business prior to the completion of the merger, generally requiring the company to conduct its business only in the ordinary course, subject to specific limitations, may delay or prevent the company from undertaking business opportunities that may arise pending completion of the merger.

•

The risks and costs to Metals USA if the merger does not close, including the diversion of management and employee attention, potential employee attrition and the potential effect on business and customer relationships.

•	That the receipt of cash in exchange for shares of Metals USA common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes.

•

The possibility that, in certain circumstances under the merger agreement primarily related to the existence or acceptance of a superior proposal, Metals USA may be required to pay a termination fee of up to $23.8 million.

•

That the Apollo Funds, which in the aggregate hold approximately 53% of the outstanding shares of Metals USA common stock, are obligated to vote in favor of the transaction unless the board of directors of Metals USA changes its recommendation or terminates the merger agreement. Accordingly, unless there is such a change of recommendation or termination, approval by stockholders of Metals USA of the proposal to adopt the merger agreement is assured, regardless of how other stockholders vote.

In addition, the board of directors of Metals USA was aware of and considered the interests that Metals USA directors and executive officers may have with respect to the transaction that differ from, or are in addition to, their interests as stockholders of Metals USA generally, as described in the section entitled “The Merger—Interests of Metals USA’s Directors and Executive Officers in the Merger”.

The foregoing discussion of the information and factors considered by the board of directors of Metals USA is not intended to be exhaustive, but includes the material factors considered by the board of directors in reaching its determination and recommendation. In view of the variety of factors considered in connection with its evaluation of the merger, the board of directors of Metals USA did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The board of directors of Metals USA recommended the merger agreement and the merger based upon the totality of the information it considered.

Opinions of Financial Advisors

Goldman, Sachs & Co.

Goldman Sachs delivered its written opinion to the Metals USA board of directors that, as of February 6, 2013 and based upon and subject to the factors and assumptions set forth therein, the $20.65 per share in cash to be paid to holders of shares of Metals USA common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Goldman Sachs, dated February 6, 2013, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B. Goldman Sachs provided its opinion for the information and assistance of Metals USA’s board of directors in connection with its consideration of the transaction. The Goldman Sachs opinion does not constitute a recommendation as to how any holder of Metals USA common stock should vote with respect to the transaction or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the merger agreement;

•	annual reports to stockholders and Annual Reports on Form 10-K of Metals USA for the two years ended December 31, 2011;

•	Metals USA’s Registration Statement on Form S-1, including the prospectus contained therein dated April 8, 2010 relating to an initial public offering of the shares of Metals USA’s common stock;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Metals USA;

•	certain other communications from Metals USA to its stockholders;

•	certain publicly available research analyst reports for Metals USA; and

•	certain internal financial analyses and projections for Metals USA prepared by its management, as approved for Goldman Sachs’ use by Metals USA (the “Management Case”).

Goldman Sachs also held discussions with members of the senior management of Metals USA regarding their assessment of the past and current business operations, financial condition and future prospects of Metals USA; reviewed the reported price and trading activity for the shares of Metals USA common stock; compared certain financial and stock market information for Metals USA with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the metals industry and in other industries; and performed such other studies and analyses, and considered such other factors, as Goldman Sachs deemed appropriate.

For purposes of rendering the opinion described above, Goldman Sachs, with Metals USA’s consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, Goldman Sachs, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with Metals USA’s consent that the Management Case had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Metals USA. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of Metals USA or any of its subsidiaries and Goldman Sachs was not furnished with any such evaluation or appraisal. Goldman Sachs has assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the transaction will be obtained without any adverse effect on the expected benefits of the transaction in any way meaningful to Goldman Sachs’ analysis. Goldman Sachs has assumed that the transaction will be consummated on the terms set forth in the merger agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to Goldman Sachs’ analysis.

Goldman Sachs’ opinion does not address the underlying business decision of Metals USA to engage in the transaction, or the relative merits of the transaction as compared to any strategic alternatives that may be available to Metals USA; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs was not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, Metals USA or any other alternative transactions. Goldman Sachs’ opinion addresses only the fairness from a financial point of view to the holders of shares of Metals USA common stock, as of the date of the opinion, of the $20.65 per share in cash to be paid to such holders pursuant to the merger agreement. Goldman Sachs does not express any view on, and its opinion does not address, any other term or aspect of the merger agreement or transaction or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection with the transaction, including the fairness of the transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of Metals USA; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Metals USA, or class of such persons, in connection with the transaction, whether relative to the $20.65 per share in cash to be paid to the holders of shares of Metals USA common stock pursuant to the merger agreement or otherwise. Goldman Sachs does not express any opinion as to the impact of the transaction on the solvency or viability of Metals USA or Reliance or the ability of Metals USA or Reliance to pay their respective obligations when they come due. Goldman Sachs’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of the opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of Goldman Sachs’ opinion. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.

The following is a summary of the material financial analyses delivered by Goldman Sachs to Metals USA’s board of directors in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of

Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before February 4, 2013, the trading day prior to the date on which Metals USA’s board of directors adopted the merger agreement, and is not necessarily indicative of current market conditions.

Historical Stock Price Performance. Goldman Sachs reviewed the historical trading prices for shares of Metals USA common stock for the period beginning on the date of the initial public offering of Metals USA common stock and ending on February 4, 2013. In addition, Goldman Sachs compared the $20.65 per share in cash proposed to be paid to the holders of the shares of Metals USA common stock pursuant to the merger agreement in relation to the closing price for shares of Metals USA common stock as of February 4, 2013 and January 30, 2013 (one trading day prior to the date on which Reliance made its final offer), the highest and lowest prices of Metals USA common stock for the 52-week period ended February 4, 2013, the initial public offering price on April 8, 2010, the follow-on offering price on August 8, 2012 and the volume-weighted average closing prices of shares of Metals USA common stock for the four-week period, three-month and six-month period ended February 4, 2013, respectively.

The $20.65 per share in cash to be paid to Metals USA stockholders pursuant to the merger agreement represented:

•	a premium of 14.7% to the closing price of $18.00 per share of Metals USA common stock as of February 4, 2013;

•	a premium of 15.5% to the closing price of $17.88 per share of Metals USA common stock as of January 30, 2013;

•	a premium of 8.9% to the highest market price during the 52-week period ended on February 4, 2013 of $18.96 per share of Metals USA common stock;

•	a premium of 67.5% to the lowest market price during the 52-week period ended on February 4, 2013 of $12.33 per share of Metals USA common stock;

•	a discount of (1.7)% to the initial public offering price of $21.00 per share of Metals USA common stock on April 8, 2010;

•	a premium of 40.0% to the follow-on offering price of $14.75 per share of Metals USA common stock on August 8, 2012;

•	a premium of 16.9% to the volume-weighted average closing price of $17.66 per share of Metals USA common stock for the four-week period ended on February 4, 2013;

•	a premium of 23.9% to the volume-weighted average closing price of $16.67 per share of Metals USA common stock for the three-month period ended on February 4, 2013; and

•	a premium of 36.9% to the volume-weighted average closing price of $15.08 per share of Metals USA common stock for the six-month period ended on February 4, 2013.

Comparison of Current Trading Multiples. Goldman Sachs reviewed and compared certain financial information, ratios and multiples for Metals USA to corresponding financial information, ratios and multiples for the following publicly traded corporations in the metals industry:

•	A M Castle & Co.

•	Olympic Steel, Inc.

•	Reliance Steel & Aluminum Co.

•	Russel Metals, Inc.

•	Worthington Industries, Inc.

Although none of the selected companies is directly comparable to Metals USA, the companies included were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of Metals USA.

Goldman Sachs calculated and compared various financial multiples and ratios based on information it obtained from SEC filings, estimates from the Institutional Brokers’ Estimate System, which we refer to in this section as IBES, the Management Case and Bloomberg market data and market information as of February 4, 2013. With respect to each of the selected companies and Metals USA, Goldman Sachs calculated the enterprise value as a multiple of estimated earnings before interest, taxes and depreciation and amortization (EBITDA), for calendar years 2013 and 2014, respectively. The results of these analyses are summarized as follows:

		Selected Companies		Metals USA (IBES)	Metals USA (Management Case)
Year	Enterprise value as a multiple of EBITDA:	Range	Median
CY2013E		6.9x-11.2x	7.5x	6.6x	6.9x
CY2014E		5.9x-9.6x	6.5x	6.0x	6.7x

With respect to each of the selected companies and Metals USA, Goldman Sachs also calculated the estimated price-to-earnings ratios, calculated as the closing price of shares of the applicable company’s common stock as of February 4, 2013, divided by its estimated earnings per share, for calendar years 2013 and 2014, respectively. The results of these analyses are summarized as follows:

		Selected Companies		Metals USA (IBES)	Metals USA (Management Case)
Year	Price-to-earnings ratio:	Range	Median
CY2013E		10.7x-20.9x	12.5x	9.3x	9.7x
CY2014E		9.2x-11.9x	10.9x	7.7x	8.8x

Implied Multiples Analysis. Based on information obtained from Metals USA’s SEC filings, the Management Case, IBES estimates and Bloomberg market data, Goldman Sachs performed certain analyses and calculated certain financial multiples for Metals USA based on the $20.65 per share in cash to be paid to the holders of shares of Metals USA common stock pursuant to the merger agreement. Goldman Sachs first calculated the implied market capitalization of Metals USA by multiplying the $20.65 per share in cash to be paid to the holders of shares of Metals USA common stock pursuant to the merger agreement by the assumed number of total shares of Metals USA common stock as of December 31, 2012 (including 37,132,394 shares of Metals USA common stock, 1,398,984 options with a weighted average strike price of $9.41 and 177,722 unvested shares of restricted stock per Metals USA management). Goldman Sachs then calculated the implied enterprise value of Metals USA by adding the implied market capitalization to the assumed amount of Metals USA’s net debt of $436 million as of December 31, 2012 per Metals USA management. Goldman Sachs then divided such implied enterprise value by Metals USA’s estimated EBITDA for each of calendar years 2012, 2013 and 2014, respectively (by using the Management Case and IBES estimates, respectively). The following table presents the results of Goldman Sachs’ analysis:

Year	Implied enterprise value as a multiple of EBITDA:	Management Case	IBES
2012E		8.3x	8.3x
2013E		7.5x	7.2x
2014E		7.3x	6.5x

Goldman Sachs also calculated the implied estimated price-to-earnings ratios of Metals USA based on the $20.65 per share in cash to be paid to holders of shares of Metals USA common stock by dividing the implied market capitalization of Metals USA (calculated as described above) by the estimated earnings of Metals USA for each of calendar years 2012, 2013 and 2014, respectively (by using the Management Case and IBES estimates, respectively). The following table presents the results of Goldman Sachs’ analysis:

Year	Implied equity consideration as a multiple of earnings:	Management Case	IBES
2012E		13.7	12.7
2013E		11.2	10.7
2014E		10.1	8.9

Illustrative Present Value of Future Share Price Analysis. Goldman Sachs performed illustrative analyses of the present value of the potential future price per share of Metals USA common stock for the calendar years 2012 through 2016 using one-year forward earnings per share estimates based on the Management Case for the calendar years 2013 through 2017, respectively. Goldman Sachs first multiplied the respective earnings per share estimates for calendar years 2013 through 2017 by one-year forward price-to-estimated earnings multiples ranging from 8.0x to 11.5x. Goldman Sachs then calculated the present values of the implied per share future values, including the present value of assumed future quarterly dividend payments of $0.06 per share per Metals USA management, for Metals USA common stock by discounting the implied per share future values to December 31, 2012, using a discount rate of 12.5%, reflecting Goldman Sachs’ estimate of Metals USA’s cost of equity. The following table presents the results of this analysis:

Year	Implied Present Value
2012E	$15-$21
2013E	$15-$21
2014E	$14-$20
2015E	$14-$19
2016E	$13-$18

Goldman Sachs also performed illustrative analyses of the present value of the potential future price per share of Metals USA common stock for the calendar years 2012 through 2016 using one-year forward EBITDA estimates based on the Management Case for the calendar years 2013 through 2017, respectively. Goldman Sachs first calculated illustrative enterprise values by multiplying the respective EBITDA estimates for the calendar years 2013 through 2017 by one-year forward enterprise value to EBITDA multiples ranging from 5.5x to 7.0x. Goldman Sachs then subtracted the assumed amount of net debt as of the relevant year-end per the Management Case from the illustrative enterprise values in order to calculate the implied future equity values. The implied future equity values in turn were divided by the projected year-end diluted shares outstanding based on the Management Case. Goldman Sachs then calculated the present values of the implied per share future values, including the present value of assumed future quarterly dividend payments of $0.06 per share per Metals USA management, for Metals USA common stock by discounting the implied per share future values to December 31, 2012, using a discount rate of 12.5%, reflecting an estimate of Metals USA’s cost of equity. The following table presents the results of this analysis:

Year	Implied Present Value
2012E	$12-$18
2013E	$13-$19
2014E	$13-$19
2015E	$13-$19
2016E	$14-$18

Illustrative Discounted Cash Flow Analysis. Goldman Sachs performed an illustrative discounted cash flow analysis for Metals USA based on the Management Case to determine a range of per share equity values for Metals USA. Goldman Sachs conducted its discounted cash flow analysis using estimated unlevered free cash flows (calculated as after-tax operating profit plus depreciation and amortization less changes in working capital, less capital expenditures) for Metals USA for the years ending 2013 through 2017. The cash flows were discounted to present value using illustrative discount rates ranging from 9.0% to 10.0% reflecting estimates of Metals USA’s weighted average cost of capital. Goldman Sachs then calculated an illustrative range of terminal values for Metals USA using the perpetuity growth method as of December 31, 2017. In calculating the illustrative terminal values, Goldman Sachs first calculated an illustrative range of terminal year free cash flows. To calculate the illustrative terminal year free cash flows, Goldman Sachs applied illustrative perpetuity growth rates ranging from 1.5% to 3.5% to the 2017 revenues per the Management Case. Goldman Sachs next divided the terminal year free cash flows by the illustrative discount rates less the illustrative perpetuity growth rates to arrive at a range of illustrative terminal values for Metals USA. These terminal values were then discounted from 2017 to present using the range of illustrative discount rates, as described above. The present value of the estimated cash flows from 2013 through 2017 was combined with the present values of the illustrative terminal values to derive illustrative enterprise values for Metals USA. The illustrative enterprise values were then translated into per share equity values by subtracting the current net debt of Metals USA of $436 million as of December 31, 2012 per Metals USA management and dividing by the current diluted shares outstanding as of December 31, 2012 (including 37,132,394 shares of Metals USA common stock, 1,398,984 options with a weighted-average strike price of $9.41 and 177,722 unvested shares of restricted stock per Metals USA management). This resulted in a range of fully diluted per share values from $16.62 to $24.92 for Metals USA common stock.

Goldman Sachs also performed an illustrative analysis of the effects of changes in certain operating metrics relative to the Management Case. The analysis looked at a change in volumes across the term of the Management Case from 2.0% below the Management Case to 2.0% above the Management Case, gross margins across the term of the Management Case from 21.0% to 23.0%, and a change in average selling prices from 2.0% below the Management Case to 2.0% above the Management Case. The analysis assumed a fixed discount rate of 9.5% and perpetuity growth rate of 2.5%. This illustrative analysis resulted in a range of fully diluted per share values from $12.91 to $27.49.

Summary of Selected Precedent Transactions. Goldman Sachs reviewed certain information relating to the following selected transactions.

Announcement Date	Acquiror	Target
October 26, 2004	Ryerson Tull	Integris Metals
May 18, 2005	Apollo Funds	Metals USA
January 18, 2006	Reliance	Earle M. Jorgensen
June 21, 2007	Symmetry Holdings	Novamerican Steel
July 24, 2007	Platinum Equity	Ryerson
June 17, 2008	Reliance	PNA Group
January 19, 2011	Kloeckner & Co.	Macsteel

For each of the above selected transactions, Goldman Sachs calculated and compared, based on information it obtained from SEC filings, the implied enterprise value as a multiple of EBITDA for the applicable last twelve months (based on the latest publicly available financial statements as of the date on which such selected transaction was announced, with the exception of the Kloeckner & Co.-Macsteel transaction where enterprise value was calculated as a multiple of 2011 estimated EBITDA per the press release with respect to such transaction as last twelve months EBITDA data was unavailable). While none of the companies (other than Metals USA) that participated in the selected transactions are directly comparable to Metals USA, the companies that participated in the selected transactions are companies with operations that, for the purposes of analysis, may be considered similar to certain of Metals USA’s results, market size and product profile. The following table presents the results of this analysis:

Selected Transactions
	Range	Median
Implied Enterprise Value / Last Twelve Months EBITDA	4.2x-7.7x	6.3x

Public Deal Premia Review. Goldman Sachs reviewed the implied premiums paid in all 100% cash transactions having transaction values between $1 billion and $2 billion from 2003 through 2012 (exclusive of transactions in the financial industry). For each of the transactions, Goldman Sachs compared, based on information it obtained from Thomson Reuters, the implied premium paid in such transaction represented by the per share acquisition price as compared to the acquired company’s closing share price one trading day prior to announcement. Based on these calculations, the median premium for these transactions was 25.0%.

Goldman Sachs also reviewed the implied premiums paid in all 100% cash transactions involving a significant target shareholder and having transaction values between $1 billion and $2 billion from 2003 through 2012 (exclusive of transactions in the financial industry). For each of the transactions, Goldman Sachs calculated, based on information it obtained from FactSet Research Systems Inc., the implied premium paid in such transaction represented by the per share acquisition price as compared to the acquired company’s closing share price one trading day prior to announcement. The following table presents the results of this review:

	Selected Transactions
	Average	Median
Significant Target Shareholder Ownership	55%	59%
1 Day Premium	18%	11.4%

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Metals USA or the contemplated transaction.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to Metals USA’s board of directors as to the fairness from a financial point of view of the $20.65 per share in cash to be paid to holders of shares of Metals USA common stock pursuant to the merger agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon projections of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Metals USA, Goldman Sachs or any other person assumes responsibility if future results are materially different from those projections.

The consideration to be paid pursuant to the merger agreement was determined through arm’s-length negotiations between Metals USA and Reliance and was approved by Metals USA’s board of directors. Goldman Sachs provided advice to Metals USA during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to Metals USA or Metals USA’s board of directors or that any specific amount of consideration constituted the only appropriate consideration for the transaction.

As described above, Goldman Sachs’ opinion to Metals USA’s board of directors was one of many factors taken into consideration by Metals USA’s board of directors in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex B.

Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities in which they invest or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of Metals USA, Reliance, any of their respective affiliates and third parties, including the Apollo Funds, and its affiliates and portfolio companies, or any currency or commodity that may be involved in the transaction contemplated by the merger agreement for the accounts of Goldman Sachs and its affiliates and employees and their customers. Goldman Sachs acted as financial advisor to Metals USA in connection with, and participated in certain of the negotiations leading to, the transaction. Goldman Sachs has provided, and may provide in the future, certain investment banking services to Metals USA and its affiliates from time to time for which the Investment Banking Division of Goldman Sachs received, and may receive, customary compensation, including having acted as joint bookrunner in connection with the public offering of 4,000,000 shares of Metals USA common stock in August 2012. Goldman Sachs also has provided certain investment banking services to Reliance and its affiliates from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive, compensation, including having acted as a participant in Reliance’s unsecured revolving credit facility (aggregate principal amount $1,500 million) since July 2011. Goldman Sachs also has provided certain investment banking services to Apollo Global Management, LLC and its affiliates and portfolio companies from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive, compensation, including having acted as co-lead manager with respect to the initial public offering of 29,757,559 shares of Apollo Global Management, LLC in March 2011; as financial advisor to Apollo Global Management, LLC with respect to the acquisition of Core Media Group Inc. (f/k/a CKX Inc.) in June 2011; as co-manager and participant in a $1.25 billion secured debt offering for Caesars Entertainment, a portfolio company of funds affiliated with Apollo Global Management, LLC, in February 2012; as joint bookrunner with respect to the initial public offering of 23,684,211 shares of Rexnord Corp., a portfolio company of funds affiliated with Apollo Global Management, LLC, in March 2012; as financial advisor to AMC Entertainment, a former portfolio company of funds affiliated with Apollo Global Management, LLC, in connection with its sale in September 2012; as joint bookrunner with respect to the initial public offering of 29,411,764 shares of Berry Plastics Group, Inc., a portfolio company of funds affiliated with Apollo Global Management, LLC, in October 2012; as joint lead manager with respect to the initial public offering of 40,000,000 shares of Realogy Holdings Corp., a portfolio company of funds affiliated with Apollo Global Management, LLC, in October 2012; and as joint bookrunner with respect to the initial public offering of 23,529,412 shares of Norwegian Cruise Line Holdings Ltd., a portfolio company of funds affiliated with Apollo Global Management, LLC, in January 2013. Goldman Sachs may also in the future provide investment banking services to Metals USA, Reliance and their respective affiliates and Apollo Global Management, LLC and its affiliates and its affiliated portfolio companies for which the Investment Banking Division of Goldman Sachs may receive compensation. Affiliates of Goldman Sachs also may have co-invested with Apollo Global Management, LLC and its affiliates from time to time and may have invested in limited partnership units of affiliates of Apollo Global Management, LLC from time to time and may do so in the future.

Metals USA’s board of directors selected Goldman Sachs as their financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the transaction. Pursuant to a letter agreement, dated February 5, 2013, Metals USA engaged Goldman Sachs to act as financial advisor to Metals USA’s board of directors in connection with the transaction. Pursuant to the terms of this engagement letter, Metals USA has agreed to pay Goldman Sachs a transaction fee of approximately $9.8 million, the principal portion of which is contingent upon consummation of the transaction, and Metals USA has agreed to reimburse Goldman Sachs’ expenses arising, and indemnify Goldman Sachs against certain liabilities that may arise, out of its engagement.

Morgan Stanley & Co. LLC

Morgan Stanley & Co. LLC (which we refer to as “Morgan Stanley”), was retained by Metals USA to render, upon Metals USA’s request, a financial opinion letter in connection with the proposed merger. Metals USA selected Morgan Stanley to render a financial opinion letter based on Morgan Stanley’s qualifications, expertise and reputation and its knowledge of the industry. At the request of Metals USA, on February 5, 2013, Morgan Stanley rendered its oral opinion, which opinion was subsequently confirmed in writing, to Metals

USA’s board of directors to the effect that, as of that date, and based upon and subject to the assumptions made, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as described to Metals USA’s board of directors and as set forth in Morgan Stanley’s written opinion, the consideration to be received by the holders of shares of Metals USA common stock pursuant to the merger agreement was fair from a financial point of view to the holders of shares of Metals USA common stock (other than the Apollo Funds and Reliance and its affiliates).

The full text of Morgan Stanley’s written opinion to Metals USA’s board of directors, dated February 5, 2013, is attached hereto as Annex C. Holders of shares of Metals USA common stock should read the opinion in its entirety for a discussion of the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Morgan Stanley in rendering its opinion. This summary is qualified in its entirety by reference to the full text of such opinion. Morgan Stanley’s opinion was directed to Metals USA’s board of directors, in its capacity as such, and addressed only the fairness from a financial point of view, as of the date of the opinion, to the holders of shares of Metals USA common stock (other than the Apollo Funds and Reliance and its affiliates) of the consideration to be received by such holders of shares pursuant to the merger agreement. It did not address any other aspects of the merger and did not and does not constitute a recommendation to any stockholders of Metals USA as to how to vote at any stockholders’ meeting related to the merger or to take any other action with respect to the merger.

For purposes of its opinion, Morgan Stanley:

•	Reviewed certain publicly available financial statements and other business and financial information of Metals USA;

•	Reviewed certain internal financial statements and other financial and operating data concerning Metals USA;

•	Reviewed certain financial projections prepared by the management of Metals USA (the “Management Case”);

•	Discussed the past and current operations and financial condition and the prospects of Metals USA with senior executives of Metals USA;

•	Reviewed the reported prices and trading activity for Metals USA common stock;

•

Compared the financial performance of Metals USA and the prices and trading activity of Metals USA common stock with that of certain other publicly-traded companies comparable with Metals USA and their securities;

•	Reviewed the financial terms, to the extent publicly available, of certain comparable acquisitions;

•	Reviewed the merger agreement and certain related documents; and

•	Performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to Morgan Stanley by Metals USA, and formed a substantial basis for Morgan Stanley’s opinion. With respect to the financial projections, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best then-available estimates and judgments of the management of Metals USA of the future financial performance of Metals USA. In addition, Morgan Stanley assumed that the merger would be consummated in accordance with the terms set forth in the merger agreement without any waiver, amendment or delay of any terms or conditions that would have a material adverse effect on Metals USA, Reliance or the contemplated benefits of the merger. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed mergers, no delays, limitations, conditions or restrictions would be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed merger. Morgan Stanley is not a legal, tax or regulatory advisor. Morgan Stanley was retained solely to render a financial opinion letter, and in rendering such financial opinion letter it relied upon, without independent verification, the assessment of Metals USA and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of Metals USA’s officers, directors or employees, or any class of such persons, relative to the consideration to be received by the holders of shares of Metals USA common stock in the merger. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Metals USA, nor was Morgan Stanley furnished with any such valuations or appraisals. In arriving at its opinion, Morgan Stanley noted that Metals USA had not solicited interest from any party with respect to the acquisition, business combination or other extraordinary transaction, involving Metals USA other than Reliance. Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, the date on which it rendered its opinion. Events occurring after such date may have affected or may affect Morgan Stanley’s opinion and the assumptions used in preparing it, and Morgan Stanley has not assumed any obligation to update, revise or reaffirm its opinion.

Summary of Financial Analyses. The following is a summary of the material financial analyses performed by Morgan Stanley in connection with the preparation of its opinion to Metals USA’s board of directors. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The analyses listed in the tables and described below must be considered as a whole; considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley’s opinion.

Trading Range and Research Targets. Morgan Stanley reviewed the historical trading range of Metals USA common stock for various periods ended February 4, 2013. Morgan Stanley noted that, as of February 4, 2013, the closing price of Metals USA common stock was $18.00 per share, compared to the $20.65 per share in cash to be paid to holders of shares of Metals USA common stock pursuant to the merger agreement. Morgan Stanley also noted that the low and high closing prices for the common stock for the 52-week period ending February 4, 2013 were $12.41 and $18.59, respectively.

Morgan Stanley reviewed sell side analyst price targets for Metals USA common stock prepared and published by eight equity research analysts that published price targets for Metals USA since October 24, 2012. These targets reflect each analyst’s estimate of the 12 month future public market trading price of Metals USA common stock and were not discounted to present value. Morgan Stanley noted the undiscounted stock price targets for Metals USA common stock as of February 4, 2013 of: $14.50 per share (from a sell side analyst report dated October 24, 2012); $20.00 per share (from a sell side analyst report dated November 28, 2012); $20.00 per share (from a sell side analyst report dated January 2, 2013); $20.00 per share (from a sell side analyst report dated January 9, 2013); $21.00 per share (from a sell side analyst report dated January 15, 2013); $20.00 per share (from a sell side analyst report dated January 22, 2013); $19.00 per share (from a sell side analyst report dated January 24, 2013); and $18.00 per share (from a sell side analyst report dated January 28, 2013). In order to better compare these published stock price targets with the $20.65 per share in cash to be paid to holders of shares of Metals USA common stock pursuant to the merger agreement, Morgan Stanley discounted such stock price targets to present value (as of February 4, 2013) by applying an illustrative discount rate of 11.6%, based on Metals USA’s assumed cost of equity calculated using a capital asset pricing model, for a one-year discount period, which was selected based on Morgan Stanley’s professional judgment. This calculation indicated a range of stock price targets for Metals USA common stock of approximately $12.99 to $18.82 per share. The public market trading price targets published by securities research analysts do not necessarily reflect current market trading prices for Metals USA common stock and these estimates are subject to uncertainties, including the future financial performance of Metals USA and future financial market conditions.

Comparable Companies Analysis. Morgan Stanley reviewed and compared, using publicly available information, certain current and historical financial information for Metals USA corresponding to current and historical financial information, ratios and public market multiples for other companies that share similar business characteristics with Metals USA, referred to as the “comparable companies.”

These companies included the following:

•	A.M. Castle & Co.

•	Olympic Steel, Inc.

•	Reliance Steel & Aluminum Co.

•	Russel Metals, Inc.

•	Worthington Industries, Inc.

The comparable companies were chosen based on Morgan Stanley’s knowledge of the metals industry. Although none of the comparable companies is directly comparable to Metals USA, the comparable companies are publicly traded companies with operations and/or other criteria, such as lines of business, markets, business risks, growth prospects, maturity of business and size and scale of business, that for purposes of its analysis Morgan Stanley considered similar to Metals USA.

Based on the respective closing share prices as of February 4, 2013, historical financial information contained in their respective public filings and publicly available research estimates, Morgan Stanley calculated and reviewed, among other things, the following statistics for comparative purposes:

•	the ratio of the aggregate value, defined as market capitalization plus total debt and minority interest less cash and cash equivalents, to calendar year 2013 estimated EBITDA; and

•	the ratio of the aggregate value to calendar year 2014 estimated EBITDA.

The following table sets forth the high, low and median of the following ratios for the comparable companies, as of February 4, 2013, in each case based on publicly available research analysts’ estimates and public filings: the ratio of the aggregate value to calendar year 2013 estimated EBITDA; and the ratio of the aggregate value to calendar year 2014 estimated EBITDA.

Comparable Companies
	High	Low	Median	Mean
2013E AV/EBITDA	8.1x	7.1x	7.5x	7.6x
2014E AV/EBITDA	7.1x	6.0x	6.5x	6.6x

Based on its professional judgment and taking into consideration, among other things, the observed multiples for the comparable companies and the forecasts included in publicly available research estimates for Metals USA, referred to in this discussion as the “Street Case”, and Metals USA management’s forecast case, referred to as the Management Case (see “—Certain Unaudited Prospective Financial Information Concerning Metals USA” beginning on page 41, Morgan Stanley applied AV/EBITDA multiples ranging from 6.5x to 7.5x to estimated EBITDA for 2013 and 6.0x to 6.75x to estimated EBITDA for 2014 and derived a reference range of implied equity value per share of Metals USA common stock of $17.45 to $21.81 based on estimated EBITDA for 2013 included in the Street Case; $18.03 to $21.65 based on estimated EBITDA for 2014 included in the Street Case; $16.37 to $20.57 based on estimated EBITDA for 2013 included in the Management Case; and $14.95 to $18.18 based on estimated EBITDA for 2014 included in the Management Case.

No company utilized in this analysis is identical to Metals USA. In evaluating the comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Metals USA, such as the impact of competition on the business of Metals USA and the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of Metals USA or the industry or the financial markets in general, which could affect the public trading value of the companies selected for comparison. Mathematical analysis (such as determining the mean or median) is not in itself a meaningful method of using selected company data.

Precedent Transactions Analysis. Morgan Stanley reviewed the purchase prices paid and calculated the ratio of the transaction value to the last 12 months EBITDA as reflected in the table below, based on publicly available information for the following select transactions related to the metal distribution industry since 2006:

Announcement Date	Acquiror	Target	Transaction Value (AV) ($MM)		AV/LTM EBITDA
12/16/2011	A.M. Castle & Co.	Tube Supply	165		4.0x
08/03/2011	Reliance Steel & Aluminum Co.	Continental Alloys	415		7.3x
05/20/2011	SSAB	Tibnor	393		6.2x
01/19/2011	Klöckner	Macsteel	860		7.0x
11/11/2009	Klöckner	Becker	NA		4.0x-5.0x
06/16/2008	Reliance Steel & Aluminum Co.	PNA Group	1,065		6.2x
09/04/2007	Russel Metals, Inc.	JMS Metals	120		7.2x
07/24/2007	Platinum Equity	Ryerson	2,170		7.7x
06/21/2007	Symmetry	Novamerican	585		7.3x
02/28/2007	Mitsui	Steel Technologies	534		10.0x
01/02/2007	Nucor	Harris	1,212	(C$)	8.3x
12/06/2006	GSCP	McJunkin	960		8.2x
08/12/2006	A.M. Castle & Co.	Transtar	211		5.8x
01/17/2006	Reliance Steel & Aluminum Co.	Earle M. Jorgensen Company	976		5.5x
Historical Mean					6.8x
Historical Median					7.1x

Based on its professional judgment and taking into consideration, among other things, the observed multiples for the selected transactions, Morgan Stanley applied AV/LTM EBITDA multiples ranging from 6.0x to 8.0x to Metals USA’s EBITDA for the 12 month period ending December 31, 2012, based on Metals USA management’s preliminary results for fourth quarter 2012, and derived a reference range of implied equity value per share of Metals USA common stock of $11.88 to $19.51.

Morgan Stanley also reviewed the premiums paid in all cash consideration acquisitions of worldwide public targets with a value of $1 billion or more between January 1, 1990 and December 31, 2012 over the unaffected stock price, defined as the stock price four weeks prior to the earliest of the deal announcement, announcement of a competing bid, or market rumors. Morgan Stanley also reviewed the average premium paid by quartile in all cash consideration acquisitions with a value of $1 billion or more for each of the calendar years 2010, 2011 and 2012. Based on its professional judgment and taking into consideration, among other things, the observed percentage premiums paid in such acquisitions, Morgan Stanley applied a premium to current market price per share of Metals USA common stock ranging from 29% to 44% and derived a reference range of implied equity value per share of Metals USA common stock of $23.15 to $25.89. This range represents the average of the second and third quartiles of premiums paid in such acquisitions. Morgan Stanley noted that the $20.65 per share in cash to be paid to holders of shares of Metals USA common stock pursuant to the merger agreement represented a 14.7% premium to Metals USA common stock’s closing price on February 4, 2013.

No company or transaction utilized in this analysis is identical to Metals USA or the transactions contemplated by the merger agreement. In evaluating the selected precedent transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Metals USA, such as the impact of competition on the business of Metals USA or the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of Metals USA or the industry or in the financial markets in general, which could affect the public trading value of the companies and the value of the transactions selected for comparison. Mathematical analysis (such as determining the mean or median) is not in itself a meaningful method of using selected transaction data.

Discounted Cash Flow Analysis. Morgan Stanley performed a discounted cash flow analysis, which is designed to provide an implied value of a company by calculating the present value of the estimated future cash flows and terminal value of Metals USA. In preparing its analysis, Morgan Stanley utilized projections from the Management Case. Morgan Stanley calculated the net present value of unlevered free cash flows, defined as earnings before interest less taxes, plus depreciation and amortization less capital expenditures, and less increases or plus decreases in working capital and other assets and liabilities, respectively, for Metals USA for calendar years 2013 through 2017 and calculated terminal values based on a terminal exit multiple of next 12 months EBITDA ranging from 6.0x to 7.0x. These values were then discounted to present values as of December 31, 2012 assuming a range of discount rates of 8.0% to 9.0%, which was selected based on Morgan Stanley’s professional judgment and taking into consideration, among other things, a weighted average cost of capital calculation and Metals USA’s assumed cost of equity calculated using a capital asset pricing model. In order to calculate an implied per share equity value reference range for Metals USA common stock, Morgan Stanley adjusted the total implied aggregate value ranges by Metals USA’s estimated total debt and cash and cash equivalents as of December 31, 2012, and divided the resulting implied total equity value ranges by Metals USA’s diluted shares outstanding. Based on the foregoing, Morgan Stanley derived reference ranges of implied equity values per share of Metals USA common stock of $16.15 to $20.68 based on the forecasts included in the Management Case.

General. Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of Metals USA. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters. Many of these assumptions are beyond the control of Metals USA. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness, from a financial point of view, as of the date of the opinion, to the holders of shares of Metals USA common stock (other than the Apollo Funds and Reliance and its affiliates) of the consideration to be received by such holders of shares pursuant to the merger agreement. These analyses do not purport to be appraisals or to reflect the prices at which shares of Metals USA common stock might actually trade. The consideration to be received by the holders of shares of Metals USA was determined through negotiations between Metals USA and Reliance and was approved by Metals USA’s board of directors. Morgan Stanley did not recommend any specific merger consideration to Metals USA’s board of directors or that any specific merger consideration constituted the only appropriate merger consideration for the merger. Morgan Stanley’s opinion does not address the underlying business decision to engage in the merger contemplated by the merger agreement, or the relative merits of such merger as compared to any strategic alternatives that may be available to Metals USA. In addition, Morgan Stanley expressed no opinion or recommendation as to how any stockholders of Metals USA should vote at the stockholders’ meeting related to the merger or to take any other action with respect to the merger.

Morgan Stanley’s opinion and its presentation to Metals USA’s board of directors was one of many factors taken into consideration by Metals USA’s board of directors in deciding to approve, adopt and authorize the merger agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of Metals USA’s board of directors with respect to the merger consideration or of whether the board of directors would have been willing to agree to different consideration.

Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with its customary practice.

Morgan Stanley has been retained solely to provide a financial opinion letter in connection with the merger. As a result, it has not been involved in structuring, planning or negotiating the merger. Morgan Stanley will receive a fee for its services, $1.0 million upon delivery of its opinion and $3.2 million upon the consummation of the merger.

In addition to Morgan Stanley’s fees for professional services described above, Metals USA agreed to reimburse Morgan Stanley for its reasonable out-of-pocket expenses arising in connection with performing its services, including the fees of outside counsel. In addition, Metals USA has agreed to indemnify Morgan Stanley and its affiliates, their respective officers, directors, employees and agents and each person, if any, controlling Morgan Stanley or any of its affiliates against from and against any losses, claims, damages or liabilities related to, arising out of or in connection with Morgan Stanley’s engagement.

In the two years prior to the date hereof, Morgan Stanley has provided financial advisory and financing services to Metals USA and affiliates of the Apollo Funds and has received customary fees in connection with such services. Morgan Stanley may also seek to provide such services to Reliance, the Apollo Funds and/or Metals USA in the future and would expect to receive fees for the rendering of those services.

Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of Metals USA, Reliance, the Apollo Funds or any other company, or any currency or commodity, that may be involved in this merger, or any related derivative instrument.

Certain Unaudited Prospective Financial Information Concerning Metals USA

Metals USA does not, as a matter of general practice, publicly disclose financial projections, due to the unpredictability of the underlying assumptions and estimates inherent in preparing financial projections. However, Metals USA has elected to provide the unaudited prospective financial information set forth below in order to provide its stockholders access to selected non-public unaudited prospective financial information that was prepared in connection with the evaluation of a possible transaction and was provided to the Metals USA board of directors and its financial advisors prior to the execution of the merger agreement. You should note that the prospective financial information constitutes forward-looking statements, and that the prospective financial information was not prepared with a view toward public disclosure. Inclusion of this information should not be regarded as an indication that any of Metals USA, Reliance or any of their respective affiliates, advisors, officers, employees, directors or representatives or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results or is indicative of guidance that Metals USA would provide as a stand-alone company should the transaction not be consummated. None of Metals USA, Reliance or any of their respective affiliates, advisors, officers, employees, directors or representatives has made or makes any representation to any stockholder or other person regarding Metals USA’s ultimate performance compared to the prospective financial information or that forecasted results will be achieved. Metals USA has made no representation to Reliance, in the merger agreement or otherwise, concerning these or any financial forecast. See “Cautionary Statement Concerning Forward-Looking Statements” on page 10.

The prospective financial information was prepared for internal use and is subjective in many respects. While presented with numeric specificity, the prospective financial information reflects numerous estimates and assumptions of Metals USA’s management with respect to sales volume, metals pricing, operating expense, capital expenditures, industry performance, general business, economic, regulatory, litigation, market and financial conditions and matters specific to Metals USA’s business, many of which are beyond Metals USA’s control. As a result, there can be no assurance that the prospective financial information will be realized or that actual results will not be significantly higher or lower than estimated. Since the prospective financial information covers multiple years, such information by its nature becomes less predictive with each successive year. A number of important factors with respect to Metals USA’s business and the industry in which it participates may affect actual results and result in the prospective financial information not being achieved. For a description of some of these factors, Metals USA’s stockholders are urged to review Metals USA’s most recent SEC filings as well as the section entitled “Cautionary Statement Concerning Forward-Looking Statements.” Economic and business environments can and do change quickly which adds a significant level of unpredictability and execution risk. These factors create significant uncertainty as to whether the results portrayed in the prospective financial information will be achieved. The prospective financial information was not prepared with a view toward complying with United States generally accepted accounting principles (“GAAP”), the published guidelines of the SEC regarding projections or the use of non-GAAP financial measures or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of the prospective financial information. Neither Metals USA’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information, nor have they expressed any opinion or any other form of assurance on such information or its achievability. Furthermore, the prospective financial information does not take into account any circumstances or events occurring after the date of its preparation.

Prospective financial information (dollars in millions)

	Year Ending December 31,
	2013E	2014E	2015E	2016E	2017E
Net Sales	$2,050	$2,144	$2,245	$2,349	$2,457
Adjusted EBITDA (1)	163	167	174	182	189
Free Cash Flow (2)	68	35	51	61	65

(1)	Adjusted EBITDA (as defined in Metals USA’s credit agreement) is defined as earnings before interest, taxes, depreciation and amortization (EBITDA) further adjusted to exclude certain non-cash and non-recurring items. EBITDA and Adjusted EBITDA are not defined terms under GAAP and should not be used as alternatives to net income as indicators of operating performance or to cash flow as measures of liquidity.
(2)	Free Cash Flow is defined as Adjusted EBITDA less cash interest, cash taxes and capital expenditures plus or minus expected changes in working capital. Free Cash Flow is not a defined term under GAAP and should not be used as an alternative to net income or as an indicator of operating performance or to cash flow as a measure of liquidity.

The following table presents reconciliations of Adjusted EBITDA to net income (GAAP) for each of the periods indicated:

	Year Ending December 31,
	2013E	2014E	2015E	2016E	2017E
Net Income	$69	$77	$82	$88	$93
Depreciation and amortization	26	20	19	19	19
Interest expense	24	25	24	23	23
Income taxes	39	43	46	50	52
Covenant defined adjustments to EBITDA	5	2	2	2	2

Adjusted EBITDA	163	167	174	182	189

The following table shows the calculation of Free Cash Flow from Adjusted EBITDA for each of the periods indicated.

	Year Ending December 31,
	2013E	2014E	2015E	2016E	2017E
Adjusted EBITDA	$163	$167	$174	$182	$189
Cash interest	(20)	(20)	(18)	(18)	(18)
Cash taxes	(41)	(48)	(54)	(57)	(60)
Capital expenditures	(15)	(15)	(15)	(15)	(15)

Cash Flow (pre-working capital)	87	84	87	92	96
Changes in working capital	(19)	(49)	(36)	(31)	(31)

Free Cash Flow	68	35	51	61	65

Readers of this proxy statement are cautioned not to place undue reliance on the prospective financial information. The inclusion of the prospective financial information in this proxy statement should not be regarded as an indication that any of Metals USA, Reliance or their respective affiliates, advisors, officers, employees, directors or representatives considered the prospective financial information to be predictive of actual future events, and the prospective financial information should not be relied upon as such. None of Metals USA, Reliance or their respective affiliates, advisors, officers, employees, directors or representatives can give you any assurance that actual results will not differ from the prospective financial information, and none of them undertakes any obligation to update or otherwise revise or reconcile the prospective financial information to reflect circumstances existing after the date the prospective financial information was generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the prospective financial information are shown to be in error. Metals USA does not intend to make publicly available any update or other revision to the prospective financial information. None of Metals USA or its affiliates, advisors, officers, employees, directors or representatives has made or makes any representation to any stockholder or other person regarding Metals USA’s ultimate performance compared to the information contained in the prospective financial information or that results in the prospective financial information will be achieved. Metals USA has made no representation to Reliance, in the merger agreement or otherwise, concerning the prospective financial information.

Interests of Metals USA’s Directors and Executive Officers in the Merger

In considering the recommendation of the Metals USA board of directors to adopt the merger agreement, you should be aware that Metals USA’s directors and executive officers have interests in the merger that may be different from, or in addition to, those of Metals USA stockholders generally. The Metals USA board of directors was aware of these interests and considered them, among other matters, in evaluating the merger agreement, in reaching its decision to approve the merger agreement, and in recommending to Metals USA stockholders that the merger agreement be adopted. These interests include those described below.

Acceleration of Vesting of Equity Awards

Pursuant to the terms of the equity awards held by Metals USA’s executive officers and directors, upon the consummation of a change of control of Metals USA, and as provided by the merger agreement, all unvested stock options and shares of restricted stock held by the executive officers and directors will become fully vested. Accordingly, at the effective time of the merger:

•

each unvested stock option held by the executive officers and directors will become fully vested and, together with any already vested options, will be converted into the right to receive a cash payment equal to the product of (i) the excess of $20.65 over the per share exercise price of the option multiplied by (ii) the total number of shares of common stock subject to the option; and

•

each restricted share held by the executive officers and directors will become vested (without regard to the satisfaction of any performance condition, vesting or other lapse restriction) and be converted into the right to receive an amount in cash equal to $20.65.

These payments will be made without interest and less any applicable withholding taxes.

The following tables set forth for the Metals USA executive officers and non-executive directors the number of (i) shares of common stock underlying vested Metals USA stock options, (ii) shares of common stock underlying unvested Metals USA stock options and (iii) restricted shares of common stock, in each case as held by the executive officers and non-executive directors as of March 8, 2013 and assuming continued employment through the date of the closing of the merger:

Executive Officers

Name	Shares Underlying Vested Stock Options(1)	Shares Underlying Unvested Stock Options(2)	Restricted Shares
C. Lourenco Goncalves	205,331	180,000	64,350
Robert C. McPherson III	45,613	40,250	14,175
Roger Krohn	23,236	22,500	7,475

(1)	Weighted average exercise price per share of vested stock options is: for Mr. Goncalves, $8.37; for Mr. McPherson, $8.39; and for Mr. Krohn, $9.01.
(2)	Weighted average exercise price per share of unvested stock options is: for Mr. Goncalves, $12.21; for Mr. McPherson, $12.20; and for Mr. Krohn, $12.21.

Non-Executive Directors

Name	Shares Underlying Vested Stock Options(1)	Shares Underlying Unvested Stock Options(2)	Restricted Shares
John T. Baldwin	84,724	10,000	4,651
Matthew R. Michelini	15,000	10,000	4,651
Larry K. Powers	15,000	10,000	4,651
Eric L. Press	84,724	10,000	4,651
M. Ali Rashid	84,724	10,000	4,651
Mark A. Slaven	15,000	10,000	4,651

(1)	Weighted average exercise price per share of vested stock options is: for Mr. Baldwin, $4.11; for Mr. Michelini, $12.53; for Mr. Powers, $12.53; for Mr. Press, $4.11; for Mr. Rashid, $4.11; and for Mr. Slaven, $12.53.
(2)	Weighted average exercise price per share of unvested stock options is $12.21 for each of the non-executive directors.

Termination Benefits of Executive Officers

Each of our executive officers, Messrs. Goncalves, McPherson and Krohn, has an agreement providing for severance benefits in the event that his employment is terminated in certain circumstances. None of Messrs. Goncalves, McPherson and Krohn are entitled to any severance payments upon the consummation of the merger. Rather, in accordance with their pre-existing agreements, Messrs. Goncalves, McPherson and Krohn are entitled to receive severance payments and other benefits upon certain termination events without regard to the consummation of the merger. However, because it is possible that the changed circumstances resulting from Metals USA becoming a wholly-owned subsidiary of Reliance as a result of the merger could result in the employment of the executives being terminated thereafter on a basis entitling them to severance payments, each of those agreements is described below. On March 8, 2013, Metals USA entered into a separation agreement and general release which provides that Mr. Goncalves’ employment with Metals USA will be terminated without cause immediately prior to the effective time of the merger which would entitle Mr. Goncalves to receive the severance payments and benefits under the terms of his employment agreement with Metals USA for a “qualifying termination of employment” as defined below.

Each of Messrs. Goncalves and McPherson is party to an employment agreement that provides severance benefits in the event that his respective employment is terminated by Metals USA without cause or by him for good reason at any time during the employment period (we refer to such a termination as a “qualifying termination of employment”).

As noted above, Metals USA and Mr. Goncalves agreed that Mr. Goncalves’ employment with Metals USA will be terminated without cause immediately prior to the effective time of the merger, which would entitle Mr. Goncalves to receive, in addition to any accrued and unpaid compensation and benefits through the date of termination:

•	a lump sum payment equal to one year of his annual base salary;

•

an amount equal to one year of his annual base salary payable in accordance with Metals USA’s regular payroll schedule over a twelve month period commencing in the thirteenth month following the termination of his employment;

•

a lump sum payment of $307,398, representing a pro-rated bonus for the year in which the termination of employment occurs, which amount will increase by $3,014 for each day after April 12, 2013 on which the closing occurs;

•

a lump sum payment of $1.1 million payable in March 2014 and a lump sum payment of $1.1 million payable in March 2015, representing a bonus for each of the two fiscal years after the fiscal year in which the termination of employment occurs; and

•

at his election to continue his and his beneficiaries’ participation in Metals USA’s medical benefit plan in which they participated prior to the date of termination, and reimbursement for the cost of COBRA continuation coverage for a period of up to eighteen months.

Upon a qualifying termination of employment, Mr. McPherson is entitled to receive, in addition to any accrued and unpaid compensation and benefits through the date of termination:

•	a lump sum payment equal to eighteen months of annual base salary (such payments to be repaid by Mr. McPherson if he violates the terms of his employment agreement);

•	a pro-rated bonus for the year in which the termination of employment occurs, based on actual performance for such year; and

•

at his election to continue his and his beneficiaries’ participation in Metals USA’s medical benefit plan in which they participated prior to the date of termination, and reimbursement for the cost of COBRA continuation coverage for a period of up to eighteen months.

In addition, Mr. Goncalves is subject to certain restrictions on his ability to compete with Metals USA for two years or solicit its customers or employees for two years after the date of termination, while Mr. McPherson is subject to certain restrictions on his ability to compete with Metals USA for eighteen months or solicit its customers or employees for two years after his termination of employment.

Mr. Krohn is subject to a severance agreement with Metals USA that provides that in the event of a qualifying termination of employment, Mr. Krohn is entitled to receive, in addition to any accrued and unpaid compensation and benefits through the date of termination, his annual base salary for a period of twelve months following his termination of employment (such payments to cease if he violates any material terms of his severance agreement prior to such time) and, at his election to continue his and his beneficiaries’ participation in Metals USA’s medical benefits plan in which they participated prior to the date of termination, reimbursement for the cost of COBRA continuation coverage for a period of up to twelve months. Additionally, Mr. Krohn is subject to certain restrictions on his ability to compete with Metals USA for one year (or two years in the event that his employment is terminated for cause or he resigns without good reason) and to solicit Metals USA’s customers or employees for two years after his termination.

For purposes of Messrs. Goncalves and McPherson’s employment agreements and Mr. Krohn’s severance agreement:

•	“good reason” is generally defined to mean:

•	a reduction in annual base salary;

•	a material diminution of the executive officer’s responsibilities;

•	a relocation of the executive officer’s primary work place beyond a 50 mile radius from its current location;

•	a material breach by Metals USA of the respective agreement; and

•

for Mr. Goncalves, (i) a reduction is his opportunity for a bonus, (ii) the requirement to report to any person who in turn reports to the board, (iii) Metals USA’s failure to appoint Mr. Goncalves as chairman, chief executive officer and president of certain of Metals USA’s subsidiaries, and (iv) Metals USA’s failure to nominate Mr. Goncalves for election to the board of directors or as its chairman.

•	“cause” is generally defined to mean:

•	the commission of a felony or a crime of moral turpitude;

•	the commission of a willful and material act of dishonesty involving Metals USA or any of its subsidiaries;

•	any material breach of the written policies or procedures of Metals USA or any of its subsidiaries which causes material harm to Metals USA or its subsidiaries;

•	any other willful misconduct that causes material harm to Metals USA, any of its subsidiaries, or the business reputation of any of the foregoing entities; or

•	a material breach of the executive’s obligations under the respective agreement.

Quantification of Potential Payments to Named Executive Officers in Connection with the Merger

Metals USA’s “named executive officers” for purposes of the disclosure in this proxy statement are C. Lourenco Goncalves, Robert C. McPherson III, and Roger Krohn. In accordance with Item 402(t) of Regulation S-K promulgated under the Exchange Act, the table below sets forth the compensation that is based on or otherwise relates to the merger or that may become payable to each of the named executive officers in the event that the employment of each such officer was terminated by Metals USA or the surviving corporation without

“cause” or by the officer for “good reason” on or after the merger is consummated. As noted above, Metals USA and Mr. Goncalves agreed that Mr. Goncalves’ employment with Metals USA will be terminated without cause immediately prior to the effective time of the merger, and therefore, such termination will be a qualifying termination event. Please see the section above entitled “The Merger—Interests of Metals USA’s Directors and Executive Officers in the Merger” beginning on page 43 for further information about this compensation.

The amounts indicated below are estimates of amounts that would be payable assuming that the merger were consummated on April 12, 2013 and, with respect to Messrs. McPherson and Krohn, that the employment of Messrs. McPherson and Krohn were terminated immediately thereafter on a basis entitling them to severance payments. As noted above, Mr. Goncalves’ employment will be terminated immediately prior to the effective time of the merger. These estimates are based on multiple assumptions that may or may not actually occur, including the assumption that the employment of each of Messrs. McPherson and Krohn will be terminated on a basis entitling them to severance payments. Some of these assumptions are based on information not currently available and, as a result, the actual amounts, if any, to be received by Messrs. McPherson and Krohn may differ in material respects from the amounts set forth below. The amounts set forth below for Mr. Goncalves were agreed upon by Metals USA in the separation agreement and general release entered into on March 8, 2013.

Golden Parachute Compensation

Name	Cash(1)	Equity(2)	Benefits(3)	Total
C. Lourenco Goncalves Chairman, President and Chief Executive Officer	$4,007,398	$2,848,028	$66,539	$6,921,965
Robert C. McPherson III Senior Vice President and Chief Financial Officer	608,836	632,664	33,459	1,274,959
Roger Krohn Senior Vice President, Operations	300,000	344,259	52,910	697,169

(1)	The named executive officers are entitled to severance payments upon a qualifying termination of employment as described above in “The Merger—Interests of Metals USA’s Directors and Executive Officers in the Merger” beginning on page 43. Although, in the case of Messrs. McPherson and Krohn, the cash severance payments and benefits are not directly related to the merger, this table assumes that a qualifying termination of employment would occur following consummation of the merger. Therefore, for purposes of this table these cash severance payments are presented as “double trigger” payments. The severance benefits are subject to the named executive officer’s execution (and non-revocation) of a general release of claims against Metals USA and its subsidiaries. Generally, the named executive officers are subject to covenants of non-competition and non-solicitation of Metals USA employees and customers during employment and for a period of up to two years thereafter, and to perpetual duties of confidentiality and non-disparagement. As noted above, Metals USA and Mr. Goncalves agreed that Mr. Goncalves’ termination of employment with Metals USA immediately prior to the effective time of the merger will be a qualifying termination event. As required by his employment agreement, Mr. Goncalves executed an agreement which included a general release of claims on March 8, 2013. The severance payments disclosed in this column consist, for each named executive officer, of the following components paid in cash:

Name	Base Salary	Additional Salary Payments	Pro-Rated Target Bonus	Bonus for 2014 and 2015	Total
C. Lourenco Goncalves	$750,000	$750,000	$307,398	$2,200,000	$4,007,398
Robert C. McPherson III	350,000	175,000	83,836	—	608,836
Roger Krohn	300,000	—	—	—	300,000

As described above in “The Merger—Interests of Metals USA’s Directors and Executive Officers in the Merger” beginning on page 43, Mr. Goncalves is entitled to a bonus for each of the two fiscal years following the fiscal year in which termination occurs as calculated under Metals USA’s senior executive bonus plan for the applicable fiscal year based on Metals USA’s achievement of the specified performance objectives set forth under the senior executive bonus plan. The amount in the column above entitled “Bonus for 2014 and 2015” represents the amount agreed to pursuant to Mr. Goncalves’ separation agreement and general release of claims and is based upon the $1,100,000 annual bonus paid to Mr. Goncalves in respect of calendar year 2012 under the senior executive bonus plan.

(2)	In accordance with the merger agreement and the terms of the equity awards granted to the named executive officers under the Metals USA 2010 Long-Term Incentive Plan, the outstanding equity awards held by named executive officers vest upon completion of the merger. Amounts in the table reflect only the value of unvested awards, the vesting of which will be accelerated upon the consummation of the merger. The acceleration of the outstanding equity awards is deemed to be “single-trigger” because it will occur at the effective time of the merger, regardless of whether the named executive officer’s employment is terminated. Amounts in the table represent the amounts payable in cash for each unvested stock option and restricted share of common stock held by the named executive officers. See “The Merger—Interests of Metals USA’s Directors and Executive Officers in the Merger” beginning on page 43 for further information about accelerated vesting of equity awards.

The number and value of unvested, “in-the-money” stock options and restricted shares of common stock held by the named executive officers that would be entitled to accelerated vesting in the merger are set forth below. The value of each stock option is calculated as the difference between (a) $20.65 and (b) the exercise price of each of the unvested stock options. The value of each share of restricted share of common stock is $20.65.

Name	Number of Unvested Stock Options	Value of Unvested Stock Options ($)	Number of Shares of Restricted Stock	Value of Shares of Restricted Stock
C. Lourenco Goncalves	180,000	$1,519,200	64,350	$1,328,828
Robert C. McPherson III	40,250	339,950	14,175	292,714
Roger Krohn	22,500	189,900	7,475	154,359

(3)	The named executive officers are entitled to post-employment medical benefits in the form of Metals USA-paid COBRA continuation coverage for up to 18 months, in the case of Messrs. Goncalves and McPherson, and 12 months, in the case of Mr. Krohn, following the date of the qualifying termination of employment. As with cash severance payments, this benefit is subject to the named executive officer’s execution (and non-revocation) of a general release of claims against Metals USA and its subsidiaries.

The compensation shown in the table above and the related narrative disclosure is subject to the advisory say-on-merger pay proposal, as described in this proxy statement under “Proposal 2: Approval of Advisory Say-On-Merger-Pay Proposal.”

Voting Agreement

In connection with the merger agreement, the Apollo Funds, which own approximately 53% of the issued and outstanding shares of Metals USA common stock, entered into a voting agreement with Reliance (the “voting agreement”).

Pursuant to the voting agreement, the Apollo Funds agreed, until the earlier of the time that the stockholder approval of the merger has been obtained and the termination of the voting agreement, to vote all of their shares of common stock in favor of the proposal to approve and adopt the merger agreement, the consummation of the merger and the other transactions contemplated thereby and any proposal to adjourn or postpone the meeting to a later date if there are insufficient votes for the adoption of the merger agreement. Accordingly, unless the voting agreement is terminated, the Apollo Funds will vote their shares of common stock in favor of the proposal to adopt the merger agreement, the consummation of the merger and the other transactions contemplated thereby and no vote of any stockholder other than the Apollo Funds will be necessary to adopt the merger agreement, and the merger agreement will be adopted at the special meeting.

Until the earlier of the time that the stockholder approval of the merger has been obtained and the termination of the voting agreement, the Apollo Funds agreed to vote all of their shares of common stock against (i) any alternative proposal, (ii) any extraordinary dividend or distribution by Metals USA, (iii) any material change in the capital structure of Metals USA or any subsidiary of Metals USA, (iv) any other merger transaction, consolidation, combination, material business transaction, sale of assets, reorganization, recapitalization, dissolution, liquidation or winding up of Metals USA, or any other action or transaction involving Metals USA, and (v) any amendment of the organizational documents of Metals USA that, in the case of (ii), (iii), (iv) or (v), would or would reasonably be expected to materially impair the ability of Reliance or Merger Sub to complete the merger, or that would or would reasonably be expected to prevent, materially impede or materially delay the consummation of the merger.

The voting agreement will terminate upon the earlier of (i) the effective time of the merger, and (ii) the termination of the merger agreement in accordance with its terms. In addition, the voting agreement may be terminated (x) at any time by mutual agreement of Reliance and the Apollo Funds or (y) by the Apollo Funds upon written notice to Reliance at any time following (A) a change of the Metals USA board of directors’ recommendation in respect of the merger or (B) any change to the merger agreement that (1) decreases the amount or changes the form of the merger consideration or (2) imposes any material restrictions on or additional conditions on the payment of the merger consideration to Metals USA stockholders.

Pursuant to the voting agreement, the Apollo Funds agreed that they shall not, and shall not authorize or permit any investment banker, attorney or other advisor or representative to:

•	solicit, initiate, knowingly facilitate or knowingly encourage the submission of any alternative proposal;

•

participate in any discussions or negotiations regarding an alternative proposal with, or furnish any nonpublic information regarding an alternative proposal to, any person that has made or, to the knowledge of Metals USA, is seeking to make, an alternative proposal, except to notify such person as to the existence of these provisions; or

•	enter into any letter of intent, agreement, contract or agreement in principle regarding an alternative proposal.

The foregoing does not restrict the Apollo Funds, their directors, officers, employees, partners, managers, members or affiliates, from taking any such actions on behalf of or as a representative of Metals USA to the extent authorized by Metals USA to take such actions pursuant to the merger agreement.

Litigation Relating to the Merger

Putative class action lawsuits challenging the proposed transaction have been filed on behalf of Metals USA stockholders in Florida state court and federal court. The actions are captioned Edwards v. Metals USA Holdings Corp. et al., No. CACE13003979 (Fla. Cir. Ct. Broward County) and Savior Associates v. Goncalves, et al., No. 0:13-cv-60492 (S.D. Fla.), respectively. The operative complaint in the Edwards action alleges that the directors of Metals USA breached their fiduciary duties to Metals USA stockholders by engaging in a flawed sales process, by agreeing to sell Metals USA for inadequate consideration, and by agreeing to improper deal protection terms in the merger agreement. The complaint also contends that the directors of Metals USA have breached their fiduciary duties by releasing a proxy statement that allegedly contains false and misleading information and omits material facts. In addition, the lawsuit alleges that Metals USA and Reliance aided and abetted these purported breaches of fiduciary duty. The complaint in the Savior Associates matter alleges that Metals USA and its directors released a proxy statement that contains false and misleading information and that omits material facts, in violation of state law and federal securities laws. The complaint further alleges that the directors of Metals USA breached their fiduciary duties to Metals USA stockholders. The Savior Associates complaint also claims that Apollo Management V, L.P. breached its fiduciary duties to Metals USA stockholders by, among other things, allegedly causing Metals USA to engage in the transaction pursuant to an inadequate process at an unfair price. In addition, the lawsuit alleges that Reliance aided and abetted these purported breaches of fiduciary duty. The lawsuits seek, among other things, an injunction barring the merger. The defendants believe that the lawsuits are without merit.

Regulatory Waiting Periods

The merger is subject to the requirements of the HSR Act, which prevents Reliance and Metals USA from completing the merger until required information and materials are furnished to the DOJ and the FTC and the HSR Act waiting period is terminated or expires. On February 15, 2013, Reliance and Metals USA filed the requisite notification and report forms under the HSR Act with the DOJ and the FTC, and on February 25, 2013, early termination of the HSR Act waiting period was granted.

Delisting and Deregistration of Metals USA Common Stock

Upon completion of the merger, the common stock currently listed on the NYSE will cease to be listed on the NYSE and will subsequently be deregistered under the Exchange Act.

THE MERGER AGREEMENT

The following is a summary of the material provisions of the merger agreement, a copy of which is attached to this proxy statement as Annex A, and which we incorporate by reference into this proxy statement. This summary may not contain all of the information about the merger agreement that is important to you. We encourage you to read carefully the merger agreement in its entirety, as the rights and obligations of the parties thereto are governed by the terms of the merger agreement and not by this summary or any other information contained in this proxy statement.

Explanatory Note Regarding the Merger Agreement

The following summary of the merger agreement, and the copy of the merger agreement attached hereto as Annex A to this proxy statement, are intended to provide information regarding the terms of the merger agreement and are not intended to modify or supplement any factual disclosures about Metals USA in its public reports filed with the SEC. In particular, the merger agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Metals USA or any of its subsidiaries or affiliates. The merger agreement contains representations and warranties by Metals USA, Reliance and Merger Sub which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the merger agreement were made solely for the benefit of the parties to the merger agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts; and may apply contractual standards of materiality or material adverse effect that generally differ from those applicable to investors. Accordingly, you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Metals USA, Reliance or any of their respective subsidiaries or affiliates. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in Metals USA’s public disclosures.

The representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. See “Where You Can Find More Information” beginning on page 78.

Structure of the Merger

At the closing of the merger, Merger Sub will merge with and into Metals USA and the separate corporate existence of Merger Sub will cease. Metals USA will be the surviving corporation in the merger and will continue as a wholly owned subsidiary of Reliance. Subject to applicable law, the directors of Merger Sub immediately prior to the effective time of the merger will be the initial directors of the surviving corporation and will hold office until their respective successors are duly elected and qualified, or their earlier death, incapacitation, retirement, resignation or removal. The officers of Metals USA immediately prior to the effective time of the merger will be the initial officers of the surviving corporation and will hold office until their respective successors are duly elected and qualified, or their earlier death, incapacitation, retirement, resignation or removal.

At the effective time of the merger, the certificate of incorporation of the surviving corporation will be amended as set forth in Annex II to the merger agreement. The bylaws of Merger Sub immediately prior to the effective time of the merger will be the bylaws of the surviving corporation.

When the Merger Becomes Effective

The closing of the merger will take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, on the second business day after (or, if Reliance elects, in its sole discretion, any other day specified by Reliance that is within seven calendar days after) the satisfaction or waiver of the closing conditions stated in the merger agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions) or at such other time as the parties may agree in writing.

The merger will become effective at the time when Metals USA files a certificate of merger with the Secretary of State of the State of Delaware or at such later date or time as Metals USA and Merger Sub agree in writing and specify in the certificate of merger (we refer to this time as the “effective time” of the merger).

We expect to complete the merger during the second quarter of 2013. However, the merger is subject to various conditions described below, and it is possible that factors outside the control of both companies could result in the merger being completed at a later time, or not at all. As a result, there could be a substantial amount of time between the special meeting and the completion of the merger.

Effect of the Merger on the Common Stock

At the effective time of the merger, each issued and outstanding share of Metals USA common stock outstanding immediately prior to the effective time of the merger, including all restricted shares, but excluding (i) shares to be converted into shares of the surviving corporation because they are held by wholly-owned subsidiaries of Metals USA or Reliance (other than Merger Sub) and (ii) any dissenting shares, shall be converted automatically into and will represent the right to receive $20.65 per share in cash, without interest and less any applicable withholding taxes.

Each share of Metals USA common stock that is owned directly by Reliance or Merger Sub immediately prior to the effective time of the merger shall be cancelled and retired and shall cease to exist and no consideration will be delivered in exchange for such cancellation.

At the effective time of the merger, each share of common stock of Merger Sub issued and outstanding immediately prior to the effective time of the merger will be converted into and become one validly issued, fully paid and nonassessable share of common stock of the surviving corporation.

Treatment of Metals USA Stock Options and Restricted Shares

Stock Options. Each option to purchase shares of Metals USA common stock, whether vested or unvested, that is outstanding immediately prior to the effective time of the merger, will be converted into the right to receive an amount in cash equal to the product of (i) the total number of shares of common stock subject to such option and (ii) the excess, if any, of $20.65 over the exercise price per share of such option, less such amounts as are required to be withheld or deducted under applicable tax provisions.

Restricted Shares. Each restricted share that is outstanding immediately prior to the effective time of the merger, will become fully vested (without regard to any performance condition, vesting or other lapse restriction) and will be converted into the right to receive an amount in cash equal to $20.65, less such amounts as are required to be withheld or deducted under applicable tax provisions.

Payment for the Common Stock in the Merger

At or prior to the effective time of the merger, Reliance will deposit, or cause to be deposited, with Computershare (or, if Computershare is unavailable, with a U.S. bank or trust company that will be appointed by

Reliance (and reasonably acceptable to Metals USA)), as paying agent, in trust for the benefit of the holders of common stock, sufficient cash to pay to the holders of common stock the merger consideration of $20.65 per share. Within two business days following the effective time of the merger, the paying agent is required to mail to each record holder of shares of common stock that were converted into the merger consideration a letter of transmittal and instructions for use in effecting the surrender of certificates that formerly represented shares of Metals USA common stock or non-certificated shares represented by book-entry in exchange for the merger consideration; provided that with respect to any holder of record of shares of common stock that were converted into the merger consideration and who appears at the closing in person or by authorized representative, the paying agent shall provide the letter of transmittal and instructions for use to such holder at the closing. Upon the surrender by a holder of common stock of certificates or non-certificated shares represented by book-entry, as the case may be, together with a completed and executed letter of transmittal and any other documents reasonably requested by the paying agent, such holder will be entitled to receive the merger consideration for such surrendered shares under the merger agreement, less any withholding for taxes.

The surviving corporation or one of its subsidiaries shall pay to each holder of stock options and each holder of restricted shares, the cash amounts described under “—Treatment of Metals USA Stock Options and Restricted Shares” above within five calendar days following the effective time of the merger.

Representations and Warranties

The merger agreement contains representations and warranties of each of Metals USA and of Reliance and Merger Sub as to, among other things:

•	corporate organization, existence and good standing, including, as to Metals USA, with respect to its subsidiaries;

•	corporate power and authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement;

•	required regulatory filings and authorizations, consents or approvals of governmental entities;

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the absence of certain violations, defaults or consent requirements under certain contracts, organizational documents and law, in each case arising out of the execution and delivery of, and consummation of the transactions contemplated by, the merger agreement; and

•	matters relating to information to be included in required filings with the SEC in connection with the merger.

The merger agreement also contains representations and warranties of Metals USA as to, among other things:

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the capitalization of Metals USA and the absence of certain rights to purchase or acquire equity securities of Metals USA or any of its subsidiaries, the absence of any bonds or other obligations allowing holders the right to vote with stockholders of Metals USA and the absence of stockholder agreements or voting trusts to which Metals USA or any of its subsidiaries is a party;

•	the accuracy of Metals USA’s filings with the SEC and of financial statements included in the SEC filings;

•	the implementation and maintenance of disclosure controls and internal controls over financial reporting and the absence of certain claims, complaints or allegations with respect thereto;

•	the absence of certain undisclosed liabilities for Metals USA and its subsidiaries;

•	compliance with laws and possession of necessary permits and authorizations by Metals USA and its subsidiaries;

•	environmental matters and compliance with environmental laws by Metals USA and its subsidiaries;

•	Metals USA’s employee benefit plans and other agreements with its employees;

•	the absence of certain changes since December 31, 2011 and conduct of business since September 30, 2012;

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the absence of certain litigation, orders and judgments and governmental proceedings and investigations with respect to Metals USA, any of its subsidiaries, any present or former officer, director or employee of Metals USA or any of its subsidiaries or any other person for whom Metals USA or any of its subsidiaries may be liable;

•	the payment of taxes, the filing of tax returns and other tax matters related to Metals USA and its subsidiaries;

•	labor matters related to Metals USA and its subsidiaries;

•	ownership of or rights with respect to, and absence of infringement of, the intellectual property of Metals USA and its subsidiaries;

•	real property owned or leased by Metals USA and its subsidiaries;

•	the receipt by the board of directors of an opinion of Goldman, Sachs & Co. and of an opinion of Morgan Stanley & Co. LLC;

•	the vote of stockholders required to approve the merger;

•	material contracts of Metals USA and its subsidiaries;

•	insurance policies of Metals USA and its subsidiaries;

•	absence of certain transactions between Metals USA and its affiliates;

•	the absence of any fees owed to investment bankers or brokers in connection with the merger, other than those specified in the merger agreement; and

•	state takeover statutes.

The merger agreement also contains representations and warranties of Reliance and Merger Sub as to, among other things:

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the absence of certain investigations or review by any governmental entity related to Reliance, any of Reliance’s subsidiaries, any present or former officer, director or employee of Reliance or any of its subsidiaries or any other person for whom Reliance or any of its subsidiaries may be liable;

•	availability of cash, available line of credit, or other available, unrestricted funds to pay the merger consideration and perform Reliance’s obligations under the merger agreement;

•	absence of any previous conduct of business by Merger Sub other than in connection with the transactions contemplated by the merger agreement; and

•	absence of any direct or indirect ownership by Reliance, Merger Sub or any of their affiliates of Metals USA common stock or securities convertible into or exchange for Metals USA common stock.

Some of the representations and warranties in the merger agreement are qualified by materiality qualifications or a “material adverse effect” clause. For purposes of the merger agreement, a “material adverse effect” means, with respect to Metals USA:

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any event, development, change or effect that is materially adverse to the business, financial condition or results of operations of Metals USA and its subsidiaries, taken as a whole, but shall not include any event, development, change or effect relating to or resulting from: (i) conditions in or affecting the United States economy, or any other national or regional economy where Metals USA operates or from which Metals USA obtains raw materials, or the global economy generally, (ii) political conditions (or changes in such conditions) in the United States or any other country or region in the world or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region of the world occurring after the date hereof, (iii) changes in the financial, credit, banking or securities markets in the United States or any other country or region in the world (including any disruption thereof and any decline in the price of any security or any market index), (iv) changes in United States generally accepted accounting principles (“GAAP”) or other accounting standards (or interpretations thereof), (v) changes in any laws or other binding directives issued by any governmental entity (or interpretations thereof), (vi) changes that are generally applicable to the industries in which Metals USA and its subsidiaries operate, (vii) any change in the market price or trading volume of Metals USA common stock, (viii) the execution and delivery of the merger agreement or the public announcement or pendency of the merger or other transactions contemplated hereby, including the impact thereof on the relationships, contractual or otherwise, of Metals USA or any of its subsidiaries with employees, customers, suppliers or partners, (ix) the identity of Reliance or any of its affiliates as the acquiror of Metals USA, (x) the taking of any action required or expressly contemplated by the merger agreement or with the prior written consent or at the direction of Reliance, (xi) the occurrence of natural disasters or (xii) any failure to meet internal or published projections, forecasts or revenue or earning predictions for any period; provided, that (A) any event, development, change or effect set forth in the foregoing clauses (i), (ii), (iii), (vi) and (xi) may be taken into account in determining whether there has been or is a material adverse effect to the extent (and only to the extent) the impact of such event, development, change or effect on the business, financial condition or results of operations of Metals USA and its subsidiaries, taken as a whole, is disproportionately adverse in relation to others in the industries in which Metals USA and its subsidiaries operate, in which case only the incremental disproportionate effect shall be taken into account and (B) the underlying cause of any change or failure referred to in the foregoing clauses (vii) and (xii) may be taken into account in determining whether there has been or is a material adverse effect.

For the purpose of the merger agreement, a “material adverse effect” with respect to Reliance or Merger Sub means any event, development, change or effect that prevents or materially impairs or delays the ability of Reliance or Merger Sub to satisfy the conditions precedent to the merger or to consummate the merger and the other transactions contemplated by the merger agreement.

Conduct of Business Pending the Merger

The merger agreement provides that, subject to certain exceptions or as consented to in writing by Reliance, during the period from the signing of the merger agreement to the effective time of the merger, (i) except as required by law or as consented to by Reliance (such consent not to be unreasonably withheld, conditioned or delayed), or as expressly required or permitted by the merger agreement, Metals USA, among other things, will, and will cause its subsidiaries to, conduct its business in the ordinary course of business consistent with past practice, use all commercially reasonable efforts to (A) preserve intact its current business organization, (B) maintain in effect all of its material permits and material environmental permits, (C) keep available the services of its current directors, officers and key employees, (D) maintain satisfactory relationships with its material customers, lenders and suppliers, and others having material business relationships with it and (E) maintain in effect the material insurance policies of Metals USA and its subsidiaries as in effect on the date of the signing of the merger agreement in the ordinary course of business consistent with past practice and (ii) except as required by law or as consented to by Reliance (such consent, with respect to certain actions related to taxes, not to be unreasonably withheld, conditioned or delayed) or as expressly required or permitted by the merger agreement, Metals USA will not, and will not permit any of its subsidiaries to (subject, in some cases, to certain exceptions):

•	pay any dividend, or make any other distribution on, any shares of its capital stock, other than regular quarterly cash dividends not to exceed $0.06 per share per dividend;

•	split, combine or reclassify any capital stock or issue or authorize or propose the issuance of securities in respect of shares of its capital stock;

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except to the extent required by law or any existing written agreements or Metals USA benefit plan in effect as of the date of the merger agreement, increase the compensation or other benefits payable or provided to its (i) employees (excluding directors and executive officers of Metals USA), other than in the ordinary course of business consistent with past practice or (ii) directors or executive officers; enter into any employment, change of control, severance or retention agreement with any employee or other service provider of Metals USA or any of its subsidiaries; establish, adopt, enter into or amend any plan, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees or any of their beneficiaries; or enter into any pre-closing retention arrangements;

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make any loans, advances or capital contributions to, or investments in, any other person (other than loans or advances in the ordinary course of business consistent with past practice) or make any change in its existing borrowing or lending or investment arrangements for or on behalf of any of such persons, except as required by the terms of any Metals USA benefit plan;

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change material financial accounting policies or procedures or any of its methods of reporting income, deductions or other items for financial accounting purposes, except as required by GAAP, SEC rule or policy or applicable law;

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amend any provision of its certificate of incorporation or bylaws or similar applicable charter or organizational documents, or permit any of its subsidiaries to amend any provision of such subsidiary’s certificate of incorporation or bylaws or similar applicable charter or organizational documents in a manner adverse to Reliance or Merger Sub or as would have a material adverse effect on Metals USA or prevent or materially impair or delay the ability of Metals USA to consummate the merger;

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issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of its capital stock or other ownership interest in Metals USA or any subsidiaries or any securities convertible into or exchangeable for any such shares or ownership interest, or any rights, warrants or options to acquire or with respect to any such shares of capital stock, ownership interest or convertible or exchangeable securities, take any action to cause to be exercisable any otherwise unexercisable Metals USA stock option or otherwise make any changes in the capital structure of Metals USA or any of its subsidiaries or amend the terms of any securities of Metals USA or any of its subsidiaries, other than issuances of shares of Metals USA common stock in respect of any exercise of stock options outstanding on the date of the merger agreement;

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directly or indirectly, purchase, redeem or otherwise acquire any shares of its capital stock or any rights, warrants or options to acquire any such shares, other than the acquisition of shares of common stock from a holder of a stock option in satisfaction of withholding obligations or in payment of the exercise price or from a holder of Restricted Shares in satisfaction of withholding obligations upon the vesting of such shares;

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incur, assume, guarantee, prepay or otherwise become liable for any indebtedness for borrowed money, except for indebtedness for borrowed money pursuant to Metals USA’s existing credit facilities or debt solely among Metals USA and its wholly owned subsidiaries;

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sell, lease, license, transfer, exchange or swap, mortgage or otherwise encumber (including securitizations), or subject to any lien (other than certain permitted liens) or otherwise dispose of any portion of its tangible properties or assets having a value in excess of $500,000, individually or in the aggregate, except pursuant to existing agreements in effect prior to the execution of the merger agreement or for the sale of inventory in the ordinary course of business consistent with past practice;

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(i) modify, materially amend, terminate or grant any waiver under any material contract, any lease or any contract that would constitute a material contract or a lease if entered into prior to the signing of the merger agreement, or (ii) enter into certain contracts specified in the merger agreement (including “material contracts” as defined under the Securities Act, joint venture or partnership agreements, agency, dealer, sales rep or marketing agreements, agreements with customers or suppliers involving receipt or expenditure of more than $5 million per year, indentures or other contracts for indebtedness or agreements materially restricting the conduct of business of Metals USA and its subsidiaries or (after the effective time of the merger) the conduct of business of Reliance or any of its affiliates) other than, in the case of either clause (i) or clause (ii), in the ordinary course of business consistent with past practice;

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acquire (by merger, consolidation, purchase of stock or assets or otherwise), or agree to so acquire any entity, business or assets that constitute a business or division of any person, or all or a substantial portion of the assets of any person (or business or division thereof);

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make or agree to make any capital expenditure in excess of $500,000 individually or $1,000,000 in the aggregate, other than as contemplated by the capital expenditures budget provided by Metals USA to Reliance;

•	adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Metals USA or any of its subsidiaries;

•	enter into any new line of business outside the businesses being conducted by Metals USA and its subsidiaries on the date of the signing of the merger agreement and any reasonable extensions thereof;

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settle, or offer or propose to settle, (i) any material litigation, investigation, arbitration, proceeding or other claim involving or against Metals USA or any of its subsidiaries (other than any of the foregoing that relates to tax matters), (ii) any stockholder litigation or dispute against Metals USA or any of its officers or directors or (iii) any litigation, arbitration, proceeding or dispute that relates to the transactions contemplated by the merger agreement, in each case, other than settlements that involve the payment of monetary damages, in the aggregate, not in excess of certain thresholds and without the imposition of equitable relief on, or the admission of wrongdoing by, Metals USA, any of its subsidiaries or any of its officers or directors;

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make or change any material tax election, change any material annual tax accounting period, adopt or change any material method of tax accounting, file any material amended tax returns or claims for material tax refunds, enter into any closing agreement with respect to a material amount of taxes, settle any material tax claim, audit or assessment, surrender any right to claim a material tax refund, offset or other reduction in tax liability or consent to any extension or waiver of the limitations period that could reasonably be expected to produce a material tax claim or assessment; and

•	agree, in writing or otherwise, to take any of the foregoing actions.

The merger agreement also provides that Reliance and Merger Sub shall not, and shall not permit any of their respective subsidiaries or affiliates to, take or agree to take any action (including entering into agreements with respect to any acquisitions, mergers, consolidations or business combinations) which would reasonably be expected to, individually or in the aggregate, have a material adverse effect on Reliance or Merger Sub.

Other Covenants and Agreements

Access and Information

Metals USA agreed to afford Reliance reasonable access during normal business hours on reasonable prior notice, during the period prior to the effective time of the merger, to the officers, properties, contracts, books and records of Metals USA and its subsidiaries.

Solicitation

The merger agreement provides that, until 11:59 p.m., Eastern time, on March 8, 2013 (the “solicitation period end-date”), Metals USA and its representatives were permitted to:

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initiate, solicit, facilitate and encourage alternative proposals (including by way of providing access to non-public information), provided that Metals USA shall promptly provide to Reliance any non-public information concerning Metals USA or its subsidiaries that is provided to any person given such access which was not previously provided to Reliance; and

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enter into and maintain discussions or negotiations concerning alternative proposals or proposals that could reasonably be expected to lead to an alternative proposal or otherwise cooperate with or assist or participate in, or facilitate any such requests, proposals, discussions or negotiations.

This provision in the merger agreement is sometimes referred to as a “go-shop”. After the solicitation period end-date, Metals USA may continue to take such actions with respect to any person who made a written alternative proposal received before the solicitation period end-date, which the Metals USA board of directors has determined in good faith, after consultation with its final advisors and outside legal counsel, constitutes or is reasonably likely to result in a superior proposal (referred to herein as an “excluded party”).

As of the solicitation period end-date, other than with respect to an excluded party, Metals USA will and will cause its subsidiaries, affiliates and representatives to:

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immediately cease and cause to be terminated solicitation or intentional encouragement of alternative proposals from, and discussions or negotiations with respect to alternative proposals with, any person conducted prior to the execution of the merger agreement by Metals USA, any of its subsidiaries, affiliates or representatives; and

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promptly request any such person to promptly return or destroy all confidential information concerning Metals USA and its subsidiaries in accordance with the applicable confidentiality agreement between Metals USA and such person.

In addition, from the solicitation period end-date, until the effective time of the merger (or if earlier, the termination of the agreement), other than with respect to an excluded party, Metals USA will not and will cause its subsidiaries, affiliates and representatives not to:

•	solicit, initiate, knowingly facilitate or knowingly encourage the submission of any alternative proposal;

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participate in any discussions or negotiations regarding an alternative proposal with, or furnish any nonpublic information regarding an alternative proposal to, any person that has made or, to the knowledge of Metals USA, is seeking to make, an alternative proposal, except to notify such person as to the existence of the solicitation provisions in the merger agreement;

•	enter into any letter of intent, agreement, contract or agreement in principle regarding an alternative proposal (except for confidentiality agreements permitted under the merger agreement); or

•	publicly propose to do any of the foregoing (other than disclosure of the terms of the merger agreement).

The board of directors shall not (i) change, qualify, withhold, withdraw or modify, in a manner adverse to Reliance (or publicly propose to do so), the recommendation that the stockholders of Metals USA approve the adoption of the merger agreement, (ii) take any formal action or make any recommendation or public statement in connection with a tender offer or exchange offer other than a recommendation against such offer or (iii) adopt, approve or recommend, or publicly propose to approve or recommend to the stockholders of Metals USA an alternative proposal (such prohibited actions being referred to as a “change of recommendation”).

Within 48 hours after the solicitation period end-date, Metals USA will notify Reliance, in writing, of the identity of each excluded party, if any, and provide Reliance a copy of each alternative proposal received from each excluded party. From and after the solicitation period end-date, Metals USA will promptly (within 24 hours) notify Reliance in the event that Metals USA, its subsidiaries or representatives receives any request for discussions or negotiations, any request for access to the properties or books and records of Metals USA or any of its subsidiaries of which Metals USA or its subsidiaries or representatives is or has become aware, or any request for information relating to Metals USA or any of its subsidiaries, in each case, by any third party that may be considering making, or has made, an alternative proposal. Such notice to Reliance will indicate the identity of the person making such proposal or request and the material terms and conditions of such proposal, if any. Following the solicitation period end-date, Metals USA shall keep Reliance reasonably informed on a reasonably current basis (and in any event within 48 hours) of any material developments, discussions or negotiations regarding any alternative proposals or any material change to the financial or other terms of any such alternative proposal.

The foregoing restrictions notwithstanding, at any time prior to the approval of the merger agreement by the stockholders of Metals USA:

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if Metals USA receives a written alternative proposal which the board of directors determines in good faith, after consultation with its financial advisors and outside legal counsel, is or is reasonably likely to result in, a superior proposal, Metals USA is permitted to:

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furnish nonpublic information to the third party making the alternative proposal, if Metals USA receives from the third party a confidentiality agreement having confidentiality provisions that are substantially similar to those contained in the confidentiality agreement between Metals USA and Reliance, and if Metals USA will promptly (within 24 hours) provide to Reliance any non-public information concerning Metals USA or its subsidiaries provided to such other person which was not previously provided to Reliance, provided that before supplying any such confidential information to the third party, Metals USA must provide Reliance with a copy of the alternative proposal made to Metals USA or any of its subsidiaries by such third party, and the identity of such third party; and

•	engage in discussions or negotiations with respect to the alternative proposal;

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the board of directors is allowed (i) to effect a change of recommendation, if it determines in good faith, after consultation with outside counsel, that failure to take such action would be inconsistent with its fiduciary duties under applicable law (but, if the change of recommendation does not relate to or result from a superior proposal, Metals USA must provide reasonable prior notice to Reliance) or (ii) to terminate the merger agreement to enter into a definitive agreement with respect to a superior proposal; provided, however, that the board of directors is only allowed to take the action described in (ii) (or (i), in connection with or relating to a superior proposal), if, prior to taking such action:

•	the board of directors determines in good faith, after consultation with its financial advisor and outside legal counsel, that such alternative proposal is a superior proposal;

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Metals USA has given Reliance, at least 4 calendar days (or 2 business days, if longer) in advance of taking such action, prior written notice of its intention to effect a change of recommendation or to terminate the merger agreement (referred to as the “notice period”) and has contemporaneously provided to Reliance a copy of such superior proposal and each of the relevant proposed transaction agreements to be entered into by Metals USA with the third party making such superior proposal (with an additional 2 business day notice period applying in the event of any material modification to the material terms of an alternative proposal);

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at the end of the notice period, the board of directors, after consultation with Metals USA’s financial advisors and outside legal counsel, has determined in good faith that the third party’s alternative proposal remains a superior proposal relative to the transactions contemplated by the merger agreement; and

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in the case of a termination by Metals USA to enter into a definitive agreement with respect to a superior proposal, in advance of or substantially concurrently with termination of the merger agreement, Metals USA has paid the termination fee to Reliance as described below.

An “alternative proposal” means any bona fide inquiry, proposal or offer made by any person for (i) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation or similar transaction involving Metals USA, (ii) the direct or indirect acquisition by any person of 15% or more of the assets of Metals USA and its subsidiaries, on a consolidated basis or (iii) the direct or indirect acquisition by any person of 15% or more of the voting power of the outstanding shares of Metals USA common stock, including any tender offer or exchange offer that if consummated would result in any person beneficially owning shares with 15% or more of the voting power of the outstanding shares of Metals USA common stock, in each case of clauses (i) through (iii), other than the transactions contemplated by the merger agreement.

A “superior proposal” means a written alternative proposal, substituting “50%” for “15%,” that the board of directors determines in good faith and considering such factors as the board of directors considers to be appropriate (including the expected timing and likelihood of consummation, any governmental or other approval requirements, break-up fees, expense reimbursement provisions, conditions to consummation and availability of necessary financing), to be more favorable to Metals USA and its stockholders than the transactions contemplated by the merger agreement.

Proxy; Special Meeting

Metals USA will take all action necessary in accordance with the DGCL and its certificate of incorporation and bylaws to duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the approval of Metals USA stockholders of the merger agreement and the merger, with the record date and meeting date of Metals USA meeting to be selected after reasonable consultation with Reliance, and unless there has been a change of recommendation in accordance with the merger agreement will use all reasonable efforts to solicit from its stockholders proxies in favor of the approval of the merger agreement and the transactions contemplated thereby. Notwithstanding any change of recommendation, Metals USA will submit the merger agreement to the Metals USA stockholders at the meeting unless the merger agreement has been terminated according to its terms.

Employee Matters

For the period from the effective time of the merger until December 31, 2013, Reliance will provide, or will cause to be provided, to each current and former employee of Metals USA and its subsidiaries (such employees are referred to as “Metals USA employees”) (i) base compensation and bonus opportunities that, in each case, are no less favorable than were provided to the Metals USA employee immediately before the effective time of the merger and (ii) all other compensation and benefits (including equity) that are substantially comparable in the aggregate to those provided to the Metals USA employee immediately before the effective time of the merger. In addition, Reliance shall, or shall cause the surviving corporation to provide to each Metals USA employee who experiences a termination of employment without cause during the period from the effective time of the merger until December 31, 2013, severance benefits equal to the greater of (a) the severance benefits described by Metals USA to Reliance in its disclosure letter and (b) the severance benefits provided for under the severance arrangements of Reliance and its subsidiaries, and during the period from the effective time of the merger until December 31, 2013, severance benefits offered to each Metals USA employee will be determined without taking into account any reduction after the effective time of the merger in compensation paid to such employee.

For all purposes under the benefit plans of Reliance and its subsidiaries providing benefits to the employees of Metals USA and its subsidiaries after the effective time of the merger (such plans are referred to as the “new plans”), each such employee will be credited with his or her years of service with Metals USA and its subsidiaries and their respective predecessors immediately before the effective time of the merger to the same extent as the employee was previously entitled to credit for such service under any similar Metals USA benefit plan in which the employee participated or was eligible to participate immediately prior to the effective time of the merger, except that the foregoing will not apply with respect to participation in and benefit accrual under any defined benefit pension or post retirement plan or to the extent that its application would result in a duplication of benefits. In addition, (i) each such employee will be immediately eligible to participate, without any waiting time, in any and all new plans to the extent coverage under such new plan is comparable to a Metals USA benefit plan in which such employee participated immediately before the effective time of the merger, and further provided that the foregoing provision shall not preclude Reliance from confirming the eligibility of any such employee or his or her covered dependent after the effective time of the merger, and (ii) for purposes of each new plan providing medical, dental, pharmaceutical and/or vision benefits to any such employee, Reliance has agreed to use its commercially reasonable efforts to cause all pre-existing condition exclusions and actively-at-work requirements of such new plan to be waived for such employee and his or her covered dependents, unless such conditions would not have been waived under the comparable plans of Metals USA or its subsidiaries in which such employee participated immediately prior to the effective time of the merger, and Reliance has agreed to cause any eligible expenses incurred by such employee and his or her covered dependents which were credited to deductible and maximum out-of-pocket co-insurance requirements under the old Metals USA benefit plans will be credited for purposes of satisfying the deductible, and maximum out-of-pocket co-insurance requirements under the new plans, provided that the foregoing provision shall not be applicable with respect to any of the new plans which have a plan year which commences on January 1, 2014.

Reliance acknowledged that the merger would constitute a “change of control” within the meaning of Metals USA’s benefit plans.

Efforts to Complete the Merger

Each of the parties to the merger agreement must use its reasonable best efforts to take promptly, or to cause to be taken, all actions, and to do promptly, or cause to be done, all things reasonably necessary, proper or advisable to obtain all necessary actions or nonactions, waivers, consents, clearances, approvals, or expirations or terminations of waiting periods as may be required by any law or governmental entity. Reliance and Metals USA will promptly, and in no event later than 10 business days after the date of the merger agreement, file all required Notification and Report Forms under the HSR Act and will, among other things, use their reasonable best efforts to cause the expiration or termination of any applicable waiting periods under the HSR Act, and shall apply to the DOJ or the FTC as promptly as reasonable practicable any additional information or documents that may be requested pursuant to any law, by the DOJ or the FTC.

Each of the Reliance and Metals USA shall use its reasonable best efforts to avoid the entry of, or to have vacated or lifted, reversed or overturned, any decree, judgment, injunction or other order that would restrain, prevent or delay the closing on or before the end date (as defined below). Moreover, Reliance shall use its reasonable best efforts to avoid or eliminate impediment under antitrust law so as to enable the closing to occur as promptly as possible (and no later than the end date), including, proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of such businesses, product lines or assets of Reliance or Metals USA and otherwise taking or committing to take actions that after the closing would limit Reliance’s freedom of action with respect to, or its ability to operate and/or retain, the businesses, product lines or assets of Reliance or Metals USA.

Neither Reliance nor any of its subsidiaries shall be required, nor shall Metals USA or any of its subsidiaries without the prior written consent of Reliance agree or offer to: (i) sell, divest or otherwise hold separate (including by establishing a trust or otherwise), or take any other action (or otherwise agree to do any of the foregoing) with respect to any of the businesses, assets or properties of Reliance, Metals USA, the surviving corporation or any of their respective affiliates or (ii) otherwise take or commit to take actions that after the closing would limit Reliance’s freedom of action with respect to, or its ability to operate any of the businesses, assets or properties of Reliance, Metals USA, the surviving corporation or any of their respective affiliates if the aggregate net effect of all such sales, divestitures, dispositions, actions or commitments referred to in (i) and (ii) would be material to Metals USA and its subsidiaries, taken as a whole (it being understood that if any such actions are proposed with respect to the assets or business of Reliance, “material” shall be determined as if such assets or business were owned by Metals USA).

Indemnification of Directors and Officers; Insurance

For a period of six years from the effective time of the merger, Reliance and the surviving corporation will, subject to certain limitations, maintain in effect the exculpation, indemnification and advancement of expenses provisions of Metals USA’s and any of its subsidiaries’ certificates of incorporation and bylaws or similar organizational documents in effect immediately prior to the effective time of the merger or in any indemnification agreements with any of their respective directors or officers in effect immediately prior to the effective time of the merger, and will not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who at the effective time of the merger were current or former directors, officers or employees of any of those entities. All rights of indemnification with respect to any claim made within that six-year period will continue until the disposition of the action or resolution of the claim. Further, each of Reliance and the surviving corporation will, to the fullest extent permitted under applicable law, indemnify and hold harmless (and advance funds in respect of each of the foregoing) each current and former director or officer of Metals USA or any of its subsidiaries and each such person who serves or served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise, against any costs or expenses (including advancing reasonable attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to the fullest extent permitted by law), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of, relating to or in connection with any matters, whether before or after the effective time of the merger in connection with such person’s service as an officer or director of Metals USA or any of its subsidiaries or another entity if such service to the other entity was at the request of Metals USA.

Prior to the effective time of the merger, Metals USA will or, if Metals USA is unable to, Reliance will cause the surviving corporation as of the effective time of the merger to, purchase a six-year prepaid “tail” policy, with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under Metals USA’s and its subsidiaries’ existing policies of directors’ and officers’ liability insurance and fiduciary liability insurance, with respect to matters arising on or before the effective time of the merger, and Reliance shall cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the surviving corporation, and no other party shall have any further obligation to purchase or pay for such insurance; provided, however, that Metals USA shall not pay in excess of 250% of the last annual premium paid by Metals USA prior to the date of the merger agreement in respect of such “tail” policy. If Metals USA or the surviving corporation for any reason fails to obtain such “tail” insurance policies as of the effective time of the merger, Reliance shall, for a period of six years from the effective time of the merger, cause the surviving corporation to maintain in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by Metals USA and its subsidiaries with respect to matters arising on or before the effective time of the merger; provided, however, that after the effective time of the merger, Reliance shall not be required to pay annual premiums in excess of 250% of the last annual premium paid by Metals USA prior to the date of the merger agreement in respect of the coverage required to be obtained pursuant to the terms of the merger agreement, but in such case shall purchase as much coverage as reasonably practicable for such amount.

No Financing Condition; Cooperation with Financing

The merger is not subject to a financing condition.

In the merger agreement Metals USA has agreed, upon the request of Reliance, to use its commercially reasonable efforts to provide reasonable cooperation in connection with Reliance’s efforts to arrange and consummate any amendment to, or replacement or supplement of, Reliance’s credit facilities (referred to as “debt financing”).

Such commercially reasonable efforts will include commercially reasonable efforts to:

•	make available to prospective lenders appropriate personnel of Metals USA and its subsidiaries;

•	provide promptly information relating to Metals USA and its subsidiaries to financing institutions contemplated to arrange and/or provide debt financing;

•	assist in the obtaining of customary payoff letters and instruments of discharge;

•	cooperate with respect to matters relating to pledges of collateral to take effect at the effective time of the merger in connection with such financing;

•	assist Reliance in obtaining customary legal opinions; and

•	assist Reliance in obtaining customary comfort letters and consents of independent accountants.

However, until the effective time of the merger, neither Metals USA nor its subsidiaries, nor their respective officers or directors shall (i) be required to pay any commitment or other similar fee, (ii) enter into any definitive agreement or have any liability or any obligation under any certificate, document, instrument, credit agreement or any related document or any other agreement or document related to the debt financing, (iii) unless promptly reimbursed by Reliance, be required to incur any other expenses in connection with the debt financing or (iv) be required to take any action in his/her capacity as a director of Metals USA or any of its subsidiaries with respect to the debt financing.

Reliance shall promptly, upon request by Metals USA, reimburse Metals USA for all reasonable and documented out of pocket costs (including reasonable attorneys’ fees) incurred by Metals USA or any of its subsidiaries or their respective representatives in connection with their respective obligations pursuant to, and in accordance with, the financing cooperation provisions of the merger agreement, and shall indemnify and hold harmless Metals USA, its subsidiaries and their respective representatives from and against any and all damages, losses, costs, liabilities or expenses suffered or incurred by any of them in connection with the arrangement of the debt financing and any information used in connection therewith (other than information provided by Metals USA or any of its subsidiaries) and all other actions taken by Metals USA, its subsidiaries and their respective representatives pursuant to the financing cooperation provisions of the merger agreement. Reliance and Merger Sub shall keep Metals USA informed on a reasonably current basis of the status of its efforts to arrange and consummate any debt financing.

Conditions to the Merger

The obligations of Metals USA, Reliance and Merger Sub to effect the merger are subject to the fulfillment or waiver, at or prior to the effective time of the merger, of the following mutual conditions:

•	the adoption of the merger agreement by the required vote of the stockholders;

•

the absence of any injunction or similar order by any court of competent jurisdiction which prohibits the merger and the absence of any law enacted, entered, promulgated, enforced or deemed applicable by any governmental entity that, in any case, prohibits or makes illegal the consummation of the merger; and

•	the expiration or termination of any applicable waiting period under the HSR Act.

The obligation of Metals USA to effect the merger is subject to the fulfillment or waiver in writing of the following additional conditions:

•

(i) the representations and warranties of Reliance and Merger Sub (except for the representations and warranties described in (ii) and (iii) below), disregarding all materiality and material adverse effect qualifications contained therein, must be true and correct, both when made and at and as of the closing date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be true and correct would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on Reliance or Merger Sub, (ii) the representation and warranty of Reliance and Merger Sub with respect to investigations and litigation must be true and correct in all respects both when made and at and as of the closing date, and (iii) the representations and warranties of Reliance and Merger Sub with respect to organization and subsidiaries, corporate authority and ownership of Metals USA common stock must be true and correct in all material respects both when made and at and as of the closing date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date);

•

Reliance and Merger Sub must have performed and complied with, in all material respects, all material obligations and covenants required by the merger agreement to be performed or complied with by them prior to the effective time of the merger; and

•

Reliance will have delivered to Metals USA a certificate, dated as of the effective time of the merger and signed by its chief executive officer or another senior officer, certifying that the above conditions have been satisfied.

The obligation of Reliance and Merger Sub to consummate the merger is subject to the fulfillment or waiver in writing of the following additional conditions:

•

(i) the representations and warranties of Metals USA with respect to qualification and organization, capital stock, finders and brokers fees, takeover laws and corporate authority shall be true and correct in all material respects, both when made and at and as of the closing date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), (ii) the representation and warranty of Metals USA with respect to absence of a material adverse effect on Metals USA since December 31, 2011 shall be true and correct in all respects both when made and at and as of the closing date, and (iii) the other representations and warranties of Metals USA (disregarding all materiality and material adverse effect qualifications contained therein) shall be true and correct both when made and at and as of the closing date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except with respect to clause (iii) where the failure of such representations and warranties to be so true and correct would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on Metals USA;

•

Metals USA must have performed and complied with, in all material respects, all material obligations and covenants (other than the obligations and covenants with respect to financing cooperation) required by the merger agreement to be performed or complied with by it prior to the effective time of the merger; and

•

Metals USA must have delivered to Reliance a certificate, dated as of the effective time of the merger and signed by its chief executive officer or another senior officer, certifying that the above two conditions have been satisfied.

None of Metals USA, Reliance or Merger Sub may rely, either as a basis for not consummating the merger or terminating the merger agreement and abandoning the merger, on the failure of any condition set forth above to be satisfied if such failure was caused by such party’s material breach of any provision of the merger agreement or failure to use reasonable best efforts to do promptly all things reasonably necessary to obtain all necessary actions, waivers, consents, etc.

Termination

The merger agreement may be terminated and abandoned at any time prior to the effective time of the merger:

•	by mutual written consent of Metals USA and Reliance;

•	by either Metals USA or Reliance if:

•

the effective time of the merger shall not have occurred on or before July 15, 2013 (referred to as the “end date”); provided that if on July 15, 2013 the condition to the closing regarding no legal restraints or the condition to the closing regarding regulatory approvals shall not have been satisfied or duly waived by all parties entitled to the benefit of such condition, but all other conditions to the closing shall have been satisfied (or, in the case of conditions that, by their terms, are to be satisfied at the closing, shall be capable of being satisfied on July 15, 2013) or duly waived by all parties entitled to the benefit of such conditions, then the end date shall be extended to and including November 15, 2013, if either Metals USA or Reliance notifies the other party in writing on or prior to July 15, 2013 of its election to extend the end date. The right to terminate the merger agreement or extend the end date will not be available to any party that has breached in any material respect its obligations under the merger agreement in any manner that materially contributes to the failure to consummate the merger on or before such date;

•

any court of competent jurisdiction has issued or entered an injunction or similar order permanently enjoining or otherwise permanently prohibiting the consummation of the merger and such injunction shall have become final and non-appealable, so long as the party seeking to terminate the merger agreement pursuant to this provision has used the efforts required of it under the merger agreement to prevent, oppose and remove such injunction; or

•

the special meeting (including any adjournments or postponements thereof) has concluded and the adoption and approval of the merger agreement by the required vote of the stockholders has not been obtained.

•	by Metals USA:

•

if Reliance or Merger Sub has breached or failed to perform in any material respect any of their representations, warranties, covenants or other agreements contained in the merger agreement, which breach or failure to perform, (i) would result in a failure of a condition to Metals USA’s obligation to complete the merger, and (ii) cannot be cured by the end date, or, if curable, is not cured within thirty days following Metals USA’s delivery of written notice to Reliance stating Metals USA’s intention to terminate the merger agreement and the basis for such termination, so long as Metals USA is not then in material breach of any representation, warranty, agreement or covenant contained in the merger agreement; or

•

at any time prior to the date Metals USA stockholders adopt and approve the merger agreement, in order to enter into a definitive agreement with respect to a superior proposal, so long as substantially concurrently with such termination Metals USA tenders payment to Reliance of the termination fee (defined below).

•	by Reliance:

•

if Metals USA has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the merger agreement, which breach or failure to perform, (i) would result in a failure of a condition to Reliance’s and Merger Sub’s obligation to complete the merger, and (ii) cannot be cured by the end date, or, if curable, is not cured within 30 days following Reliance’s delivery of written notice to Metals USA stating Reliance’s intention to terminate the merger agreement and the basis for such termination, so long as Reliance or Merger Sub is not then in material breach of any representation, warranty, agreement or covenant contained in the merger agreement;

•	if the Metals USA board of directors has effected a change of recommendation; or

•	if Metals USA has knowingly and intentionally breached any of its obligations under the non-solicitation provision of the merger agreement.

Termination Fees

Metals USA will pay to Reliance a fee of $23,800,000 in cash (such fee is referred to as the “termination fee”) in the event that:

(i)	(A) any alternative proposal (substituting 50% for the 15% threshold set forth in the definition of “alternative proposal”) (referred to as a “qualifying transaction”) is publicly proposed or publicly disclosed prior to, and not withdrawn prior to the time of, Metals USA meeting, (B) the merger agreement is validly terminated (1) by Reliance or Metals USA because the special meeting has concluded and the adoption and approval of the merger agreement by the required vote of the stockholders has not been obtained or (2) by Reliance or Metals USA because the effective time of the merger has not occurred on or before July 15, 2013, and (C) concurrently with or within 12 months after such termination, Metals USA enters into a definitive agreement with respect to any qualifying transaction or consummates the transactions contemplated by a qualifying transaction;

(ii)	Reliance has validly terminated the merger agreement because (A) the Metals USA board of directors has effected a change of recommendation, or (B) Metals USA has knowingly and intentionally materially breached any of its obligations under the solicitation provision of the merger agreement; or

(iii)	Metals USA has validly terminated the merger agreement at any time prior to the date Metals USA stockholders adopt and approve the merger agreement, in order to enter into a definitive agreement with respect to a superior proposal.

Payment of the termination fee will be made by wire transfer of same day funds to one or more accounts designated by Reliance, such payment to be made, in the case of a termination referenced in clause (i) above, upon consummation of the qualifying transaction, in the case of clause (ii) above, within three business days of such termination or, in the case of clause (iii) above, in advance of or substantially concurrently with the termination by Metals USA. The foregoing notwithstanding, the termination fee shall be $11,900,000 in cash solely in the event that the merger agreement is terminated by Metals USA prior to April 7, 2013 pursuant to clause (iii) to enter into a qualifying transaction with an excluded party. If the circumstances described in (i)(A) and (i)(B) have occurred, but the termination fee has not became payable (because Metals USA has not entered into a definitive agreement with respect to, or consummated, a qualifying transaction) Metals USA will reimburse Reliance and its affiliates no later than two business days after submission of reasonable documentation thereof, for 100% of their reasonable out-of-pocket fees and expenses (including counsel fees and costs) up to $5,000,000 actually incurred by them in connection with the merger agreement and merger (although if the termination fee later becomes payable, amounts reimbursed by Metals USA will be credited against the termination fee payable).

Except in the case of fraud,

•

if Reliance receives the termination fee from Metals USA, such payment shall be the sole and exclusive remedy of the receiving party against the paying party and its subsidiaries and their respective former, current or future officers, directors, partners, stockholders, managers, members, affiliates and representatives and none of the paying party, any of its subsidiaries or any of their respective former, current or future officers, directors, partners, stockholders, managers, members, affiliates or representatives shall have any further liability or obligation relating to or arising out of the merger agreement or the transactions contemplated thereby; and

•

if Reliance or Merger Sub receives any payments from Metals USA in respect of any breach of the merger agreement and thereafter Reliance receives the termination fee, the amount of such termination fee shall be reduced by the aggregate amount of such payments.

Expenses

Subject to certain exceptions, all costs and expenses incurred in connection with the merger, the merger agreement, and the transactions contemplated thereby will be paid by the party incurring the expenses, except that expenses incurred in connection with the printing, filing and mailing of this proxy statement will be borne by Metals USA and all fees in respect of any HSR Act or other regulatory filings will be borne by Reliance.

Specific Enforcement

In the event of a breach or threatened breach of any covenant or obligation in the merger agreement, the non-breaching party will be entitled to seek to obtain an order of specific performance to enforce the observance and performance of such covenant or obligation and an injunction restraining such breach or threatened breach.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO U.S. HOLDERS

The following discussion is a summary of the material United States federal income tax consequences to U.S. holders (as defined below) of common stock whose shares are converted to cash in the merger. This summary does not address any tax consequences of the merger arising under the laws of any state, local or foreign jurisdiction or United States federal laws other than United States federal income tax laws and does not address tax considerations applicable to holders who receive cash pursuant to the exercise of appraisal rights. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable United States Treasury Regulations, published positions of the Internal Revenue Service, court decisions and other applicable authorities, all as currently in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion does not address all aspects of United States federal income taxation that may be applicable to U.S. holders of common stock in light of their particular circumstances or U.S. holders of common stock subject to special treatment under United States federal income tax law, such as:

•	entities treated as partnerships for United States federal income tax purposes, S corporations or other pass-through entities;

•	persons who hold common stock as part of a straddle, hedging transaction, synthetic security, conversion transaction or other integrated investment or risk reduction transaction;

•	U.S. holders whose functional currency is not the U.S. dollar;

•	United States expatriates;

•	persons who acquired common stock through the exercise of employee stock options or otherwise as compensation;

•	persons subject to the United States alternative minimum tax;

•	banks, insurance companies and other financial institutions;

•	regulated investment companies;

•	real estate investment trusts;

•	tax-exempt organizations;

•	brokers or dealers in securities or foreign currencies; and

•	traders in securities that elect mark-to-market treatment.

Metals USA stockholders should consult their own tax advisors to determine the particular tax consequences to them of the receipt of cash in exchange for shares of Metals USA common stock pursuant to the merger (including the application and effect of any state, local or non-United States income and other tax laws).

If a partnership (including any entity or arrangement treated as a partnership for United States federal income tax purposes) holds common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partners in a partnership holding shares of common stock should consult their tax advisors regarding the tax consequences of the merger.

This discussion applies only to Metals USA stockholders that hold their shares of common stock as a capital asset within the meaning of Section 1221 of the Code.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of common stock that is:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized under the laws of the United States or any of its political subdivisions;

•

a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable Treasury regulations to be treated as a United States person; or

•	an estate that is subject to United States federal income tax on its income regardless of its source.

Tax Consequences of the Merger Generally

The exchange of shares of common stock for cash in the merger will generally be a taxable transaction to U.S. holders for United States federal income tax purposes. In general, a U.S. holder whose shares of common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for United States federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis will generally equal the price the U.S. holder paid for such shares. Gain or loss will be determined separately for each block of shares of common stock (i.e., shares of common stock acquired at the same cost in a single transaction) owned by a U.S. holder. Such gain or loss will generally be treated as long-term capital gain or loss if the U.S. holder’s holding period for the shares of common stock exceeds one year at the time of the completion of the merger. Long-term capital gains of non-corporate U.S. holders are generally subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations. Capital gains recognized by individuals, trusts and estates also may be subject to a 3.8% federal Medicare contribution tax.

Backup Withholding

Under the “backup withholding” provisions of the Code, you may be subject to information reporting and backup withholding at a rate of 28% on any cash payments you receive for your common stock in the merger. You generally will not be subject to backup withholding, however, if you:

•

furnish a correct taxpayer identification number, certify that you are not subject to backup withholding on the Form W-9 or successor form included in the election form/letter of transmittal you will receive and otherwise comply with all the applicable requirements of the backup withholding rules; or

•	provide proof that you are otherwise exempt from backup withholding.

Backup withholding is not an additional federal income tax. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or credit against your United States federal income tax liability, provided you timely furnish the required information to the Internal Revenue Service. Each U.S. holder should consult its own tax advisors as to the qualification for an exemption from backup withholding and the procedures for obtaining such exemption.

This summary of certain material United States federal income tax consequences is for general information only and is not tax advice. You are urged to consult your tax advisor with respect to the application of United States federal income tax laws to your particular situation as well as any tax consequences arising under the United States federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction.

APPRAISAL RIGHTS

Under the DGCL, you have the right to dissent from the merger and to receive payment in cash for the “fair value” of your shares of common stock as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the court, but exclusive of any element of value arising from the accomplishment or expectation of the merger, in lieu of the merger consideration you would otherwise be entitled to pursuant to the merger agreement. These rights are known as appraisal rights. Metals USA stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. Metals USA will require strict compliance with the statutory procedures.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed properly and in a timely manner by a Metals USA stockholder in order to dissent from the merger and perfect appraisal rights.

This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex E to this proxy statement. Failure to precisely follow any of the statutory procedures set forth in Section 262 of the DGCL may result in a termination or waiver of your appraisal rights. All references in Section 262 of the DGCL and in this summary to a “stockholder” are to the record holder of shares of common stock immediately prior to the effective time of the merger as to which appraisal rights are asserted, unless otherwise indicated.

Section 262 of the DGCL requires that stockholders for whom appraisal rights are available be notified not less than 20 days before the stockholders’ meeting where the merger agreement will be voted on that appraisal rights will be available. A copy of Section 262 of the DGCL must be included with such notice. This proxy statement constitutes Metals USA’s notice to Metals USA stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262 of the DGCL. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 of the DGCL contained in Annex E to this proxy statement, since failure to timely and properly comply with the requirements of Section 262 of the DGCL will result in the loss of your appraisal rights under the DGCL.

If you elect to demand appraisal of your shares, you must satisfy each of the following conditions.

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You must deliver to Metals USA a written demand for appraisal of your shares before the vote with respect to the merger agreement is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement. Voting against or failing to vote for the adoption of the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL.

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You must not vote in favor of the adoption of the merger agreement. A vote in favor of the adoption of the merger agreement, by proxy, over the Internet, by telephone or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A proxy that does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement. Therefore, a Metals USA stockholder who votes by proxy and who wishes to exercise and perfect appraisal rights must vote against the merger agreement or abstain from voting on the merger agreement.

•

You must continue to hold your shares of common stock through the effective date of the merger. Therefore, a Metals USA stockholder who is the record holder of shares of common stock on the date the written demand for appraisal is made but who thereafter transfers the shares prior to the effective date of the merger will lose any right to appraisal with respect to such shares.

If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive the merger consideration, but you will have no appraisal rights with respect to your shares of common stock.

All demands for appraisal should be addressed to Metals USA Holdings Corp., 2400 E. Commercial Blvd., Suite 905, Fort Lauderdale, Florida 33308, Attn: Secretary, and must be delivered before the vote on the merger agreement is taken at the special meeting and should be executed by, or on behalf of, the record holder of the shares of common stock. The demand must reasonably inform Metals USA of the identity of the Metals USA stockholder, and the intention of the Metals USA stockholder to demand appraisal of his, her or its shares of common stock.

To be effective, a demand for appraisal by a Metals USA stockholder must be made by, or in the name of, such registered Metals USA stockholder, fully and correctly, in the name of the registered holder. Beneficial owners who do not also hold the shares of common stock of record may not directly make appraisal demands to Metals USA. The beneficial holder must, in such cases, have the registered owner, such as a brokerage firm, bank, trust or other nominee, submit the required demand in respect of those shares. If shares of common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary, and if the shares of common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners, and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares of common stock as a nominee for others, may exercise his or her right of appraisal with respect to the shares of common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of common stock as to which appraisal is sought. Where no number of shares is expressly stated, the demand will be presumed to cover all shares held in the name of the record owner.

If you hold your shares of common stock in an account with a brokerage firm, bank, trust or other nominee, and you wish to exercise appraisal rights, you are urged to consult with your brokerage firm, bank, trust or other nominee to determine the appropriate procedures for the making of a demand for appraisal.

Within 10 days after the effective time of the merger, the surviving corporation of the merger must give written notice that the merger has become effective to each former Metals USA stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the adoption of the merger agreement. At any time within 60 days after the effective time of the merger, any Metals USA stockholder who has demanded an appraisal and who has not commenced an appraisal proceeding or joined that proceeding as a named party, will have the right to withdraw the demand and to accept the cash payment specified by the merger agreement for his, her or its shares of common stock; after this period, the Metals USA stockholder may withdraw such demand for appraisal only with the written consent of the surviving corporation of the merger. Within 120 days after the closing date of the merger, any Metals USA stockholder who has complied with Section 262 of the DGCL will, upon written request to the surviving corporation of the merger, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which demands for appraisal rights have been received, and the aggregate number of holders of such shares. A person who is the beneficial owner of shares of common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, request from the corporation the statement described in the previous sentence. Such written statement will be mailed to the requesting Metals USA stockholder within 10 days after such written request is received by the surviving corporation of the merger or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later. Within 120 days after the effective time of the merger, but not thereafter, either the surviving corporation of the merger or any Metals USA stockholder who has complied with the requirements of Section 262 of the DGCL, and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of common stock held by such stockholder. A person who is the beneficial owner of shares of common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file the petition described in the previous sentence. Upon the filing of the petition by a Metals USA stockholder, service of a copy of such petition must be made upon Metals

USA, as the surviving corporation of the merger. The surviving corporation of the merger has no obligation to file such a petition if there are dissenting Metals USA stockholders. Accordingly, the failure of a Metals USA stockholder to file such a petition within the period specified could nullify the Metals USA stockholder’s previously written demand for appraisal. There is no present intent on the part of Metals USA to file an appraisal petition, and Metals USA stockholders seeking to exercise appraisal rights should not assume that Metals USA will file such a petition or that Metals USA will initiate any negotiations with respect to the fair value of such shares. Accordingly, Metals USA stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

If a petition for appraisal is timely filed by a Metals USA stockholder and a copy of the petition is delivered to the surviving corporation of the merger, the surviving corporation of the merger will then be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all Metals USA stockholders who have demanded an appraisal of their shares, and with whom agreements as to the value of their shares have not been reached by the surviving corporation of the merger. After notice is made to dissenting Metals USA stockholders who demanded appraisal of their shares as required by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition to determine those Metals USA stockholders who have complied with Section 262 of the DGCL and who have become entitled to the appraisal rights thereunder. Under Delaware law, the Delaware Court of Chancery may require stockholders who have demanded appraisal of their shares and who hold stock represented by certificates to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any such stockholder who holds stock represented by certificates fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

After the Delaware Court of Chancery determines which Metals USA stockholders are entitled to appraisal of their shares of common stock, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will appraise the shares of common stock, determining the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly, and will accrue at 5% over the Federal Reserve discount rate (including any surcharge), as established from time to time during the period between the closing date of the merger and the date of payment of the judgment. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Delaware Court of Chancery so determines, to the Metals USA stockholders entitled to receive the same (in the case of shares represented by certificates, payment will not be made until following surrender of such certificates).

In determining fair value, and, if applicable, interest, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.”

Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

You should be aware that the fair value of your shares of common stock as determined under Section 262 of the DGCL could be more than, the same as, or less than the value that you are entitled to receive under the terms of the merger agreement if you did not seek appraisal of your shares. Investment banking opinions as to the fairness from a financial point of view of the transaction consideration payable in the merger are not necessarily opinions as to fair value under Section 262 of the DGCL.

Costs of the appraisal proceeding may be imposed upon the surviving corporation of the merger and the Metals USA stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Court deems equitable in the circumstances. Upon the application of a Metals USA stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any Metals USA stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any Metals USA stockholder who had demanded appraisal rights will not, after the effective time of the merger, be entitled to vote shares subject to that demand for any purpose, or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time of the merger; however, if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the Metals USA stockholder delivers a written withdrawal of his, her or its demand for appraisal, and an acceptance of the terms of the merger within 60 days after the effective time of the merger, then the right of that Metals USA stockholder to appraisal will cease and that Metals USA stockholder will be entitled to receive the cash payment for shares of his, her or its shares of common stock pursuant to the merger agreement. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any Metals USA stockholder without the prior approval of the Court, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any Metals USA stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will maintain the right to withdraw its demand for appraisal, and to accept the cash that such holder would have received pursuant to the merger agreement within 60 days after the effective date of the merger.

In view of the complexity of Section 262 of the DGCL, Metals USA stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

MARKET PRICE OF METALS USA COMMON STOCK AND DIVIDEND INFORMATION

Metals USA common stock is traded on the NYSE under the symbol “MUSA.” The following table sets forth on a per share basis the low and high sales prices of our common stock as reported by the NYSE since January 1, 2011:

Period	High	Low
2011
First quarter	$16.65	$13.69
Second quarter	17.14	13.67
Third quarter	16.01	8.81
Fourth quarter	11.81	7.77
2012
First quarter	14.49	11.49
Second quarter	15.97	13.32
Third quarter	17.35	13.20
Fourth quarter	17.58	12.58
2013
First quarter (through March 7, 2013)	20.89	17.16

The closing price of common stock on the NYSE on February 5, 2013, the last trading day prior to the announcement of the merger agreement, was $18.30 per share. The closing price of common stock on the NYSE on March 7, 2013 was $20.70 per share. As of the record date, Metals USA had 37,310,116 shares of common stock issued and outstanding and Metals USA had approximately 67 holders of record.

On October 22, 2012, the Metals USA board of directors authorized the initiation of a regular annual cash dividend payable on shares of common stock, to be declared and paid quarterly. The Metals USA board of directors also declared our first regular quarterly cash dividend in the amount of $0.06 per share, paid on November 27, 2012 to stockholders of record as of the close of business on November 13, 2012. On February 5, 2013, the Metals USA board of directors declared a regular quarterly cash dividend of $0.06 per share. The dividend will be paid on March 12, 2013 to stockholders of record as of the close of business on February 26, 2013. The declaration and payment of any future dividends will be at the discretion of the board of directors, subject to Metals USA’s financial results, cash requirements, and other factors deemed relevant by the board of directors. The initiation of this dividend policy is not a guarantee that a dividend will be declared or paid in any particular period in the future. Under the merger agreement, Metals USA is prohibited from paying dividends, except for regular quarterly dividends not to exceed $0.06 per share per dividend.

STOCKHOLDER PROPOSALS AND NOMINATIONS

If the merger is completed, there will be no public stockholders of Metals USA and no public participation in any future meetings of Metals USA’s stockholders. However, if the merger is not completed, Metals USA will hold a 2013 annual meeting of stockholders. In that event, any proposal submitted by a stockholder for action at the 2013 annual meeting will be acted on only in the following circumstances:

•

Proposals for inclusion in Metals USA’s proxy statement: If Metals USA holds a 2013 annual meeting, the meeting will occur more than 30 days after the anniversary of the previous year’s annual meeting. Accordingly, to be considered for inclusion in Metals USA’s proxy statement relating to the 2013 annual meeting pursuant to Rule 14a-8 under the Exchange Act, any stockholder proposal must be submitted to Metals USA a reasonable time before Metals USA begins to print its proxy materials for the 2013 annual meeting. The stockholder proposal also must comply with the other requirements of Rule 14a-8 to be included in Metals USA’s proxy statement.

•

Nominations and other proposals for presentation at the 2013 annual meeting: Any stockholder nomination of a person to serve on Metals USA’s board of directors, and any stockholder proposal not submitted for inclusion in Metals USA’s proxy statement for the 2013 annual meeting pursuant to Rule 14a-8, should have been received at our principal executive offices of Metals USA no later than the close of business on February 16, 2013. However, if Metals USA’s 2013 annual meeting occurs more than 60 days after the anniversary of the 2012 annual meeting, our bylaws provide that such nominations or proposals must be submitted no earlier than the close of business on the 120th day prior to the 2013 annual meeting and no later than the close of business on the later of the 90th day prior to the 2013 annual meeting and the 10th day following Metals USA’s public announcement of the date of the 2013 annual meeting.

If Metals USA does hold a 2013 annual meeting, Metals USA will announce the date of the meeting, and the specific deadlines for submission of stockholder proposals and nominations in respect thereof, by filing a Current Report on Form 8-K with the SEC promptly after Metals USA’s board of directors establishes the date of the meeting. All stockholder proposals and nominations of persons to serve on Metals USA’s board of directors should be sent to our Corporate Secretary by mail to Corporate Secretary, Metals USA Holdings Corp., 2400 E. Commercial Blvd., Suite 905, Fort Lauderdale, Florida, 33308.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

In accordance with notices that we sent to certain stockholders, we are sending only one copy of this proxy statement to stockholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received a householded mailing this year and you would like to have additional copies of this proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to our Corporate Secretary by mail to Corporate Secretary, Metals USA Holdings Corp., 2400 E. Commercial Blvd., Suite 905, Fort Lauderdale, Florida, 33308. We will promptly send additional copies of this proxy statement upon receipt of such request. You also may contact us at the same mailing address provided above or by telephone at (954) 202-4000 if you received multiple copies of this proxy statement materials and would prefer to receive a single copy in the future.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of March 4, 2013, by (i) each of our directors, (ii) each of our named executive officers, (iii) all of our executive officers and directors as a group and (iv) each other person who is known by us to own beneficially more than five percent of the outstanding shares of our common stock based on information previously provided to us by such beneficial owners as of the dates indicated in the footnotes that follow the table.

Name of Beneficial Owner	Common Stock Beneficially Owned(1)	Percentage of Shares Outstanding(2)
Named Executive Officers:
C. Lourenco Goncalves	1,426,166	3.81%
Robert C. McPherson, III	98,954	*
Roger Krohn	163,817	*
Directors:
Eric L. Press(3)	93,124	*
M. Ali Rashid(3)	93,124	*
Matthew R. Michelini(4)	23,400	*
John T. Baldwin(5)	93,124	*
Larry K. Powers(6)	23,400	*
Mark A. Slaven(6)	23,400	*
Executive officers and directors as a group (9 persons)	2,038,509	5.38%
5% Stockholders:
Apollo Funds(7)	19,728,650	53.13%
Tempus Quo Capital Management, LLC(8)	3,707,596	9.98%
Ameriprise Financial Inc.(9)	2,053,604	5.53%

*	Less than 1%
(1)	The amounts and percentages of interests beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated ownership interests.
(2)	Percentages are based on 37,310,116 shares outstanding on March 4, 2013, plus, for each person, the shares which would be issued assuming that such person exercises all options it holds which are exercisable within 60 days.
(3)

Represents 8,400 restricted share units and 84,274 shares issuable upon exercise of options. Each of Messrs. Press and Rashid, who have relationships with Apollo, disclaim beneficial ownership of all shares of the common stock of record by any of the Apollo Funds in excess of their pecuniary interests, if any. The address of Messrs. Press and Rashid is c/o Apollo Management, L.P., 9 West 57th Street, New York, New York 10019.

(4)

Represents 8,400 restricted share units and 15,000 shares issuable upon exercise of options. Mr. Michelini, who has a relationship with Apollo, disclaims beneficial ownership of all shares of the common stock of record by any of the Apollo Funds in excess of his pecuniary interest, if any. The address of Mr. Michelini is c/o Apollo Management, L.P., 9 West 57th Street, New York, New York 10019.
(5)	Represents 8,400 restricted share units and 84,274 shares issuable upon exercise of options.
(6)	Represents 8,400 restricted share units and 15,000 shares issuable upon exercise of options.
(7)

Based on information set forth in a report on Schedule 13G filed with the SEC on February 14, 2013, the Apollo Funds beneficially own an aggregate of 19,728,650 shares of our common stock, of which (i) 16,923,944 shares are held of record by Apollo Investment Fund V, L.P. (“AIF V”); (ii) 2,222,650 shares are held of record by Apollo Overseas Partners V, L.P. (“Overseas V”); (iii) 233,078 shares are held of record by Apollo Netherlands Partners V (A), L.P. (“Netherlands A”); (iv) 164,257 shares are held of record by Apollo Netherlands Partners V (B), L.P. (“Netherlands B”); and (v) 184,721 shares are held of record by Apollo German Partners V GmbH & Co. KG (“German V,” and together with AIF V, Overseas V, Netherlands A and Netherlands B, the “Apollo Funds”). Apollo Management V, L.P. (“Management V”) is the manager of AIF V, Overseas V, Netherlands A and Netherlands B, and is a special limited partner of German V and the sole shareholder of Apollo Verwaltungs V GmbH (“Apollo German GP”), the general partner of German V. AIF V Management, LLC (“AIF V LLC”) is the general partner of Management V. Apollo Management, L.P. (“Apollo Management”) is the sole member and manager of AIF V LLC, and Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management. Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Management GP, and Apollo Management Holdings GP, LLC (“Holdings GP”) is the general partner of Management Holdings. Apollo Advisors V, L.P. (“Advisors V”) is the general partner of AIF V, Netherlands A and Netherlands B, and is the managing general partner of Overseas V and a special limited partner of German V. Apollo Capital Management V, Inc. (“Capital Management V”) is the general partner of Advisors V. Apollo Principal Holdings I, L.P. (“Principal I”) is the sole stockholder of Capital Management, and Apollo Principal Holdings I GP, LLC (“Principal I GP”) is the general partner of Principal I. Leon Black, Joshua Harris and Marc Rowan are the managers of Principal I GP, and the managers as well as principal executive officers of Management Holdings GP, and as such may be deemed to have voting and dispositive control of the shares of our common stock held by the Apollo Funds. The address of AIF V, Advisors V, Capital Management V, Principal I and Principal I GP is One Manhattanville Road, Suite 201, Purchase, New York 10577. The address of Overseas V, Netherlands A and Netherlands B is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin, George Town, Grand Cayman KY1-9005, Cayman Islands. The address of German V and Apollo German GP is Eschenheimer Anlage 1, 60316 Frankfurt, Germany. The address of Management V, AIF V LLC, Apollo Management, Management GP, Management Holdings and Holdings GP, and Messrs. Black, Harris and Rowan, is 9 W. 57th Street, 43rd Floor, New York, New York 10019.

(8)	Based on information set forth in a report on Schedule 13G/A filed with the SEC on February 14, 2013 by Tempus Quo Capital Management, LLC (“Tempus Quo”). Tempus Quo holds shared voting and dispositive power of 3,707,596 shares, resulting in beneficial ownership of 3,707,596 shares. The address of Tempus Quo is 3050 Aventura Blvd., Suite 200, Aventura, Florida 33180.
(9)	Based on information set forth in a report on Schedule 13G/A filed with the SEC on February 13, 2013 by Ameriprise Financial Inc. (“Ameriprise”) and its subsidiary, Columbia Management Investment Advisers, LLC (“Columbia”). Each of Ameriprise and Columbia hold shared voting power of 697,504 shares and shared dispositive power of 2,053,604 shares, resulting in beneficial ownership of 2,053,604 shares. The address of Ameriprise is 145 Ameriprise Financial Center, Minneapolis, MN 55474, and the address of Columbia is 225 Franklin St., Boston, MA 02110.

WHERE YOU CAN FIND MORE INFORMATION

Metals USA is subject to the reporting requirements of the Exchange Act. Accordingly, Metals USA files current, quarterly and annual reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operation of the SEC’s Public Reference Room. Metals USA’s SEC filings also are available to the public at the Internet website maintained by the SEC at www.sec.gov.

Metals USA also makes available free of charge through its website its Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, its definitive proxy statements and Section 16 reports on Forms 3, 4 and 5, as soon as reasonably practicable after it electronically files such reports or amendments with, or furnishes them to, the SEC. Metals USA’s Internet website address is www.metalsusa.com. The information located on, or hyperlinked or otherwise connected to, Metals USA’s website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other filings that we make with the SEC.

Metals USA incorporates information into this proxy statement by reference, which means that Metals USA discloses important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except to the extent superseded by information contained in this proxy statement or by information contained in documents filed with the SEC after the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Metals USA’s Annual Report on Form 10-K for the year ended December 31, 2011;

•	Metals USA’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012; and

•

Metals USA’s Current Reports on Form 8-K filed with the SEC on May 17, 2012, August 13, 2012, October 24, 2012, November 16, 2012, December 19, 2012, February 6, 2013 (solely with respect to information filed pursuant to Item 8.01) and February 7, 2013.

We also incorporate by reference into this proxy statement additional documents that Metals USA may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this proxy statement until the date of the special meeting; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC.

You may obtain copies of any of these filings by contacting Metals USA at the following address and phone number or by contacting the SEC as described above. Documents incorporated by reference are available from Metals USA without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this proxy statement, by requesting them in writing or by telephone at:

Metals USA Holdings Corp.

2400 E. Commercial Blvd., Suite 905

Fort Lauderdale, Florida 33308

Attn: Investor Relations

Telephone: (954) 202-4000

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE

INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED MARCH 11, 2013. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

The merger agreement has been included to provide information regarding the terms of the merger agreement. It is not intended to modify or supplement any factual disclosures about Metals USA in its public reports filed with the SEC. In particular, the merger agreement is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Metals USA or any of its subsidiaries or affiliates. The merger agreement contains representations and warranties by Metals USA, Reliance and Merger Sub which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the merger agreement were made solely for the benefit of the parties to the merger agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts; and may apply contractual standards of materiality or material adverse effect that generally differ from those applicable to investors. Accordingly, you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Metals USA, Reliance or any of their respective subsidiaries or affiliates. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in Metals USA’s public disclosures. The representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read together with the information provided elsewhere in the proxy statement and in the documents incorporated by reference into the proxy statement.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

RELIANCE STEEL & ALUMINUM CO.,

RSAC ACQUISITION CORP.

and

METALS USA HOLDINGS CORP.

Dated as of February 6, 2013

-i-

-ii-

ANNEXES

Annex I – Voting Agreement

Annex II – Amended and Restated Certificate of Incorporation

-iii-

AGREEMENT AND PLAN OF MERGER, dated as of February 6, 2013 (the “Agreement”), by and among Reliance Steel & Aluminum Co., a California corporation (“Parent”), RSAC Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Metals USA Holdings Corp., a Delaware corporation (the “Company”).

W  I  T  N  E  S  S  E  T  H :

WHEREAS, the parties intend that Merger Sub be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

WHEREAS, the Board of Directors of the Company (the “Board of Directors”) unanimously has (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery and performance of this Agreement and the transactions contemplated hereby and (iii) resolved to recommend adoption of this Agreement by the stockholders of the Company.

WHEREAS, the boards of directors of Parent and Merger Sub have approved this Agreement and declared it advisable for Parent and Merger Sub, respectively, to enter into this Agreement.

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements specified herein in connection with this Agreement.

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent and certain investment funds associated with Apollo Management V, L.P. will enter into a voting and support agreement (the “Voting Agreement”), the form of which is attached as Annex I.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:

ARTICLE I

THE MERGER

Section 1.1. The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the Effective Time, Merger Sub will merge with and into the Company, the separate corporate existence of Merger Sub will cease and the Company will continue its corporate existence under Delaware law as the surviving corporation in the Merger (the “Surviving Corporation”).

Section 1.2. Closing. The closing of the Merger (the “Closing”) shall take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York at 10:00 a.m., New York time, on the second (2nd) Business Day after (or, if Parent elects, in its sole discretion, any other day specified by Parent that is within seven (7) calendar days after) the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied by actions to be taken at the Closing, but subject to the satisfaction or waiver of such conditions) or at such other place, date and time as the Company and Parent may agree in writing. The date on which the Closing actually occurs is referred to herein as the “Closing Date”.

Section 1.3. Effective Time. Subject to the provisions of this Agreement, at the Closing, the Company will cause a certificate of merger (the “Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL. The Merger will become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by the Company and Merger Sub in writing and specified in the Certificate of Merger in accordance with the DGCL (the effective time of the Merger being hereinafter referred to as the “Effective Time”).

Section 1.4. Effects of the Merger. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL.

Section 1.5. Certificate of Incorporation and Bylaws of the Surviving Corporation. Subject to Section 5.9(a), at the Effective Time: (a) the certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the DGCL and such certificate of incorporation; provided that, at the Effective Time, such certificate of incorporation shall be amended as set forth in Annex II; and (b) the bylaws of the Company shall be amended and restated to conform to the bylaws of Merger Sub as in effect immediately prior to the Effective Time, and as so amended shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with the DGCL and such bylaws.

Section 1.6. Directors. Subject to applicable Law, the directors of Merger Sub as of the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, incapacitation, retirement, resignation or removal.

Section 1.7. Officers. The officers of the Company as of the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, incapacitation, retirement, resignation or removal.

ARTICLE II

CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

Section 2.1. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Sub or the holders of any securities of the Company or Merger Sub:

(a) Conversion of Common Stock. Each share of common stock, par value $0.01 per share, of the Company outstanding immediately prior to the Effective Time (such shares, collectively, the “Common Stock,” and each, a “Share”), including all Restricted Shares, but excluding (i) Shares to be cancelled pursuant to Section 2.1(b) or converted pursuant to Section 2.1(c) and (ii) Dissenting Shares, shall be converted automatically into the right to receive $20.65 per Share in cash (the “Merger Consideration”), without interest. All Shares that have been converted into the right to receive the Merger Consideration as provided in this Section 2.1(a) shall be automatically cancelled upon the conversion thereof and shall cease to exist, and the holders of certificates that immediately prior to the Effective Time represented such Shares shall cease to have any rights with respect to such Shares other than the right to receive the Merger Consideration, without interest.

(b) Parent and Merger Sub-Owned Shares. Each Share that is owned directly by the Parent or Merger Sub immediately prior to the Effective Time (the “Cancelled Shares”) shall be cancelled and shall cease to exist, and no consideration shall be delivered in exchange for such cancellation.

(c) Subsidiary-Owned Shares. Each Share held by any direct or indirect wholly owned Subsidiary of either the Company or Parent (other than Merger Sub) immediately prior to the Effective Time shall be converted into such number of shares of common stock of the Surviving Corporation such that each such Subsidiary owns the same percentage of the Surviving Corporation immediately following the Effective Time as such Subsidiary owned in the Company immediately prior to the Effective Time.

(d) Conversion of Merger Sub Common Stock. Each share of common stock, no par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, no par value per share, of the Surviving Corporation. From and after the Effective Time, all certificates representing the common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

(e) Dissenters’ Rights. Any provision of this Agreement to the contrary notwithstanding, Shares that are issued and outstanding immediately prior to the Effective Time (other than the Cancelled Shares) and that are held by holders of such Shares who have not voted in favor of the adoption of this Agreement or consented thereto in writing and who have properly exercised appraisal rights with respect thereto in accordance with, and who have complied with, Section 262 of the DGCL (the “Dissenting Shares”) will not be converted into the right to receive the Merger Consideration, and holders of such Dissenting Shares will be entitled to receive payment of the fair value of such Dissenting Shares in accordance with the provisions of such Section 262 unless and until any such holder fails to perfect or effectively withdraws or loses its rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such Dissenting Shares will thereupon be deemed to have been converted into, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon, and the Surviving Corporation shall remain liable for payment of the Merger Consideration for such Shares. At the Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL and as provided in the previous sentence. The Company will give Parent (i) prompt notice of any demands received by the Company for appraisals of Shares and (ii) the opportunity to participate in all negotiations and proceedings with respect to such notices and demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or settle any such demands.

Section 2.2. Exchange of Certificates.

(a) Paying Agent. At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with Computershare (or, if Computershare is unavailable, with a U.S. bank or trust company that shall be appointed by Parent (and reasonably satisfactory to the Company) to act as a paying agent hereunder) (the “Paying Agent”), in trust for the benefit of holders of the Shares, cash in U.S. dollars sufficient to pay the aggregate Merger Consideration in exchange for all of the Shares outstanding immediately prior to the Effective Time (other than the Cancelled Shares), payable upon due surrender of the certificates that immediately prior to the Effective Time represented Shares (“Certificates”) (or effective affidavits of loss in lieu thereof) or non-certificated Shares represented by book-entry (“Book-Entry Shares”) pursuant to the provisions of this Article II (such cash being hereinafter referred to as the “Exchange Fund”).

(b) Payment Procedures.

(i) As soon as reasonably practicable after the Effective Time and in any event not later than the second (2nd) Business Day following the Closing Date, the Surviving Corporation shall instruct the Paying Agent to mail to each holder of record of Shares whose Shares were converted into the Merger Consideration pursuant to Section 2.1, (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon delivery of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares to the Paying Agent and shall be in such form and have such other provisions as Parent and the Company may mutually agree), and (B) instructions for use in effecting the surrender of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares in exchange for the Merger Consideration; provided that with respect to any holder of record of Shares whose Shares were converted into the Merger Consideration pursuant to Section 2.1 and who appears at the Closing in person or by authorized representative, the Paying Agent shall provide the letter of transmittal and instructions for use to such holder at the Closing.

(ii) Upon surrender of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares to the Paying Agent together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required by the Paying Agent, the holder of such Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares shall be entitled to receive from the Exchange Fund in exchange therefor an amount in cash equal to the product of (x) the number of Shares represented by such holder’s properly surrendered Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares and (y) the Merger Consideration. No interest will be paid or accrued on any amount payable upon due surrender of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment upon due surrender of the Certificate may be paid to such a transferee if the Certificate formerly representing such Shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or are not applicable. The Merger Consideration, paid in full with respect to any Share in accordance with the terms hereof, shall be deemed to have been paid in full satisfaction of all rights pertaining to such Share.

(iii) Each of the Paying Agent, the Company and its Subsidiaries, Parent, Merger Sub and their respective agents, as applicable, shall be entitled to deduct and withhold from any amounts otherwise payable under this Agreement such amounts as it is required to deduct and withhold under the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, or any provision of state, local or foreign Tax Law with respect to the making of such payment. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts (A) shall be remitted by the applicable entity to the appropriate Governmental Entity within the period required under applicable Law and (B) shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

(c) Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or Parent for transfer, the holder of Certificates shall be given a copy of the letter of transmittal referred to in Section 2.2(b) and instructed to comply with the instructions in that letter of transmittal in order to receive the cash to which such holder is entitled pursuant to this Article II.

(d) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains undistributed to the former holders of Shares for six months after the Effective Time shall be delivered to the Surviving Corporation upon demand, and any former holders of Shares who have not surrendered their Shares in accordance with this Section 2.2 shall thereafter look only to the Surviving Corporation for payment of their claim for the Merger Consideration, without any interest thereon, upon due surrender of their Shares.

(e) No Liability. Anything herein to the contrary notwithstanding, none of the Company, Parent, Merger Sub, the Surviving Corporation, the Paying Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(f) Investment of Exchange Fund. The Paying Agent shall invest all cash included in the Exchange Fund as reasonably directed by Parent; provided, however, that any investment of such cash shall be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government. Any interest and other income resulting from such investments shall be paid to the Surviving Corporation pursuant to Section 2.2(d).

(g) Lost Certificates. In the case of any Certificate that has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Paying Agent or Parent, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate a check in the amount of the number of Shares represented by such lost, stolen or destroyed Certificate multiplied by the Merger Consideration, without any interest thereon.

(h) Adjustments. If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period (but excluding in any event the effect of any dividends or distributions permitted under Section 5.1(b)(i), any change that results from any exercise of options to purchase shares of capital stock granted under the Company’s stock option or compensation plans or arrangements that are outstanding as of the date of this Agreement or granted in accordance with this Agreement and any issuance of Restricted Shares in accordance with Section 5.1(b)(vii)), the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted.

Section 2.3. Treatment of Company Options and Restricted Shares.

(a) Each option to purchase Shares (each, a “Company Option”), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall, as of the Effective Time, become fully vested and be converted into the right to receive an amount in cash equal to the product of (x) the excess, if any, of the Merger Consideration over the exercise price per Share of such Company Option multiplied by (y) the total number of Shares subject to such Company Option. The Surviving Corporation or one of its Subsidiaries, as applicable, shall pay to the holders of Company Options the cash amounts described in the immediately preceding sentence, less such amounts as are required to be withheld or deducted under the Code or any provision of state, local or foreign Tax Law with respect to the making of such payment, within five calendar days following the Effective Time.

(b) Each Restricted Share that is outstanding immediately prior to the Effective Time, shall, as of the Effective Time, become fully vested (without regard to the satisfaction of any performance condition, vesting or other lapse restriction) and be converted into the right to receive an amount in cash equal to the Merger Consideration. The Surviving Corporation or one of its Subsidiaries, as applicable, shall pay to the holders of Restricted Shares the cash amounts described in the immediately preceding sentence, less such amounts as are required to be withheld or deducted under the Code or any provision of state, local or foreign Tax Law with respect to the making of such payment, within five calendar days following the Effective Time.

(c) Prior to the Effective Time, the Company will adopt such resolutions as may reasonably be required to effectuate the actions contemplated by this Section 2.3.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in (a) the Company SEC Documents (excluding, in each case, any disclosures contained or referenced therein under the captions “Risk Factors” or “Forward- Looking Statements” and any other disclosures contained or referenced therein relating to information, factors or risks that are predictive, cautionary or forward looking in nature; it being understood that any factual information contained within such headings, disclosure or statements shall not be excluded) filed with the SEC after December 31, 2011 and prior to the date of this Agreement or (b) in the disclosure letter delivered by the Company to Parent immediately prior to the execution of this Agreement (the “Company Disclosure Letter”) (it being acknowledged and agreed that disclosure of any information in any item in any section or subsection of the Company Disclosure Letter shall be deemed disclosed only with respect to any section or subsection of this Agreement to the extent the applicability of such disclosure is reasonably apparent on its face), the Company represents and warrants to Parent and Merger Sub as follows:

Section 3.1. Qualification, Organization, Subsidiaries, etc.

(a) Each of the Company and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, or to have such power or authority, would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect or prevent or materially impair or delay the ability of the Company to consummate the Merger. The Company has made available to Parent true, complete and correct copies of the certificate of incorporation and bylaws of the Company in effect as of the date of this Agreement.

(b) Section 3.1(b) of the Company Disclosure Letter sets forth a true and complete list of each Subsidiary of the Company, each such Subsidiary’s jurisdiction of incorporation and its authorized, issued and outstanding shares of capital stock, if any, that are not owned by the Company or its Subsidiaries. All of the outstanding equity interests of each Subsidiary of the Company are duly authorized, validly issued, fully paid and nonassessable, and are owned by the Company or its Subsidiaries, free and clear of all Liens (other than Liens pursuant to the Existing Credit Facilities). Other than as set forth in Section 3.1(b) of the Company Disclosure Letter, the Company or its Subsidiaries do not, directly or indirectly, (i) own, of record or beneficially, or (ii) have the right to acquire, in each case, any stock, partnership interest or joint venture interest or other equity ownership interest in any other Person. No Subsidiary of the Company owns any equity interests of the Company or securities convertible into or exchangeable for such equity interests. The Company has made available to Parent true, complete and correct copies of the certificate of incorporation and bylaws or other equivalent organizational documents of each Subsidiary of the Company in effect as of the date of this Agreement.

Section 3.2. Capital Stock.

(a) The authorized share capital of the Company consists of 140,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”). As of February 1, 2013, there were: (i) 37,258,177 shares of Common Stock issued (including shares held by the Company in treasury), 37,250,326 shares of Common Stock outstanding (including 117,932 Shares that comprise Restricted Shares) and no shares of Preferred Stock issued and outstanding; and (ii) Company Options to purchase an aggregate of 1,398,985 Shares issued and outstanding. All outstanding Shares are duly authorized, validly issued, fully paid and nonassessable, and are not subject to and were not issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right.

(b) Except as set forth in subsection (a) above, (i) the Company does not have any shares of its capital stock issued or outstanding other than (A) shares of Common Stock that have become outstanding after February 1, 2013 which were reserved for issuance as of February 1, 2013 as set forth in subsection (a) above and (B) 59,790 Shares comprising Restricted Shares that were issued on February 5, 2013, and (ii) there are no outstanding subscriptions, options, warrants, calls, rights, profits interests, stock appreciation rights, phantom stock, convertible securities or other similar rights, agreements, arrangements, undertakings or commitments of any kind to which the Company or any of the Company’s Subsidiaries is a party or by which any of them is bound obligating the Company or any of the Company’s Subsidiaries to (A) issue, transfer or sell any shares of capital stock or other equity interests of the Company or any Subsidiary of the Company or securities convertible into or exchangeable for such shares or equity interests, (B) grant, extend or enter into any such subscriptions, options, warrants, calls, rights, profits interests, stock appreciation rights, phantom stock, convertible securities or other similar rights, agreements, arrangements, undertakings or commitments, (C) redeem, repurchase or otherwise acquire any such shares of capital stock or other equity interests, or (D) provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary. Except for the issuance of shares of Common Stock that were available for issuance as set forth in subsection (a) above and as set forth in this subsection (b) above, since February 1, 2013, the Company has not declared or paid any dividend or distribution in respect of the Common Stock, and has not issued, sold, repurchased, redeemed or otherwise acquired any Common Stock, and its Board of Directors has not authorized any of the foregoing or otherwise taken any action or agreed to take any action that would have been prohibited by Section 5.1(b)(vii).

(c) Except for awards to acquire shares of Common Stock under any equity incentive plan of the Company and its Subsidiaries, neither the Company nor any of its Subsidiaries has outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

(d) Other than the Voting Agreement and the Investors Rights Agreement, there are no voting agreements, voting trusts, stockholders agreements, proxies or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock or other equity interest of, restricting the transfer of, or providing for registration rights with respect to, the Company or any of its Subsidiaries.

Section 3.3. Corporate Authority Relative to This Agreement; No Violation.

(a) The Company has the requisite corporate power and authority to enter into and deliver this Agreement and, subject to receipt of the Company Stockholder Approval, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The Board of Directors at a duly held meeting unanimously has (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger and the Voting Agreement and (iii) resolved to recommend that the stockholders of the Company approve the adoption of this Agreement (the “Recommendation”). Except for the Company Stockholder Approval and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

(b) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to any Governmental Entity, other than (i) the filing of the Certificate of Merger, (ii) the filing of the pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and any foreign antitrust filings as the Company and Parent determine are required to be filed (“Foreign Antitrust Filings”), (iii) compliance with the applicable requirements of the Exchange Act, including the filing of the Proxy Statement with the SEC, (iv) compliance with the rules and regulations of the NYSE, (v) compliance with any applicable foreign or state securities or blue sky laws and (vi) the other consents and/or notices set forth on Section 3.3(b) of the Company Disclosure Letter (collectively, clauses (i) through (vi), the “Specified Approvals”), and other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect or prevent or materially impair or delay the ability of the Company to consummate the Merger.

(c) Assuming compliance with the matters referenced in Section 3.3(b), receipt of the Specified Approvals and the receipt of the Company Stockholder Approval, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby do not and will not (i) contravene or conflict with, or violate or breach any provision of, the organizational or governing documents of the Company or any of its Subsidiaries, (ii) contravene or conflict with, or violate or breach any provision of, any Law binding upon or applicable to the Company or any of its Subsidiaries or any of their respective properties or assets or (iii) result in any violation of, or default (with or without notice, lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, right or license binding upon the Company or any of its Subsidiaries or result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of its Subsidiaries, other than, in the case of clauses (ii) and (iii), any such violation, conflict, default, termination, cancellation, acceleration, right, loss or Lien that would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect or prevent or materially impair or delay the ability of the Company to consummate the Merger.

Section 3.4. Reports and Financial Statements.

(a) The Company has filed or furnished all forms, documents and reports required to be filed or furnished prior to the date hereof by it with the SEC on a timely basis since April 2, 2010 (together with any documents so filed or furnished during such period on a voluntary basis, in each case as may have been amended since their filing, the “Company SEC Documents”). Each of the Company SEC Documents, including all Company SEC Documents filed after the date hereof, as of its date, or, if amended, as finally amended prior to the date of this Agreement, complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the applicable rules and regulations promulgated thereunder. As of the date filed with the SEC, none of the Company SEC Documents, including all Company SEC Documents filed after the date hereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. As of the date hereof, there are no material outstanding or unresolved comments received from the SEC with respect to any of the Company SEC Documents.

(b) The consolidated financial statements (including all related notes and schedules) of the Company included in the Company SEC Documents (if amended, as of the date of the last such amendment), fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto) in conformity with GAAP (except, in the case of the unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto). None of the Subsidiaries of the Company is required to file periodic reports with the SEC.

(c) Section 3.4(c) of the Company Disclosure Letter describes, and the Company has made available to Parent copies of the documentation creating or governing, all securitization transactions and other off-balance sheet arrangements (as defined in Item 303 of Regulation S-K under the Securities Act) that existed or were effected by the Company or its Subsidiaries since April 2, 2010.

Section 3.5. Internal Controls and Procedures.

(a) The Company has established, implemented and maintains “disclosure controls and procedures” and “internal controls over financial reporting” (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act and as necessary to permit preparation of financial statements in conformity with GAAP. The Company’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The principal executive officer and principal financial officer of the Company have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act and Rule 13a-15 under the

Exchange Act, and the statements contained in all such certifications were as of their respective dates true, complete and correct. The Company’s management has completed an assessment of the effectiveness of the Company’s internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2011, and such assessment concluded that such controls were effective. To the Knowledge of the Company, from April 2, 2010 to the date hereof, the Company has not failed to disclose to the Company’s auditors and the audit committee of the Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. The Company has made available to Parent a summary of any such disclosure made to the Company’s auditors and audit committee since April 2, 2010.

(b) Since April 2, 2010 through the date of this Agreement, (i) except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, none of the Company, any of its Subsidiaries or any director, officer, or, to the Knowledge of the Company, any auditor of the Company or any of its Subsidiaries has received any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) to the Knowledge of the Company, no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors or any committee thereof or to any director or executive officer of the Company.

Section 3.6. No Undisclosed Liabilities. Except (a) as disclosed, reflected or reserved against in the consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2012 (or the notes thereto), (b) as incurred in connection with this Agreement, (c) for liabilities and obligations that have been incurred in the ordinary course of business consistent with past practice since September 30, 2012 and (d) for liabilities or obligations that have been discharged or paid in full, neither the Company nor any Subsidiary of the Company has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have had or would reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

Section 3.7. Compliance with Law; Permits.

(a) The Company and each of the Company’s Subsidiaries are, and since April 2, 2010 have been, in compliance with, and are not, and since April 2, 2010 have not been, in default under or in violation of, any applicable federal, state, local, municipal, common law, international or foreign law, statute, treaty, ordinance, rule, regulation, judgment, order, injunction, mandatory policy, binding directive, decree or agency requirement of any Governmental Entity (collectively, “Laws” and each, a “Law”) or with the applicable listing and corporate governance rules of the NYSE, except where such noncompliance, default or violation would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect or prevent or materially impair or delay the ability of the Company to consummate the Merger. As of the date of this Agreement, to the Knowledge of the Company, the Company and each of the Company’s Subsidiaries are not, and since April 2, 2010 have not been, under investigation with respect to and have not been threatened to be charged with or given notice of any violation of, any applicable Law or with the applicable listing and corporate governance rules of the NYSE, except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect or prevent or materially impair or delay the ability of the Company to consummate the Merger.

(b) The Company and each of its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, registrations, approvals and orders of any Governmental Entity (the “Company Permits”) necessary for the Company and the Company’s Subsidiaries to own, lease and operate their properties and assets and to carry on their businesses as they are now being conducted, except where the failure to have any of the Company Permits would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect or prevent or materially impair or delay the ability of the Company to consummate the Merger. All Company Permits are in full force and effect, no default (with or without notice, lapse of time, or both) has occurred under any such Company Permit, and none of the Company or its Subsidiaries has received any written notice from any Governmental Entity threatening to suspend, revoke, withdraw or modify any such Company Permit, in each case, except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect or prevent or materially impair or delay the ability of the Company to consummate the Merger.

(c) To the Knowledge of the Company, neither the Company, nor any of its Subsidiaries, nor any of their respective directors, officers, agents, employees or any other Persons acting on their behalf has, at any time during the last five years, in connection with the operation of their respective businesses, (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, or established or maintained any unlawful or unrecorded funds in violation of Section 104 of the Foreign Corrupt Practices Act or any other similar applicable foreign, federal or state law, (ii) paid, accepted or received any unlawful contributions, payments, expenditures or gifts or (iii) violated or operated not in compliance with any applicable U.S. Export and Import Laws, or made a voluntary disclosure with respect to any violation thereof.

(d) The Company and each of its Subsidiaries (i) has been since January 1, 2007 and currently is in compliance with all applicable Foreign Export and Import Laws, (ii) to the extent applicable, has prepared and applied for all import and export licenses required in accordance with U.S. Export and Import Laws and Foreign Export and Import Laws for the conduct of its business and (iii) has at all times been in compliance with all Laws relating to trade embargoes and sanctions, except in the case of clauses (i)-(iii), as would not reasonably be expected to, individually or in the aggregate, be material to the business of the Company and its Subsidiaries, taken as a whole.

(e) The foregoing notwithstanding, the representations and warranties in this Section 3.7 shall not be deemed to be made with respect to the Company’s compliance with, or Company Permits with respect to: (i) Environmental Laws, Hazardous Substances and any other environmental matter or (ii) Tax matters.

Section 3.8. Environmental Laws and Regulations.

(a) Except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, since January 1, 2008: (i) each of the Company and its Subsidiaries is and has been in compliance with all applicable Environmental Laws, which compliance includes obtaining, maintaining and complying with all Company Permits required under Environmental Laws (“Environmental Permits”) and all such Environmental Permits are in good standing and full force and effect; (ii) there has been no disposal, release or threatened release of any Hazardous Substance by the Company or any of its Subsidiaries, or to the Knowledge of the Company, any other Person in any manner that would reasonably be expected to give rise to the Company or any of its Subsidiaries incurring any remedial obligation, corrective action requirement or other liability or obligation under applicable Environmental Laws or Environmental Permits; (iii) to the Knowledge of the Company, there are no investigations, actions, suits, proceedings, reviews, or inquiries pending or threatened in writing against or affecting the Company, any of its Subsidiaries or any other Person for whom the Company or any of its Subsidiaries may be liable or involving any real property currently or formerly owned, operated or leased by or for the Company or any of its Subsidiaries alleging noncompliance with or liability under any Environmental Law or Environmental Permit; and (iv) to the Knowledge of the Company, no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law or Environmental Permit, from any properties while owned, operated or leased by or for the Company, any of its Subsidiaries or any other Person for whom the Company or any of its Subsidiaries is reasonably likely to be liable or as a result of any operations or activities of the Company, any of its Subsidiaries or any other Person for whom the Company or any of its Subsidiaries is reasonably likely to be liable.

(b) As used herein, “Environmental Law” means any Law relating to (i) the protection, preservation or restoration of the indoor or outdoor environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or (ii) any pollutant, contaminant, waste, or toxic or otherwise hazardous substance, including the exposure thereto, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or threatened release or disposal thereof.

(c) As used herein, “Hazardous Substance” means any substance presently listed, defined, designated, classified or otherwise regulated as hazardous, toxic, radioactive or dangerous or for which liability may arise under any Environmental Law. Hazardous Substance includes any substance to which exposure is regulated by any Governmental Entity or any Environmental Law and includes any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or byproduct thereof, radon, radioactive material, asbestos, or asbestos-containing material, urea formaldehyde, foam insulation or polychlorinated biphenyls.

Section 3.9. Employee Benefit Plans.

(a) Section 3.9(a)(i) of the Company Disclosure Letter lists all material Company Benefit Plans. “Company Benefit Plans” means all employee or director compensation and/or benefit plans, programs, policies, agreements or other arrangements, including any employee welfare plan within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA), and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or agreement (other than any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”)), in each case that are sponsored, maintained or contributed to by the Company or any of its Subsidiaries for the benefit of current or former employees, directors or consultants of the Company or its Subsidiaries.

(b) The Company has heretofore made available to Parent true and complete copies of each of the material Company Benefit Plans and certain related documents, including, but not limited to: (i) each writing constituting a part of such Company Benefit Plan, including all amendments thereto; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedules, if any; and (iii) the most recent determination letter from the Internal Revenue Service (if applicable) for such Company Benefit Plan.

(c) (i) Each Company Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with applicable Law, including ERISA and the Code to the extent applicable thereto; (ii) each of the Company Benefit Plans intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service or is entitled to rely upon a favorable opinion issued by the Internal Revenue Service, and, to the Knowledge of the Company, there are no existing circumstances or any events that have occurred that could reasonably be expected to adversely affect the qualified status of any such plan; (iii) no Company Benefit Plan is subject to Title IV of ERISA, and no employee benefit plan sponsored, maintained or contributed to by the Company or any of its Subsidiaries in the last six years has been subject to Title IV of ERISA; (iv) no Company Benefit Plan provides medical or other welfare benefits with respect to current or former employees or directors of the Company or its Subsidiaries beyond their retirement or other termination of service, other than (A) coverage mandated by applicable Law or (B) benefits under any “employee pension plan” (as such term is defined in Section 3(2) of ERISA); (v) no material liability under Title IV of ERISA has been incurred by the Company, its Subsidiaries or any ERISA Affiliate of the Company that has not been satisfied in full (other than with respect to amounts not yet due), and no condition exists that presents a risk to the Company, its Subsidiaries or any ERISA Affiliate of the Company of incurring a material liability thereunder; (vi) all material contributions or other amounts payable by the Company or its Subsidiaries as of the date hereof with respect to each Company Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP (other than with respect to amounts not yet due); (vii) no employee benefit plan of the Company or its Subsidiaries is a Multiemployer Plan or a plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063 of ERISA; and (viii) there are no material pending, threatened or, to the Knowledge of the Company, anticipated claims (other than claims for benefits in accordance with the terms of the Company Benefit Plans) by, on behalf of or against any of the Company Benefit Plans or any trusts related thereto that could reasonably be expected to result in any material liability of the Company or any of its Subsidiaries. “ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

(d) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event: (i) entitle any current or former employee, consultant or officer of the Company or any of its Subsidiaries to severance pay, unemployment compensation or any other payment or benefits, except as provided in this Agreement or as required by applicable Law; or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee, consultant or officer, except as provided in this Agreement including Section 2.3 hereof.

(e) There is no contract, plan or arrangement (written or otherwise) that, individually or collectively, would (i) entitle any current or former employee or other service provider to any Tax gross-up from the Company or any of its Subsidiaries or (ii) give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.

Section 3.10. Absence of Certain Changes or Events. Since December 31, 2011, there has not been any event or effect that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect. From September 30, 2012 through the date of this Agreement: (a) the Company and its Subsidiaries have conducted their respective businesses, in all material respects, in the ordinary course of business consistent with past practice; and (b) except as disclosed in Section 3.10 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has taken any actions, or has agreed to take any actions, that would have been prohibited by Section 5.1(b)(i) (other than with respect to the payment of regular quarterly cash dividends), b(ii), b(v), b(vi), b(ix), b(x), b(xii), b(xiii), b(xiv), b(xv), b(xvi) or b(xvii) if such actions were taken on or after the date of this Agreement.

Section 3.11. Investigations; Litigation. There is no investigation or review pending (or, to the Knowledge of the Company, threatened in writing) by any Governmental Entity with respect to the Company, any of the Company’s Subsidiaries (or any of the Company’s and its Subsidiaries’ respective properties), any present or former officer, director or employee of the Company or any of its Subsidiaries or any other Person for whom the Company or any of its Subsidiaries may be liable, in each case, that is material to the business of the Company and its Subsidiaries, taken as a whole, and there are no actions, suits, inquiries, investigations or proceedings pending (or, to the Knowledge of the Company, threatened in writing) against or affecting the Company, any of the Company’s Subsidiaries (or any of the Company’s and its Subsidiaries’ respective properties), any present or former officer, director or employee of the Company or any of its Subsidiaries or any other Person for whom the Company or any of its Subsidiaries may be liable, at law or in equity before, and there are no orders, judgments or decrees of, or before, any Governmental Entity or arbitrator, in each case, that are material to the business of the Company and its Subsidiaries, taken as a whole.

Section 3.12. Proxy Statement; Other Information. The proxy statement (including the letter to stockholders, notice of meeting and form of proxy, as each may be amended or supplemented, the “Proxy Statement”) to be filed by the Company with the SEC in connection with seeking the Company Stockholder Approval will not, at the time it is filed with the SEC, or at the time it is first mailed to the stockholders of the Company or at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company will cause the Proxy Statement to comply in all material respects with the requirements of the Exchange Act applicable thereto. No representation is made by the Company with respect to statements made in the Proxy Statement based on information supplied in writing, or required to be supplied (but that was not supplied), by or on behalf of Parent, Merger Sub or any of their Affiliates specifically for inclusion or incorporation by reference therein.

Section 3.13. Tax Matters.

(a) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the Company represents and warrants to Parent and Merger Sub as follows:

(i) the Company and each of its Subsidiaries have prepared and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate;

(ii) the Company and each of its Subsidiaries have paid all Taxes that are due and payable;

(iii) the Company and its Subsidiaries have established in accordance with GAAP an adequate accrual for all Taxes on the most recent financial statements included in the Company SEC Documents;

(iv) the federal income Tax Returns of the Company and its Subsidiaries through the Tax year ended December 31, 2004 have been examined and closed or are Tax Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired;

(v) as of the date of this Agreement, there are not pending or threatened in writing any audits, examinations, suits, investigations or other proceedings in respect of Taxes of the Company or any of its Subsidiaries;

(vi) there are no liens for Taxes upon any property of the Company or any of its Subsidiaries, except for Permitted Liens;

(vii) neither the Company nor any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in any distribution occurring during the two-year period ending on the date hereof that was intended to be governed by Section 355 of the Code;

(viii) neither the Company nor any of its Subsidiaries is a party to any understanding or arrangement described in Section 6662(d)(2)(C)(ii) of the Code, or has participated in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4;

(ix) with respect to taxable periods beginning on or after January 1, 2003, neither the Company nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any liability for the Taxes of any Person (other than the Company, or any subsidiary of the Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law);

(x) neither the Company nor any of its Subsidiaries is a party to any Tax sharing or Tax allocation agreement, or has any liability for the Taxes of another Person pursuant to any agreement, in each case, other than any such agreement (1) solely between or among any of the Company and any of its Subsidiaries or (2) not primarily relating to Taxes and entered into in the ordinary course of business (a “Tax Sharing Agreement”);

(xi) neither the Company nor any of its Subsidiaries is a party to any currently effective waiver or other agreement extending the statute of limitation or period of assessment or collection of any material Taxes;

(xii) each of the Company and its Subsidiaries, within the time and in the manner prescribed by Law, has withheld and paid over to the proper Governmental Entity all material amounts required to be withheld and paid over under applicable Law (including Sections 1441, 1442, 3102 and 3402 of the Code or any other applicable provision of state, local or foreign Law); and

(xiii) Section 3.13 of the Company Disclosure Letter contains a list of all jurisdictions (whether foreign or domestic) in which the Company or any of its Subsidiaries currently files income or franchise Tax Returns.

(b) As used in this Agreement, (i) “Taxes” means (A) any and all federal, state, local or foreign taxes, governmental fees or other like assessments or charges of any kind (including withholding on amounts paid to or by any Person), and any and all interest, penalties, additions to tax and additional amounts relating thereto, imposed by any Governmental Entity, including income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers’ compensation, net worth, excise, withholding, ad valorem and value added taxes, and any liability for any of the foregoing as transferee and (B) in the case of the Company or any of its Subsidiaries, liability for the payment of any amount of the type described in clause (A) as a result of being or having been before the Effective Time a member of an affiliated, consolidated, combined or unitary group and (ii) “Tax Return” means any return, report, document, election, declaration or similar filing (including the attached schedules) required to be filed with respect to Taxes, including any information return, claim for refund, amended return or declaration of estimated Taxes.

(c) Any other provision notwithstanding, the representations and warranties set forth in Section 3.13(a) and Section 3.9 are the Company’s sole and exclusive representations and warranties regarding Tax matters.

Section 3.14. Labor Matters. Section 3.14 of the Company Disclosure Letter lists all collective bargaining, labor or similar agreements, including material local or side agreements in effect that the Company or any of its Subsidiaries or their respective assets or properties is bound by or subject to (each, a “Collective Bargaining Agreement”), and a copy of each Collective Bargaining Agreement has been made available to Parent. (a) The Company and each of its Subsidiaries has complied in all material respects with its obligations to, and is not in default under, any Collective Bargaining Agreement, (b) as of the date hereof, (i) there are no strikes or lockouts with respect to any employees of the Company or any of its Subsidiaries, (ii) to the Knowledge of the Company, there is no material union organizing effort pending or threatened against the Company or any of its Subsidiaries (for the avoidance of doubt, other than any matters set forth in any Collective Bargaining Agreement), (iii) there is no material unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, and (iv) there is no material slowdown, or work stoppage in effect or, to the Knowledge of the Company, threatened with respect to employees of the Company or any of its Subsidiaries, and (c) the Company and its Subsidiaries are in compliance in all material respects with all applicable Laws respecting (i) employment and employment practices, (ii) terms and conditions of employment and wages and hours, and (iii) unfair labor practices. Neither the Company nor any of its Subsidiaries has any liabilities under the Worker Adjustment and Retraining Notification Act of 1998 (the “WARN Act”) as a result of any action taken by the Company (other than at the written direction of Parent).

Section 3.15. Intellectual Property.

(a) For purposes of this Agreement, (i) “Intellectual Property” means any trademark, service mark, trade name, mask work, invention, patent, trade secret, copyright, know how or proprietary information contained on any website, processes, formulae, products, technologies, discoveries, apparatus, Internet domain names, trade dress and general intangibles of like nature (together with goodwill), customer lists, confidential information, licenses, software, databases and compilations including any and all collections of data and all documentation thereof (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right, and (ii) “Company Intellectual Property” means all material Intellectual Property owned or licensed and used or held for use by the Company or any of its Subsidiaries.

(b) The Company and its Subsidiaries own, or are licensed or otherwise have the right to use, all Intellectual Property used in the conduct of their businesses, except where the failure to own or possess the right to use such Intellectual Property would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect. No Company Intellectual Property is subject to any outstanding judgment, injunction, order, decree or settlement agreement restricting the use thereof by the Company or any of its Subsidiaries or restricting the licensing thereof by the Company or any of its Subsidiaries to any Person, except for any judgment, injunction, order, decree or agreement that would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect. The Company has not received any written notice claiming or alleging that the Company or any of its Subsidiaries is infringing on any other Person’s Intellectual Property, and no Person is infringing on any Company Intellectual Property, except, in either case, as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect. Except for such matters as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries is a defendant in any action relating to, or otherwise was notified in writing of, any claim alleging infringement by the Company or any of its Subsidiaries of any Intellectual Property and (ii) the Company and its Subsidiaries have no pending action for any continuing infringement by any other Person of any Company Intellectual Property. Except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, the consummation of the transactions contemplated by this Agreement will not alter, encumber, impair or extinguish any Company Intellectual Property right of the Company or any of its Subsidiaries.

(c) None of the past or present employees, officers, directors or shareholders of the Company has any ownership rights in any of the Company Intellectual Property owned and registered by the Company or any of its Subsidiaries.

Section 3.16. Real Property.

(a) Section 3.16(a) of the Company Disclosure Letter sets forth a true and complete list of all real property owned by the Company and its Subsidiaries as of the date hereof (the “Owned Real Property”). Section 3.16(a) of the Company Disclosure Letter sets forth a true and complete list of all leases or subleases of real property (each, a “Lease” and together, the “Leases”) under which the Company or any of its Subsidiaries leases or subleases of real property or interests in real property as of the date hereof (the “Leased Real Property”, and together with the Owned Real Property, the “Real Property”). This Section 3.16 does not relate to Intellectual Property matters, which are the subject of Section 3.15.

(b) Except as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries have good, valid and marketable fee simple title to all of the Owned Real Property, and valid leasehold or subleasehold interests in all Leased Real Property, in each case free and clear of all Liens, except for Permitted Liens; (ii) the Company and each of its Subsidiaries, and to the Knowledge of the Company, each other party to a Lease, has complied with the terms of all Leases, and all Leases are valid and in full force and effect, enforceable in accordance with their terms against the Company or Subsidiary party thereto and, to the Knowledge of the Company as of the date hereof, the counterparties thereto; and (iii) neither the Company nor any of its Subsidiaries has received or provided any written notice that it has breached or violated any Lease or of any event or occurrence that has resulted or could result (with or without the giving of notice, the lapse of time or both) in a default with respect to any Lease. Except as would not, individually or in the aggregate, be material to the business of the Company or any of its Subsidiaries, no condemnation proceeding is pending or, to the Knowledge of the Company, threatened against any of the Real Property.

Section 3.17. Opinions of Financial Advisors. The Board of Directors has received the opinion of Goldman, Sachs & Co. and the opinion of Morgan Stanley & Co. LLC, each dated as of the date of this Agreement, to the effect that, subject to the assumptions, limitations, qualifications and other matters set forth therein, as of the date of each such opinion, the Merger Consideration to be received by the holders of Common Stock in the Merger pursuant to this Agreement is fair from a financial point of view to such holders (other than the Stockholders (as defined in the Voting Agreement) and Parent and its Affiliates). A copy of each opinion has been provided to Parent or, if a written opinion is not available as of the date of this Agreement, will be provided to Parent promptly after the date of this Agreement.

Section 3.18. Required Vote of the Company Stockholders. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is the only vote of holders of securities of the Company which is required to approve this Agreement and consummation of the Merger and the other transactions contemplated hereby (the “Company Stockholder Approval”).

Section 3.19. Contracts.

(a) Except for this Agreement, agreements filed as exhibits to the Company SEC Documents, Company Benefit Plans or as set forth in Section 3.19 of the Company Disclosure Letter, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or expressly bound by any contract that:

(i) is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act);

(ii) other than with respect to any partnership that is wholly owned by the Company or any wholly owned Subsidiary of the Company, relates to any joint venture, partnership, limited liability or other similar agreements or arrangements relating to the formation, creation, operation, management or control of any joint venture or partnership that is material to the business of the Company and its Subsidiaries, taken as a whole;

(iii) relates to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise) or any real property;

(iv) is an agreement that by its terms provides for the receipt or expenditure of more than $1,000,000 in the aggregate (other than an agreement entered into in the ordinary course of business consistent with past practice);

(v) creates or grants a Lien (including Liens upon properties acquired under conditional sales, capital leases or other title retention or security devices) that is material to the Company and its Subsidiaries, taken as a whole, other than any Permitted Lien;

(vi) pursuant to which the Company or any of its Subsidiaries has, directly or indirectly, made any loan, capital contribution to, or other investment in, any Person (other than the Company or any of its Subsidiaries and other than extensions of trade credit in the ordinary course of business consistent with past practice);

(vii) is an agency, dealer, sales representative, marketing or other similar agreement other than such agreements as are (A) not material to the business of the Company and its subsidiaries, taken as a whole or (B) (1) non-exclusive, (2) terminable by the Company without penalty and on no more than 90 days’ notice and (3) entered into in the ordinary course of business;

(viii) is an agreement with a customer or a supplier (not including any licensor of Intellectual Property) of the Company or any of its Subsidiaries, in each case with a term greater than one (1) year that provides by its terms for the receipt or expenditure of more than $5,000,000 on an annual basis;

(ix) is an indenture, credit agreement, loan agreement, security agreement, guarantee, note, mortgage or other contract providing for or securing indebtedness for borrowed money or deferred payment (in each case, whether incurred, assumed, guaranteed or secured by any asset), other than the Existing Credit Facilities; or

(x) contains any provision that (A) materially restricts the conduct of business of, or purports to materially restrict the conduct of business of, the Company or its Subsidiaries, or (B) after the Effective Time would materially restrict, or purport to materially restrict, the conduct of the business of Parent or any Affiliate of Parent (including the Surviving Corporation and its Subsidiaries).

Each contract of the type described in this Section 3.19(a) is referred to herein as a “Company Material Contract.”

(b) A true and complete copy of each Company Material Contract has been made available to Parent. Neither the Company nor any Subsidiary of the Company is in breach of or default under the terms of any Company Material Contract where such breach or default would, individually or in the aggregate, have a Company Material Adverse Effect. To the Knowledge of the Company, no other party to any Company Material Contract is in breach of or default under the terms of any Company Material Contract where such breach or default would, individually or in the aggregate, have a Company Material Adverse Effect. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) each Company Material Contract is a valid and binding obligation of the Company or the Subsidiary of the Company which is party thereto and, to the Knowledge of the Company, of each other party thereto, and is in full force and effect, except that (A) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (B) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (ii) neither the Company nor any of its Subsidiaries has received any written notice or claim of default under any Company Material Contract or any written notice, or, to the Knowledge of the Company, verbal indication of an intention to terminate any Company Material Contract. As of the date of this Agreement, no Person is renegotiating, or has an express right (absent any default or breach of a Company Material Contract) pursuant to the terms of any Company Material Contract to renegotiate, any material amount paid or payable to the Company under any Company Material Contract or any other material term or provision of any Company Material Contract.

Section 3.20. Insurance Policies. Except as is not material to the business of the Company and its Subsidiaries, taken as a whole, (a) all insurance policies maintained by the Company and its Subsidiaries are in full force and effect and all premiums due and payable thereon have been paid in accordance with the terms of such policies, (b) neither the Company nor any of its Subsidiaries is in breach or default of any of its insurance policies, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default or permit termination or modification of any of such policies and (c) other than in connection with ordinary course renewals, the Company has not received any written notice of termination, cancellation, or non-renewal with respect to any such policy.

Section 3.21. Affiliate Party Transactions. Since December 31, 2011, there have been no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries on the one hand, and the Affiliates of the Company on the other hand (other than the Company’s Subsidiaries), that would be required to be disclosed under Item 404 under Regulation S-K under the Securities Act and that have not been so disclosed in the Company SEC Documents.

Section 3.22. Finders or Brokers; Fees. Except for Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, neither the Company nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who might be entitled to any fee or any commission in connection with or upon consummation of the Merger.

Section 3.23. Takeover Laws. Assuming the representations and warranties of Parent and Merger Sub set forth in Section 4.3 are true and correct, no “fair price,” “moratorium,” “control share acquisition” or other form of antitakeover statute or regulation (“Takeover Laws”) is applicable to the Agreement, the Voting Agreement, the Merger and the other transactions contemplated hereby.

Section 3.24. No Other Representations or Warranties. Except for the representations and warranties contained in this Article III, neither the Company nor any other Person makes any other express or implied representation or warranty with respect to the Company or the Company Subsidiaries, their businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding the Company or its Subsidiaries.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as disclosed in the disclosure letter delivered by Parent to the Company immediately prior to the execution of this Agreement (the “Parent Disclosure Letter”) (it being acknowledged and agreed that disclosure of any information in any item in any section or subsection of the Parent Disclosure Letter shall be deemed disclosed only with respect to any section or subsection of this Agreement to the extent the applicability of such disclosure is reasonably apparent on its face), Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

Section 4.1. Qualification, Organization, Subsidiaries, etc. Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, or to have such power or authority, would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect. Parent has made available to the Company prior to the date of this Agreement a true, complete and correct copy of the articles of incorporation and bylaws or other equivalent organizational documents of Parent and Merger Sub, each as amended through the date of this Agreement.

Section 4.2. Corporate Authority Relative to This Agreement; No Violation.

(a) No vote of the holders of capital stock of Parent is necessary to approve this Agreement and the consummation of the transactions contemplated hereby. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Boards of Directors of Parent and Merger Sub and by Parent, as the sole stockholder of Merger Sub, and, except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes the valid and binding agreement of the Company, this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms.

(b) The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to any Governmental Entity, other than (i) the filing of the Certificate of Merger, (ii) the filing of the pre-merger notification report under the HSR Act and Foreign Antitrust Filings, (iii) compliance with the applicable requirements of the Exchange Act, (iv) compliance with the rules and regulations of the NYSE, (v) compliance with any applicable foreign or state securities or blue sky laws and (vi) the other consents and/or notices set forth on Section 4.2(b) of the Parent Disclosure Letter (collectively, clauses (i) through (vi), the “Parent Approvals”), and other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

(c) The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby do not and will not (i) contravene or conflict with, or violate or breach any provision of, the organizational or governing documents of Parent or any of its Subsidiaries, (ii) assuming compliance with the matters referenced in Section 4.2(b) and receipt of the Parent Approvals, contravene or conflict with, or violate or breach any provision of any Law binding upon or applicable to Parent or any of its Subsidiaries or any of their respective properties or assets or (iii) result in any violation of, or default (with or without notice, lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, right or license binding upon Parent or any of its Subsidiaries or result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Parent or any of its Subsidiaries, other than, in the case of clauses (ii) and (iii), any such violation, conflict, default, termination, cancellation, acceleration, right, loss or Lien that would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

Section 4.3. Investigations; Litigation. There is no investigation or review pending (or, to the Knowledge of Parent, threatened in writing) by any Governmental Entity with respect to Parent, any of Parent’s Subsidiaries (or any of Parent’s and its Subsidiaries’ respective properties), any present or former officer, director or employee of Parent or any of its Subsidiaries or any other Person for whom Parent or any of its Subsidiaries may be liable, in each case, that would have a Parent Material Adverse Effect.

Section 4.4. Proxy Statement; Other Information. The information provided by Parent or its Subsidiaries or Affiliates to be included in the Proxy Statement will not, at the time it is filed with the SEC, or at the time it is first mailed to the stockholders of the Company or at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation is made by Parent or Merger Sub with respect to statements made in the Proxy Statement based on information supplied by or on behalf of the Company or any of its Affiliates that is contained in any of the foregoing documents.

Section 4.5. Financing. Parent (a) has sufficient cash, available lines of credit or other sources of immediately available, unrestricted funds to enable Parent to pay in cash the aggregate Merger Consideration and to perform its obligations under this Agreement with respect to the transactions contemplated by this Agreement, including the treatment of Company Options and Restricted Shares pursuant to Section 2.3 and all payments, fees and expenses payable by Parent related to or arising out of the consummation of the transactions contemplated by this Agreement (collectively, the “Closing Amounts”), other than any amounts necessary to refinance (or repay as a result of any acceleration arising as a result of the transactions contemplated by this Agreement) any of the Company’s existing indebtedness (collectively, the “Refinancing Amounts”), and (b) on the Closing Date, immediately prior to the Effective Time, will have sufficient cash, available lines of credit or other sources of immediately available, unrestricted funds to enable Parent to pay in cash the Closing Amounts and the Refinancing Amounts.

Section 4.6. Operations of Merger Sub. Merger Sub has not conducted any business prior to the date hereof and has, and prior to the Effective Time will have, no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

Section 4.7. Ownership of Common Stock. None of Parent, Merger Sub or any of their respective Subsidiaries or Affiliates beneficially owns, directly or indirectly (including pursuant to a derivatives contract), any shares of Common Stock or other securities convertible into, exchangeable for or exercisable for shares of Common Stock or any securities of any Subsidiary of the Company and none of Parent, its Subsidiaries or Affiliates has any rights to acquire, directly or indirectly, any shares of Common Stock except pursuant to this Agreement.

ARTICLE V

COVENANTS AND AGREEMENTS

Section 5.1. Conduct of Business by the Company and Parent.

(a) From and after the date hereof and prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1 (the “Termination Date”), and except (i) as may be required by applicable Law, (ii) as may be consented to in writing by Parent (such consent not to be unreasonably withheld, conditioned or delayed); (iii) as may be expressly required or expressly permitted by this Agreement or (iv) as set forth in Section 5.1(a) of the Company Disclosure Letter, the Company covenants and agrees with Parent that the business of the Company and its Subsidiaries shall be conducted in the ordinary course of business consistent with past practice and the Company shall use all commercially reasonable efforts to (A) preserve intact its current business organization, (B) maintain in effect all of its material Company Permits and material Environmental Permits, (C) keep available the services of its current directors, officers and key employees, (D) maintain satisfactory relationships with its material customers, lenders and suppliers, and others having material business relationships with it and (E) maintain in effect the material insurance policies of the Company and its Subsidiaries as in effect on the date hereof in the ordinary course of business consistent with past practice.

(b) Subject to the exceptions contained in clauses (i) through (iv) of Section 5.1(a), the Company agrees with Parent, on behalf of itself and its Subsidiaries, that between the date hereof and the Effective Time, without the prior written consent of Parent (such consent, with respect to Section 5.1(b)(xvii), not to be unreasonably withheld, conditioned or delayed), the Company:

(i) shall not, and shall not permit any of its Subsidiaries that is not wholly owned to, authorize or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock (whether in cash, assets, stock or other securities of the Company or its Subsidiaries), other than (A) regular quarterly cash dividends or distributions authorized prior to the date hereof or after the date hereof in the ordinary course of business consistent with past practice, not exceeding $0.06 per Share per dividend, as appropriately adjusted in the event of any stock split, reverse stock split, stock dividend, reclassification or similar transaction or (B) dividends and distributions paid by Subsidiaries of the Company to the Company or to any of its wholly owned Subsidiaries;

(ii) shall not, and shall not permit any of its Subsidiaries to, split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of the Company which remains a wholly owned Subsidiary after consummation of such transaction;

(iii) except as required by existing written agreements or Company Benefit Plans, or as otherwise required by applicable Law, shall not, and shall not permit any of its Subsidiaries to (A) increase the compensation or other benefits payable or provided to its (1) employees (excluding directors and executive officers of the Company), other than in the ordinary course of business consistent with past practice or (2) directors or executive officers, (B) enter into any employment, change of control, severance or retention agreement with any employee or other service provider of the Company or any of its Subsidiaries (it being understood that the Company and its Subsidiaries may enter into offer letters with new hires in the ordinary course of business so long as such letters do not provide severance or change-in-control benefits), (C) establish, adopt, enter into or amend any plan, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees or any of their beneficiaries, except as would not result in an increase in cost to the Company or any of its Subsidiaries or an acceleration or increase in payments or benefits and except as otherwise permitted pursuant to clauses (A) and (B) of this Section 5.1(b)(iii), or (D) enter into any pre-closing retention arrangements other than those set forth in Section 5.1(b)(iii) of the Company Disclosure Letter;

(iv) shall not, and shall not permit any of its Subsidiaries to, enter into or make any loans, advances or capital contributions to, or investments in, any other Person (other than loans or advances in the ordinary course of business consistent with past practice) or make any change in its existing borrowing, lending or investment arrangements for or on behalf of any of such Persons, except as required by the terms of any Company Benefit Plan;

(v) shall not, and shall not permit any of its Subsidiaries to, change material financial accounting policies or procedures or any of its methods of reporting income, deductions or other items for financial accounting purposes, except as required by GAAP, SEC rule or policy or applicable Law;

(vi) shall not (A) amend any provision of its certificate of incorporation or bylaws or similar applicable charter or organizational documents or (B) permit any of its Subsidiaries to amend any provision of such Subsidiary’s certificate of incorporation or bylaws or similar applicable charter or organizational documents in a manner adverse to Parent or Merger Sub or as would have a Company Material Adverse Effect or prevent or materially impair or delay the ability of the Company to consummate the Merger;

(vii) except for transactions exclusively among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, shall not, and shall not permit any of its Subsidiaries to, issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of its capital stock or other ownership interest in the Company or any Subsidiaries of the Company or any securities convertible into or exchangeable for any such shares or ownership interest, or any rights, warrants or options to acquire or with respect to any such shares of capital stock, ownership interest or convertible or exchangeable securities, take any action to cause to be exercisable any otherwise unexercisable Company Option (except as otherwise provided by the terms of this Agreement or the express terms of any unexercisable options or awards outstanding on the date hereof) or otherwise make any changes (by combination, merger, consolidation, reorganization, liquidation, split, combination, reclassification, adjustment or otherwise) in the capital structure of the Company or any of its Subsidiaries or amend the terms of any securities of the Company or any of its Subsidiaries, other than issuances of shares of Common Stock in respect of any exercise of Company Options outstanding on the date hereof;

(viii) except for transactions exclusively among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, purchase, redeem or otherwise acquire any shares of its capital stock or any rights, warrants or options to acquire any such shares, other than the acquisition of shares of Common Stock from a holder of a Company Option in satisfaction of withholding obligations or in payment of the exercise price or from a holder of Restricted Shares in satisfaction of withholding obligations upon the vesting of such shares;

(ix) shall not, and shall not permit any of its Subsidiaries to, incur, assume, guarantee, prepay or otherwise become liable for any indebtedness for borrowed money (directly, contingently or otherwise), except for (A) any indebtedness for borrowed money among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, (B) guarantees by the Company of indebtedness for borrowed money of Subsidiaries of the Company, which indebtedness is incurred in compliance with this Section 5.1(b)(ix) and (C) indebtedness for borrowed money pursuant to the Existing Credit Facilities;

(x) except for transactions exclusively among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, shall not, and shall not permit any of its Subsidiaries to, sell, lease, license, transfer, exchange or swap, mortgage or otherwise encumber (including securitizations), or subject to any Lien (other than Permitted Liens) or otherwise dispose of any portion of its tangible properties or assets having a value in excess of $500,000, individually or in the aggregate, except (A) pursuant to existing agreements in effect prior to the execution of this Agreement or (B) for the sale of inventory in the ordinary course of business consistent with past practice;

(xi) shall not, and shall not permit any of its Subsidiaries to, (A) modify, materially amend, terminate or grant any waiver under any Company Material Contract, any Lease or any contract that would constitute a Company Material Contract or a Lease if entered into prior to the date hereof (other than the expiration or renewal of any Company Material Contract or any Lease in accordance with its terms), or (B) enter into any contract described in Section 3.19(a)(i), Section 3.19(a)(ii), Section 3.19(a)(vii), Section 3.19(a)(viii), Section 3.19(a)(ix) or Section 3.19(a)(x), other than, in the case of either clause (A) or clause (B), (1) in the ordinary course of business consistent with past practice or (2) to enter into agreements providing for acquisitions that would otherwise be permitted under Section 5.1(b)(xii);

(xii) shall not, and shall not permit any of its Subsidiaries to, acquire (by merger, consolidation, purchase of stock or assets or otherwise), or agree to so acquire any entity, business or assets that constitute a business or division of any Person, or all or a substantial portion of the assets of any Person (or business or division thereof);

(xiii) shall not, and shall not permit any of its Subsidiaries to, make or agree to make any capital expenditure in excess of $500,000 individually or $1,000,000 in the aggregate, other than as contemplated by the capital expenditures budget of the Company set forth in Section 5.1(b)(xiii) of the Company Disclosure Letter;

(xiv) shall not, and shall not permit any of its Subsidiaries to, adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;

(xv) shall not, and shall not permit any of its Subsidiaries to, enter into any new line of business outside the businesses being conducted by the Company and its Subsidiaries on the date hereof and any reasonable extensions thereof;

(xvi) shall not, and shall not permit any of its Subsidiaries to, settle, or offer or propose to settle, (A) any material litigation, investigation, arbitration, proceeding or other claim involving or against the Company or any of its Subsidiaries (other than any of the foregoing that relates to Tax matters), (B) any stockholder litigation or dispute against the Company or any of its officers or directors or (C) any litigation, arbitration, proceeding or dispute that relates to the transactions contemplated hereby, in each case, other than settlements that involve the payment of monetary damages, in the aggregate, not in excess of the amount set forth in Section 5.1(b)(xvi) of the Company Disclosure Letter and without the imposition of equitable relief on, or the admission of wrongdoing by, the Company, any of its Subsidiaries or any of its officers or directors;

(xvii) shall not, and shall not permit any of its Subsidiaries to, make or change any material Tax election, change any material annual Tax accounting period, adopt or change any material method of Tax accounting, file any material amended Tax Returns or claims for material Tax refunds, enter into any closing agreement with respect to a material amount of Taxes, settle any material Tax claim, audit or assessment, surrender any right to claim a material Tax refund, offset or other reduction in tax liability or consent to any extension or waiver of the limitations period that could reasonably be expected to produce a material Tax claim or assessment; and

(xviii) shall not, and shall not permit any of its Subsidiaries to, agree, in writing or otherwise, to take any of the foregoing actions.

(c) Between the date hereof and the Effective Time, Parent and Merger Sub shall not, and shall not permit any of their respective Subsidiaries or Affiliates to, take or agree to take any action (including entering into agreements with respect to any acquisitions, mergers, consolidations or business combinations) which would reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

Section 5.2. Access.

(a) Subject to compliance with applicable Laws, the Company shall afford to Parent and to its Representatives reasonable access during normal business hours, on reasonable prior notice, throughout the period prior to the earlier of the Effective Time and the Termination Date, to the Company’s and its Subsidiaries’ officers, properties, contracts, books and records, other than any such matters that relate to the negotiation and execution of this Agreement or (except as required under Section 5.3) to transactions potentially competing with or alternative to the transactions contemplated by this Agreement or proposals from other parties relating to any competing or alternative transactions. The foregoing notwithstanding, the Company shall not be required to afford such access if it would (i) unreasonably disrupt the operations of the Company or any of its Subsidiaries, (ii) violate any of the Company’s or its Subsidiaries’ obligations with respect to confidentiality, (iii) cause a risk of a loss of privilege or trade secret protection to the Company or any of its Subsidiaries or (iv) constitute a violation of any applicable Law.

(b) Parent hereby agrees that all nonpublic information provided to it or any of its Representatives in connection with this Agreement and the consummation of the transactions contemplated hereby shall be deemed to be Confidential Information, as such term is used in, and shall be treated in accordance with, the confidentiality agreement, dated as of November 16, 2012, between the Company and Parent (the “Confidentiality Agreement”).

Section 5.3. Solicitation.

(a) Any other provision of this Agreement to the contrary notwithstanding, during the period beginning on the date of this Agreement and continuing until 11:59 p.m. (EST) on March 8, 2013 (the “Solicitation Period End-Date”), the Company and its Representatives shall have the right to: (i) initiate, solicit, facilitate and encourage Alternative Proposals, including by way of providing access to non-public information (subject to entering into an Acceptable Confidentiality Agreement with each recipient); provided that any non-public information concerning the Company or its Subsidiaries that is provided or made available by the Company to any Person given such access which was not previously provided or made available to Parent shall be provided to Parent substantially concurrently if such information is written, or otherwise, promptly thereafter (and in any event within twenty-four (24) hours), and (ii) enter into and maintain discussions or negotiations with respect to Alternative Proposals or any other proposals that could reasonably be expected to lead to an Alternative Proposal or otherwise cooperate with or assist or participate in, or facilitate, any such requests, proposals, discussions or negotiations.

(b) Subject to the provisions of this Section 5.3, and except with respect to any Person who made a written Alternative Proposal received prior to the Solicitation Period End-Date (provided that the Person making such proposal has not informed the Company that it has abandoned or withdrawn such Alternative Proposal), which the Board of Directors has determined in good faith, after consultation with its financial advisors and outside legal counsel, constitutes or is reasonably likely to result in a Superior Proposal (any Person so submitting such Alternative Proposal, for so long as such Person has not informed the Company that it has abandoned or withdrawn such Alternative Proposal, an “Excluded Party”), as of the Solicitation Period End-Date, or with respect to any Excluded Party, upon the date (if any) that such party ceases to be an Excluded Party, the Company shall and shall cause each of its Subsidiaries and each of their respective Affiliates and Representatives to (i) immediately cease and cause to be terminated any and all solicitation or intentional encouragement of Alternative Proposals from, and discussions or negotiations with respect to Alternative Proposals with, any Person conducted prior to the execution of this Agreement by the Company, any Subsidiary of the Company or any of its or their respective Affiliates or Representatives and (ii) promptly request any such Person to promptly return or destroy all confidential information concerning the Company and its Subsidiaries in accordance with the applicable confidentiality agreement between the Company and such Person. Subject to the provisions of this Section 5.3, and except with respect to an Excluded Party, from the Solicitation Period End-Date until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VII, the Company shall not and shall cause each of its Subsidiaries and each of their respective Affiliates and Representatives not to, directly or indirectly, (A) solicit, initiate, knowingly facilitate or knowingly encourage (it being understood and agreed that ministerial acts that are not otherwise prohibited by this Section 5.3 (such as answering unsolicited phone calls) shall not be deemed to “facilitate” or “encourage” for purposes of this Section 5.3(b)) the submission of any Alternative Proposal, (B) participate in any discussions or negotiations regarding an Alternative Proposal with, or furnish any nonpublic information regarding an Alternative Proposal to, any Person that has made or, to the Knowledge of the Company, is seeking to make, an Alternative Proposal, except to notify such Person as to the existence of the provisions of this Section 5.3, (C) enter into any letter of intent, agreement, contract or agreement in principle regarding an Alternative Proposal (except for confidentiality agreements permitted under Section 5.3(a) or (e), an “Alternative Acquisition Agreement”)) or (D) publicly propose to do any of the foregoing (other than disclosure of the terms of this Agreement).

(c) Except as expressly permitted by this Section 5.3, the Board of Directors shall not (i) change, qualify, withhold, withdraw or modify, or publicly propose to change, qualify, withdraw or modify, in a manner adverse to Parent, the Recommendation, (ii) subject to Section 5.3(f), take any formal action or make any recommendation or public statement in connection with a tender offer or exchange offer other than a recommendation against such offer or (iii) adopt, approve or recommend, or publicly propose to approve or recommend to the stockholders of the Company an Alternative Proposal (such prohibited actions being referred to as a “Change of Recommendation”).

(d) Within forty-eight (48) hours after the Solicitation Period End-Date, the Company shall notify Parent, in writing, of the identity of each Excluded Party, if any, and provide Parent a copy of each Alternative Proposal received from each Excluded Party (or, where no such copy is available, a reasonably detailed written description of such Alternative Proposal). From and after the Solicitation Period End-Date, the Company shall promptly (within twenty-four (24) hours) notify Parent in the event that the Company, its Subsidiaries or Representatives receives any request for discussions or negotiations, any request for access to the properties or books and records of the Company or any of its Subsidiaries of which the Company or any of its Subsidiaries or any of their respective Representatives is or has become aware, or any request for information relating to the Company or any of its Subsidiaries, in each case, by any third party that may be considering making, or has made, an Alternative Proposal. Such notice to Parent shall indicate the identity of the Person making such proposal or request and the material terms and conditions of such proposal, if any. Following the Solicitation Period End-Date, the Company shall keep Parent reasonably informed on a reasonably current basis (and in any event within forty-eight (48) hours) of any material developments, discussions or negotiations regarding any Alternative Proposals (whether made before or after the date hereof) or any material change to the financial or other terms of any such Alternative Proposal.

(e) Anything in this Section 5.3 to the contrary notwithstanding, at any time prior to receipt of the Company Stockholder Approval:

(i) if the Company receives a written Alternative Proposal which the Board of Directors determines in good faith, after consultation with its financial advisers and outside legal counsel, is or is reasonably likely to result in, a Superior Proposal, the Company may take the following actions: (A) furnish nonpublic information to the third party making such Alternative Proposal, if, and only if, prior to so furnishing such information, the Company receives from the third party an executed confidentiality agreement having provisions as to confidential treatment of information that are substantially similar to the confidentiality provisions of the Confidentiality Agreement (an “Acceptable Confidentiality Agreement”); provided, that any non-public information concerning the Company or its Subsidiaries that is provided or made available by the Company to a third party given such access which was not previously provided or made available to Parent or its Representatives shall be provided to Parent substantially concurrently, if such information is written, or otherwise promptly thereafter (and in any event within twenty-four (24) hours); and (B) engage in discussions or negotiations with the third party with respect to the Alternative Proposal; provided, that the Company shall, prior to or substantially concurrently with providing any such non-public information concerning the Company or its Subsidiaries to such third party, provide to Parent a copy of any Alternative Proposal made to the Company or any of its Subsidiaries by such third party and the identity of such third party (for the avoidance of doubt, prior to receipt of the Company Stockholder Approval, the Company shall in any event be permitted to take the actions described in clauses (i)(A) and (i)(B) above with respect to any Excluded Party for so long as such party remains an Excluded Party, and from and after the receipt of the Company Stockholder Approval, no person shall be an Excluded Party); and

(ii) the Board of Directors may (A) effect a Change of Recommendation, if it determines in good faith, after consultation with outside counsel, that failure to take such action would be inconsistent with its fiduciary duties under applicable Law or (B) terminate this Agreement to enter into a definitive agreement with respect to a Superior Proposal, but, in the case of clause (ii)(A) if the Change of Recommendation does not relate to or result from a Superior Proposal, only if the Company provides reasonable prior notice to Parent, or in the case of clause (ii)(B), or clause (ii)(A) if the Change of Recommendation relates to or results from a Superior Proposal, only if prior to taking any such action:

(1) the Board of Directors determines in good faith, after consultation with its financial advisers and outside legal counsel, that such Alternative Proposal is a Superior Proposal (taking into account any adjustment or revisions proposed by Parent in response to such Alternative Proposal (including pursuant to clause (3) below));

(2) the Company has given Parent, at least four (4) calendar days (or two (2) Business Days, whichever period is longer) in advance of taking such action, prior written notice of its intention to effect a Change of Recommendation or terminate this Agreement (the “Notice Period”) and has contemporaneously provided to Parent a copy of such Superior Proposal and each of the relevant proposed transaction agreements to be entered into by the Company with the third party making such Superior Proposal; and

(3) at the end of the Notice Period, the Board of Directors, after consultation with the Company’s financial advisors and outside legal counsel, shall have determined in good faith that the third party’s Alternative Proposal remains a Superior Proposal relative to the transactions contemplated by this Agreement (taking into account any modification or changes committed to by Parent); provided, that each time material modifications to the material terms of an Alternative Proposal determined to be a Superior Proposal are made, a new written notification from the Company consistent with that described in clause (ii)(2) of this Section 5.3(e) shall be required and a new Notice Period under clause (ii)(2) of this Section 5.3(e) shall commence, during which notice period the Company shall be required to comply with the requirements of this Section 5.3(e)(ii) anew, except that such new Notice Period shall be for two (2) Business Days (as opposed to four (4) calendar days); and

(4) in the case of clause (ii)(B), in advance of or substantially concurrently with termination of this Agreement, the Company has paid the Termination Fee to Parent pursuant to Section 7.3.

(f) Nothing contained in this Agreement shall prohibit the Company or its Board of Directors from (i) disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, or from issuing a “stop, look and listen” disclosure or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act pending disclosure of its position thereunder (provided, however, that any disclosure other than a “stop, look and listen” disclosure or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, an express rejection of an applicable Alternative Proposal or an express reaffirmation of the Recommendation shall be deemed to be a Change of Recommendation); or (ii) making any disclosure to its stockholders if the Board of Directors determines in good faith, after consultation with the Company’s outside legal counsel, that the failure of the Board of Directors to make such disclosure would be inconsistent with the directors’ exercise of their fiduciary duties under applicable Law.

(g) As used in this Agreement, “Alternative Proposal” shall mean any bona fide inquiry, proposal or offer made by any Person for (i) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation or similar transaction involving the Company, (ii) the direct or indirect acquisition by any Person of fifteen percent (15%) or more of the assets of the Company and its Subsidiaries, on a consolidated basis or (iii) the direct or indirect acquisition by any Person of fifteen percent (15%) or more of the voting power of the outstanding shares of Common Stock, including any tender offer or exchange offer that if consummated would result in any Person beneficially owning Shares with fifteen percent (15%) or more of the voting power of the outstanding shares of Common Stock, in each case of clauses (i)-(iii), other than the transactions contemplated by this Agreement.

(h) As used in this Agreement, “Superior Proposal” shall mean a written Alternative Proposal, substituting “fifty percent (50%)” for “fifteen percent (15%),” that the Board of Directors determines in good faith and considering such factors as the Board of Directors considers to be appropriate (including the expected timing and likelihood of consummation, any governmental or other approval requirements, break-up fees, expense reimbursement provisions, conditions to consummation and availability of necessary financing), to be more favorable to the Company and its stockholders than the transactions contemplated by this Agreement.

Section 5.4. Proxy; Company Meeting.

(a) As promptly as practicable after the execution of this Agreement (but no later than fifteen (15) Business Days after the date hereof), subject to the receipt from Parent and Merger Sub of the information described in the second sentence of this clause (a), the Company shall prepare (in consultation with Parent and giving due consideration to any comments made by Parent) and file with the SEC the Proxy Statement, which shall, subject to Section 5.3, include the Recommendation, and shall use all commercially reasonable efforts to respond (in consultation with Parent and giving due consideration to any comments made by Parent) as promptly as reasonably practicable to any comments by the SEC staff in respect of the Proxy Statement and to cause the definitive Proxy Statement to be mailed to the Company’s stockholders as promptly as practicable after the date of this Agreement. Parent and Merger Sub shall furnish all information concerning themselves and their Affiliates that is required to be included in the Proxy Statement, or that is customarily included in a proxy statement prepared in connection with transactions of the type contemplated by this Agreement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all written correspondence between it and its Representatives, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement. If at any time prior to the Company Meeting any information relating to the Company, Parent or any of their respective Affiliates, officers or directors is discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement (or any other filings) shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which discovers such information shall promptly notify the other party, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company.

(b) Subject to the other provisions of this Agreement, the Company shall (i) take all action necessary in accordance with the DGCL and its certificate of incorporation and bylaws to duly call, give notice of, convene and hold a meeting of its stockholders promptly following the mailing of the Proxy Statement for the purpose of obtaining the Company Stockholder Approval (the “Company Meeting”), with the record date and meeting date of the Company Meeting to be selected after reasonable consultation with Parent, and (ii) subject to a Change of Recommendation in accordance with Section 5.3, use all reasonable efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the transactions contemplated hereby.

(c) Unless terminated pursuant to Section 7.1, the Company shall submit this Agreement and the Merger to the Company’s stockholders at the Company Meeting whether or not a Change of Recommendation shall have occurred.

Section 5.5. Employee Matters.

(a) For the period from the Effective Time until December 31, 2013, Parent shall provide, or shall cause to be provided, to each current and former employee of the Company and its Subsidiaries (“Company Employees”) (i) base compensation and bonus opportunities that, in each case, are no less favorable than were provided to the Company Employee immediately before the Effective Time and (ii) all other compensation and benefits (including equity) that are substantially comparable in the aggregate to those provided to the Company Employee immediately before the Effective Time. Any other provision of this Agreement to the contrary notwithstanding, (A) Parent shall or shall cause the Surviving Corporation to provide to each Company Employee who experiences a Qualifying Termination during the period from the Effective Time until December 31, 2013, severance benefits equal to the greater of (1) the severance benefits set forth in Section 5.5(a) of the Company Disclosure Letter and (2) the severance benefits provided for under the severance arrangements of Parent and its Subsidiaries, and (B) during such period from the Effective Time until December 31, 2013, severance benefits offered to each Company Employee shall be determined without taking into account any reduction after the Effective Time in compensation paid to such Company Employee. For purposes of this Agreement, “Qualifying Termination” means a termination of employment under circumstances that would entitle the applicable Company Employee to severance benefits under the applicable severance plan or arrangement described in this Section 5.5(a).

(b) For all purposes (including purposes of vesting (other than equity awards), eligibility to participate and level of benefits) under the employee benefit plans of Parent and its Subsidiaries providing benefits to any Company Employees after the Effective Time (the “New Plans”), each Company Employee shall be credited with his or her years of service with the Company and its Subsidiaries and their respective predecessors before the Effective Time, to the same extent as such Company Employee was entitled, before the Effective Time, to credit for such service under any similar Company Benefit Plan in which such Company Employee participated or was eligible to participate immediately prior to the Effective Time, provided that the foregoing shall not apply with respect to participation in and benefit accrual under any defined benefit pension or post retirement plan or to the extent that its application would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing, (i) each Company Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is comparable to a Company Benefit Plan in which such Company Employee participated immediately before the Effective Time (such plans, collectively, the “Old Plans”), and further provided that the foregoing provision shall not preclude the Parent from confirming the eligibility of any such employee or his or her covered dependents after the Effective Time, and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, Parent shall use its commercially reasonable efforts to cause (A) all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, unless such conditions would not have been waived under the comparable plans of the Company or its Subsidiaries in which such employee participated immediately prior to the Effective Time, and (B) the amount of eligible expenses incurred by such employee and his or her covered dependents which were credited to deductible and maximum out-of-pocket co-insurance requirements under the Old Plans will be credited for purposes of satisfying the deductible, and maximum out-of-pocket co-insurance requirements under the New Plans, provided that the foregoing provision shall not be applicable with respect to any of the New Plans which have a plan year which commences on January 1, 2014.

(c) Parent hereby acknowledges that a “change of control” (or similar phrase) within the meaning of the Company Benefit Plans will occur at or prior to the Effective Time, as applicable.

(d) Without limiting the generality of Section 8.10, the provisions of this Section 5.5 are solely for the benefit of the parties to this Agreement, and no current or former director, officer, employee, other service provider or independent contractor or any other person shall be a third-party beneficiary of this Agreement, and nothing herein shall be construed as an amendment to any Company Benefit Plan or other compensation or benefit plan or arrangement for any purpose or to confer upon any Company Employee any right to continued employment. Nothing in this Section 5.5 shall supersede or conflict with any Collective Bargaining Agreement.

Section 5.6. Efforts.

(a) Each of the parties shall use its reasonable best efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things reasonably necessary, proper or advisable to obtain all necessary actions or nonactions, waivers, consents, clearances, approvals, or expirations or terminations of waiting periods as may be required by any law or Governmental Entity.

(b) Parent and the Company shall promptly, but in no event later than ten (10) Business Days after the date hereof, file (or cause to be filed) any and all required Notification and Report Forms under the HSR Act with respect to the Merger; Parent and the Company shall request early termination of any applicable waiting period under the HSR Act, and use their reasonable best efforts to cause the expiration or termination of any applicable waiting periods under the HSR Act, and shall supply to the Antitrust Division of the United States Department of Justice (“Antitrust Division”) or the United States Federal Trade Commission (“FTC”) as promptly as reasonably practicable any additional information or documents that may be requested pursuant to any Law or by the Antitrust Division or the FTC.

(c) In furtherance of the covenants of the parties contained in this Section 5.6, but subject to the limitations set forth in Section 5.6(d), (i) each of the Parent and the Company shall use its reasonable best efforts to avoid the entry of, or to have vacated or lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that would restrain, prevent or delay the Closing on or before the End Date and (ii) Parent shall use its reasonable best efforts to avoid or eliminate each and every impediment under any Antitrust Law so as to enable the Closing to occur as promptly as possible (and in any event no later than the End Date), including, in the case of Parent, proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of such businesses, product lines or assets of Parent or the Company and otherwise taking or committing to take actions that after the Closing would limit Parent’s freedom of action with respect to, or its ability to operate and/or retain, one or more of the businesses, product lines or assets of Parent or the Company.

(d) Notwithstanding anything to the contrary in this Section 5.6, the parties hereto understand and agree that neither Parent nor any of its Subsidiaries shall be required, nor shall the Company or any of its Subsidiaries without the prior written consent of Parent agree or offer to: (i) sell, divest or otherwise hold separate (including by establishing a trust or otherwise), or take any other action (or otherwise agree to do any of the foregoing) with respect to any of the businesses, assets or properties of Parent, the Company, the Surviving Corporation or any of their respective Affiliates or (ii) otherwise take or commit to take actions that after the Closing would limit Parent’s freedom of action with respect to, or its ability to operate any of the businesses, assets or properties of Parent, the Company, the Surviving Corporation or any of their respective Affiliates if the aggregate net effect of all such sales, divestitures, dispositions, actions or commitments referred to in clauses (i) and (ii) would be material to the Company and its Subsidiaries, taken as a whole (it being understood that if any such actions are proposed with respect to the assets or business of Parent, “material” shall be determined as if such assets or business were owned by the Company).

(e) Parent and the Company shall cooperate and consult with each other in connection with the making of all filings, notifications, communications, submissions, and any other material actions pursuant to this Section 5.6, and, subject to applicable legal limitations and the instructions of any Governmental Entity, Parent and the Company shall keep each other apprised on a current basis of the status of matters relating to the completion of the transactions contemplated thereby, including promptly furnishing the other with copies of notices or other material communications received by Parent and the Company, as the case may be, or any of their respective Subsidiaries or Affiliates, from any third party and/or any Governmental Entity with respect to such transactions. Subject to applicable Law relating to the exchange of information, Parent and the Company shall permit counsel for the other party reasonable opportunity to review in advance, and consider in good faith the views of the other party in connection with, any proposed notifications or filings and any written communications or submissions, and with respect to any such notification, filing, written communication or submission, any documents submitted therewith to any Governmental Entity; provided, however, that materials may be redacted (i) to remove references concerning the valuation of the businesses of the Parent, or proposals from third parties with respect thereto, (ii) as necessary to comply with contractual agreements, and (iii) as necessary to address reasonable privilege or confidentiality concerns. Parent and the Company agree not to participate in any substantive meeting or discussion, either in person or by telephone, with any Governmental Entity in connection with the proposed transactions unless it consults with the other party in advance and, to the extent not prohibited by such Governmental Entity, gives the other party the opportunity to attend and participate.

Section 5.7. Takeover Statute. If any “fair price,” “moratorium,” “control share acquisition” or other form of antitakeover statute or regulation shall become applicable to the transactions contemplated hereby, each of the Company, Parent and Merger Sub and the members of their respective Boards of Directors shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

Section 5.8. Public Announcements. None of the Company, Parent, Merger Sub, or anyone acting on their behalf, shall issue any press release or other public statement or comment relating to this Agreement or the transactions contemplated herein without the prior consent of the other party (which consent shall not be unreasonably withheld), except as may be required by applicable Law or by obligations pursuant to any listing agreement with any national securities exchange or as may be requested by a Governmental Entity (in which case, the party issuing the press release, public statement or comment shall use its commercially reasonable efforts to give the other party the opportunity to review and comment upon such press release or other public statement or comment prior to issuance); provided that the restrictions in this Section 5.8 shall not apply to any Company communication regarding an Alternative Proposal or a Change of Recommendation. Parent and the Company agree to issue a joint press release announcing this Agreement in a form to be mutually agreed upon by the parties.

Section 5.9. Indemnification and Insurance.

(a) The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, assume the obligations with respect to all rights to indemnification and exculpation from liabilities, including advancement of expenses, for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company as provided in the Company certificate of incorporation, the Company bylaws or any indemnification contract between such directors or officers and the Company (in each case, as in effect on the date hereof), without further action, as of the Effective Time and all such obligations shall survive the Merger and shall continue in full force and effect in accordance with their terms. For a period of six (6) years from the Effective Time, Parent and the Surviving Corporation shall maintain in effect the exculpation, indemnification and advancement of expenses provisions of the Company’s and any Company Subsidiary’s certificates of incorporation and bylaws or similar organizational documents as in effect immediately prior to the Effective Time or in any indemnification agreements of the Company or its Subsidiaries with any of their respective directors, officers or employees as in effect immediately prior to the Effective Time, and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who at the Effective Time were current or former directors, officers or employees of the Company or any of its Subsidiaries; provided, however, that all rights to indemnification in respect of any action pending or asserted or any claim made within such period shall continue until the disposition of such action or resolution of such claim. From and after the Effective Time, Parent shall assume, guarantee and stand surety for, and shall cause the Surviving Corporation and its Subsidiaries to honor, in accordance with their respective terms, each of the covenants contained in this Section 5.9.

(b) Each of Parent and the Surviving Corporation shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless (and advance funds in respect of each of the foregoing) each current and former director, officer or employee of the Company or any of its Subsidiaries and each Person who served at the request of the Company as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (each, together with such Person’s heirs, executors or administrators, an “Indemnified Party”) against any costs or expenses (including advancing reasonable attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by Law), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement (collectively, “Losses”) in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (an “Action”), arising out of, relating to or in connection with any matters, whether before or after the Effective Time in connection with such Indemnified Party’s service as a director or officer of the Company or any of its Subsidiaries (including acts or omissions in connection with such Indemnified Party’s service as officer, director, member, trustee or other fiduciary in any other entity if such services was at the request of the Company of the Company); provided, that any Person to whom any funds are advanced pursuant to the foregoing must provide an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification. In the event of any such Action, Parent and the Surviving Corporation shall cooperate with the Indemnified Party in the defense of any such Action.

(c) Prior to the Effective Time, the Company shall or, if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time to, purchase a six-year prepaid “tail” policy, with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company’s and its Subsidiaries’ existing policies of directors’ and officers’ liability insurance and fiduciary liability insurance, with respect to matters arising on or before the Effective Time (including in connection with this Agreement and the transactions or actions contemplated by this Agreement), and Parent shall cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation, and no other party shall have any further obligation to purchase or pay for insurance hereunder; provided, however, that the Company shall not pay in excess of 250% of the last annual premium paid by the Company prior to the date hereof in respect of such “tail” policy. If the Company or the Surviving Corporation for any reason fail to obtain such “tail” insurance policies as of the Effective Time, Parent shall, for a period of six (6) years from the Effective Time, cause the Surviving Corporation to maintain in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries with respect to matters arising on or before the Effective Time; provided, however, that after the Effective Time, Parent shall not be required to pay annual premiums in excess of 250% of the last annual premium paid by the Company prior to the date hereof in respect of the coverage required to be obtained pursuant hereto, but in such case shall purchase as much coverage as reasonably practicable for such amount.

(d) The rights of each Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under the certificates of incorporation or bylaws or other organization documents of the Company or any of its Subsidiaries or the Surviving Corporation, any other indemnification arrangement, the DGCL or otherwise. The provisions of this Section 5.9 shall survive the consummation of the Merger and expressly are intended to benefit, and are enforceable by, each of the Indemnified Parties. Parent and the Surviving Corporation shall promptly reimburse each Indemnified Party for any costs or expenses (including attorneys’ fees) incurred by any such Indemnified Party in enforcing the indemnification or other obligations of Parent or the Surviving Corporation in this Section 5.9 (including Section 5.9(b)) unless it is ultimately determined that such Person is not entitled to the benefit of such indemnification or other obligation.

(e) In the event Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.9.

Section 5.10. Control of Operations. Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

Section 5.11. Notice of Certain Events. Without limiting the other provisions of this Agreement, each of the Company, on the one hand and Parent, on the other hand, shall promptly notify the other of: (a) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would cause the inaccuracy of any representation or warranty of the other party contained in this Agreement at any time during the term hereof that, in the case of a fact or circumstance discovered by the Company, could reasonably be expected to cause the condition set forth in Section 6.2(a) not to be satisfied on or before the End Date or, in the case of a fact or circumstance discovered by Parent, could reasonably be expected to cause the condition set forth in Section 6.3(a) not to be satisfied on or before the End Date; and (b) any failure of the other party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder that, in the case of a failure to comply with or satisfy a covenant discovered by the Company, could reasonably be expected to cause the condition set forth in Section 6.2(b) not to be satisfied on or before the End Date or, in the case of a failure to comply with or satisfy a covenant discovered by Parent, could reasonably be expected to cause the condition set forth in Section 6.3(b) not to be satisfied on or before the End Date; provided that the delivery of any notice pursuant to this Section 5.11 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

Section 5.12. Stock Exchange De-listing; 1934 Act Deregistration. Prior to the Effective Time, the Company shall cooperate with Parent and use its commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the NYSE and SEC to enable the de-listing by the Surviving Corporation of the Common Stock from the NYSE and the deregistration of the Common Stock under the Exchange Act as promptly as practicable after the Effective Time, and in any event no more than ten days after the Closing Date.

Section 5.13. Financing Cooperation. Upon the request of Parent, the Company shall use its commercially reasonable efforts to provide reasonable cooperation in connection with Parent’s efforts to arrange and consummate any amendment to, or replacement or supplement of, Parent’s credit facilities (“Debt Financing”); provided that such cooperation does not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries. Such commercially reasonable efforts shall include, to the extent reasonably requested by Parent, commercially reasonable efforts to: (a) make available to prospective lenders, on a customary and reasonable basis and upon reasonable notice, appropriate personnel of the Company and its Subsidiaries, (b) provide, as promptly as reasonably practicable, information relating to the Company and its Subsidiaries to any financing institutions contemplated to arrange and/or provide all or any portion of the Debt Financing (the “Financing Sources”) (including information to be used in the preparation of a customary information package regarding the business, operations, financial condition, projections and prospects of the Company and its Subsidiaries customary for financings similar to the Debt Financing) to the extent reasonably requested by Parent and/or the Financing Sources to assist in preparation of customary offering or information documents to be used for the completion of the Debt Financing, (c) assist in the obtaining of customary payoff letters and instruments of discharge to be delivered at Closing to allow for the payoff, discharge and termination in full on the Closing Date of the Existing Credit Facilities and releasing Liens and the pledges of collateral securing such Existing Credit Facilities, in each case to take effect at the Effective Time (it being understood that the Company shall have no obligation to pay or discharge any such indebtedness prior to the Effective Time), (d) cooperate with respect to matters relating to pledges of collateral to take effect at the Effective Time in connection with such financing, (e) assist Parent in obtaining customary legal opinions to be delivered in connection with such financing and (f) assist Parent in obtaining customary comfort letters and consents of the independent accountants of the Company and its Subsidiaries, including with respect to the auditor consents in connection with any filings with the SEC. Anything in this Section 5.13 to the contrary notwithstanding, until the Effective Time occurs, neither the Company nor any of its Subsidiaries, nor any of their respective officers or directors, as the case may be, shall (i) be required to pay any commitment or other similar fee, (ii) enter into any definitive agreement or have any liability or any obligation under any certificate, document, instrument, credit agreement or any related document or any other agreement or document related to the Debt Financing, (iii) unless promptly reimbursed by Parent, be required to incur any other expenses in connection with the Debt

Financing or (iv) be required to take any action in his/her capacity as a director of the Company or any of its Subsidiaries with respect to the Debt Financing. Parent shall promptly, upon request by the Company, reimburse the Company for all reasonable and documented out of pocket costs (including reasonable attorneys’ fees) incurred by the Company or any of its Subsidiaries or their respective Representatives in connection with their respective obligations pursuant to, and in accordance with, this Section 5.13, and shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all damages, losses, costs, liabilities or expenses suffered or incurred by any of them in connection with the arrangement of the Debt Financing and any information used in connection therewith (other than information provided by the Company or any of its Subsidiaries) and all other actions taken by the Company, its Subsidiaries and their respective Representatives pursuant to this Section 5.13. Parent and Merger Sub shall keep the Company informed on a reasonably current basis of the status of its efforts to arrange and consummate any Debt Financing.

Section 5.14. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

ARTICLE VI

CONDITIONS TO THE MERGER

Section 6.1. Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to effect the Merger and the other transactions contemplated hereby shall be subject to the fulfillment (or waiver in writing by Parent and the Company) at or prior to the Effective Time of the following conditions:

(a) Stockholder Approval. The Company Stockholder Approval shall have been obtained in accordance with applicable Law and the certificate of incorporation and bylaws of the Company.

(b) No Legal Restraints. No injunction or similar order by any court of competent jurisdiction which prohibits the consummation of the Merger shall have been entered and shall continue to be in effect, and no Law shall, after the date hereof, have been enacted, entered, promulgated, enforced or deemed applicable by any Governmental Entity that, in any case, prohibits or makes illegal the consummation of the Merger.

(c) Regulatory Approvals. Any applicable waiting period under the HSR Act (and any extension thereof) relating to the Merger shall have expired or been earlier terminated.

Section 6.2. Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger and the other transactions contemplated hereby is further subject to the fulfillment (or waiver in writing by the Company) at or prior to the Effective Time of the following conditions:

(a) (i) The representations and warranties of Parent and Merger Sub contained in Article IV (except for the representations and warranties contained in Section 4.1, the first two sentences of Section 4.2(a), Section 4.3 and Section 4.7 and disregarding all materiality and Parent Material Adverse Effect qualifications contained therein) shall be true and correct both when made and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be true and correct would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect, (ii) the representation and warranty of Parent and Merger Sub contained in Section 4.3 shall be true and correct in all respects both when made and at and as of the Closing Date and (iii) the representations and warranties of Parent and Merger Sub contained in Section 4.1, the first two sentences of Section 4.2(a) and Section 4.7 shall be true and correct in all material respects both when made and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date).

(b) Parent and Merger Sub shall have performed and complied with, in all material respects, all material obligations and covenants required by this Agreement to be performed or complied with by them prior to the Effective Time.

(c) Parent shall have delivered to the Company a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or another senior officer, certifying to the effect that the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied.

Section 6.3. Conditions to Obligations of Parent and Merger Sub to Effect the Merger. The obligations of Parent and Merger Sub to effect the Merger and the other transactions contemplated hereby are further subject to the fulfillment (or waiver in writing by Parent and Merger Sub) at or prior to the Effective Time of the following conditions:

(a) (i) The representations and warranties of the Company set forth in Sections 3.1(a), 3.2, 3.22 and 3.23 and the first sentence of Section 3.3(a) shall be true and correct in all material respects, both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), (ii) the representation and warranty of the Company contained in the first sentence of Section 3.10 shall be true and correct in all respects both when made and at and as of the Closing Date and (iii) the other representations and warranties of the Company set forth in Article III (disregarding all materiality and Company Material Adverse Effect qualifications contained therein) shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except with respect to this clause (iii) where the failure of such representations and warranties to be so true and correct would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

(b) The Company shall have performed and complied with, in all material respects, all material obligations and covenants (other than the obligations and covenants set forth in Section 5.13) required by this Agreement to be performed or complied with by it prior to the Effective Time.

(c) The Company shall have delivered to Parent a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or another senior officer, certifying to the effect that the conditions set forth in Section 6.3(a) and (b) have been satisfied.

Section 6.4. Frustration of Closing Conditions. None of the Company, Parent or Merger Sub may rely, either as a basis for not consummating the Merger or terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in Section 6.1, Section 6.2 or Section 6.3, as the case may be, to be satisfied if such failure was caused by such party’s material breach of any provision of this Agreement or breach of the requirement to use efforts in accordance with Section 5.6(a).

ARTICLE VII

TERMINATION

Section 7.1. Termination or Abandonment. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and abandoned at any time prior to the Effective Time (except with respect to clause (h) below, whether before or after receipt of the Company Stockholder Approval):

(a) by the mutual written consent of the Company and Parent;

(b) by either the Company or Parent if (i) the Effective Time shall not have occurred on or before July 15, 2013 (the “End Date”); provided that if on July 15, 2013 the condition to the Closing set forth in Section 6.1(b) or Section 6.1(c) shall not have been satisfied or duly waived by all parties entitled to the benefit of such condition, but all other conditions to the Closing shall have been satisfied (or, in the case of conditions that, by their terms, are to be satisfied at the Closing, shall be capable of being satisfied on July 15, 2013) or duly waived by all parties entitled to the benefit of such conditions, then the End Date shall be extended to and including November 15, 2013, if either the Company or Parent notifies the other party in writing on or prior to July 15, 2013 of its election to extend the End Date; provided further that the right to terminate this Agreement or extend the End Date pursuant to this Section 7.1(b) shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have materially contributed to the failure to consummate the Merger on or before such date;

(c) by either the Company or Parent if any court of competent jurisdiction shall have issued or entered an injunction or similar order permanently enjoining or otherwise permanently prohibiting the consummation of the Merger and such injunction shall have become final and non-appealable, provided that the party seeking to terminate this Agreement pursuant to this Section 7.1(c) shall have used such efforts as may be required by Section 5.6 to prevent, oppose and remove such injunction;

(d) by either the Company or Parent if the Company Meeting (including any adjournments or postponements thereof) shall have concluded and the Company Stockholder Approval contemplated by this Agreement shall not have been obtained;

(e) by the Company, if Parent or Merger Sub shall have breached or failed to perform in any material respect any of their representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 6.1 or Section 6.2 or failure of the Closing to occur and (ii) cannot be cured by the End Date or, if curable, is not cured within thirty (30) days following the Company’s delivery of written notice to Parent stating the Company’s intention to terminate this Agreement pursuant to this Section 7.1(e) and the basis for such termination, provided that the Company is not then in material breach of any representation, warranty, agreement or covenant contained in this Agreement;

(f) by Parent, if the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 6.1 or Section 6.3 and (ii) cannot be cured by the End Date or, if curable, is not cured with thirty (30) days following Parent’s delivery of written notice to the Company stating Parent’s intention to terminate this Agreement pursuant to this Section 7.1(f) and the basis for such termination, provided that Parent or Merger Sub is not then in material breach of any representation, warranty, agreement or covenant contained in this Agreement;

(g) by Parent, if the Board of Directors shall have effected a Change of Recommendation;

(h) by Parent, if the Company shall have knowingly and intentionally materially breached any of its obligations under Section 5.3; and

(i) at any time prior to the date the Company Stockholder Approval is obtained, by the Company, in accordance with Section 5.3(e)(ii)(B); provided, that substantially concurrently with such termination the Company shall tender payment to Parent of the Termination Fee pursuant to Section 7.3.

Section 7.2. Effect of Termination. In the event of termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of the Company, Parent, Merger Sub or their respective Subsidiaries or Affiliates, except that the provisions of Section 5.2(b), this Section 7.2, Section 7.3 and Article VIII will survive the termination hereof;

provided, however, that neither Parent nor the Company shall be released from any liabilities or damages arising out of any (a) fraud by any party or (b) except as set forth in Section 7.3(b), the willful breach of any covenant or agreement set forth in this Agreement.

Section 7.3. Termination Fee. Any provision in this Agreement to the contrary notwithstanding,

(a) In the event that:

(i) after the date of this Agreement, (A) any Alternative Proposal (substituting fifty percent (50%) for the fifteen percent (15%) threshold set forth in the definition of “Alternative Proposal”) (a “Qualifying Transaction”) is publicly proposed or publicly disclosed prior to, and not withdrawn prior to the time of, the Company Meeting, (B) this Agreement is validly terminated by Parent or the Company pursuant to (1) Section 7.1(d) or (2) Section 7.1(b) (and, in the case of this clause (B)(2), so long as (x) prior to the time such Alternative Proposal was first publicly proposed or publicly disclosed Parent shall not have delivered a notice to the Company in accordance with Section 7.1(f) or Section 5.11 citing a failure of a condition to the obligation of Parent and Merger Subsidiary to consummate the Merger set forth in Section 6.3(a)(i) and (y) at the time of such termination, the condition set forth in Section 6.1(a) shall not have been satisfied but all other conditions to the obligations of the parties to consummate the Merger set forth in Sections 6.1, 6.2(a) and 6.2(b) have been satisfied) and (C) concurrently with or within twelve (12) months after such termination, the Company shall have entered into a definitive agreement with respect to a Qualifying Transaction or consummated the transactions contemplated by a Qualifying Transaction;

(ii) Parent shall have validly terminated this Agreement pursuant to Section 7.1(g) or 7.1(h); or

(iii) the Company shall have validly terminated this Agreement pursuant to Section 7.1(i),

then, in any such event, the Company shall pay to Parent (or, at Parent’s direction, an Affiliate of Parent) a fee of twenty-three million eight hundred thousand dollars ($23,800,000) in cash (the “Termination Fee”), by wire transfer of same day funds to one or more accounts designated by Parent, such payment to be made, in the case of a termination referenced in clause (i) above, upon consummation of the Qualifying Transaction, in the case of clause (ii) above, within three (3) Business Days of such termination or, in the case of clause (iii) above, in advance of or substantially concurrently with the termination by the Company pursuant to Section 7.1(i); it being understood that in no event shall the Company be required to pay the Termination Fee on more than one occasion. The foregoing notwithstanding, the “Termination Fee” shall be eleven million nine hundred thousand dollars ($11,900,000) in cash solely in the event that this Agreement is terminated by the Company prior to the thirtieth (30th) day after the Solicitation Period End-Date pursuant to Section 7.1(i) to enter into a Qualifying Transaction with an Excluded Party. Following receipt by Parent of the Termination Fee in accordance with this Section 7.3, the Company shall have no further liability with respect to this Agreement or the transactions contemplated hereby to Parent or Merger Sub.

(b) The parties agree and understand that (i) in no event shall the Company be required to pay the Termination Fee on more than one occasion and (ii) in no event shall Parent be entitled, pursuant to this Section 7.3, to receive an amount greater than the Termination Fee. Anything to the contrary in this Agreement notwithstanding, except in the case of fraud, (A) if Parent receives the Termination Fee from the Company pursuant to this Section 7.3, such payment shall be the sole and exclusive remedy of the receiving party against the paying party and its Subsidiaries and their respective former, current or future officers, directors, partners, stockholders, managers, members, Affiliates and Representatives and none of the paying party, any of its Subsidiaries or any of their respective former, current or future officers, directors, partners, stockholders, managers, members, Affiliates or Representatives shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby and (B) if Parent or Merger Sub receives any payments from the Company in respect of any breach of this Agreement and thereafter Parent receives the Termination Fee pursuant to this Section 7.3, the amount of such Termination Fee shall be reduced by the aggregate amount of such payments made by the party paying the Termination Fee in respect of any such breaches. The parties acknowledge that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated hereby, that, without these agreements, the parties would not enter into this Agreement and that any amounts payable pursuant to this Section 7.3 do not constitute a penalty. Accordingly, if any party fails to promptly pay any amount due pursuant to this Section 7.3, such party shall also pay any costs and expenses (including reasonable legal fees and expenses) incurred by the party entitled to such payment in connection with a legal action to enforce this Agreement that results in a judgment for such amount against the party failing to promptly pay such amount. Any amount not paid when due pursuant to this Section 7.3 shall bear interest from the date such amount is due until the date paid at a rate equal to the prime rate as published in The Wall Street Journal, Eastern Edition in effect on the date of such payment.

(c) If the circumstances described in both Section 7.3(a)(i)(A) and Section 7.3(a)(i)(B) shall have occurred, but the Termination Fee, as of the time Parent requests reimbursement pursuant to this Section 7.3(c), shall not have become payable (as a result of the non-occurrence of events described in 7.3(a)(i)(C)), the Company shall reimburse Parent and its Affiliates (by wire transfer of immediately available funds), no later than two (2) Business Days after submission of reasonable documentation thereof, for 100% of their reasonable out-of-pocket fees and expenses (including reasonable fees and expenses of their counsel) up to $5,000,000 actually incurred by any of them in connection with this Agreement and the transactions contemplated hereby including the arrangement of, obtaining the commitment to provide or obtaining any financing for such transactions; provided that, to the extent that the Termination Fee becomes payable to Parent pursuant to Section 7.3(a)(i), the amount of such Termination Fee shall be reduced by the aggregate amount of any fees and expenses actually paid to Parent and its Affiliates by the Company pursuant to this Section 7.3(c), and following the payment of the Termination Fee, as so reduced, if applicable, to Parent, the Company shall have no further obligation under this Section 7.3(c).

ARTICLE VIII

MISCELLANEOUS

Section 8.1. No Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger.

Section 8.2. Expenses. Except as set forth in Section 7.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such expenses, except that (a) all expenses incurred in connection with the printing, filing and mailing of the Proxy Statement (including applicable SEC filing fees) shall be borne by the Company and (b) all fees paid in respect of any HSR or other regulatory filing shall be borne by Parent.

Section 8.3. Counterparts; Effectiveness. This Agreement may be executed in two or more consecutive counterparts (including by facsimile, by electronic mail in “portable document format” (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, facsimile, electronic mail or otherwise as authorized by the prior sentence) to the other parties.

Section 8.4. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 8.4, (b) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 8.5. Specific Enforcement.

(a) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each party agrees that in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to seek to obtain (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation and (ii) an injunction restraining such breach or threatened breach.

(b) Each party further agrees that (i it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that the other party has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity and (ii) no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.5, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 8.6. WAIVER OF JURY TRIAL. WITHOUT LIMITING SECTION 8.14 HEREOF, EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 8.6.

Section 8.7. Notices. Any notice required to be given hereunder shall be sufficient if in writing, sent by facsimile transmission (provided that any notice received by facsimile transmission at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day), sent by electronic mail (including by “portable document format” (.pdf) format attachment), provided that no notice sent by electronic mail will be deemed sufficient absent confirmation of receipt by the recipient, sent by reliable overnight delivery service (with proof of service), sent by hand delivery or sent by certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

To Parent or Merger Sub:

Reliance Steel & Aluminum Co.

350 South Grand Avenue, Suite 5100

Los Angeles, California 90071

Fax No.: (213) 687-8792

Attn:	Karla Lewis, Executive Vice President and Chief Financial Officer
Kay Rustand, Vice President, General Counsel and Corporate Secretary

Email:	klewis@rsac.com
krustand@rsac.com

with a copy to:

Davis Polk & Wardwell LLP

1600 El Camino Real

Menlo Park, California 94025

Fax No.: 650-752-3618

Attn:	Alan Denenberg
Martin Wellington

Email:	Alan.Denenberg@davispolk.com
Martin.Wellington@davispolk.com

To the Company:

Metals USA Holdings Corp.

2400 E. Commercial Blvd., Suite 905

Fort Lauderdale, Florida 33308

Fax No.: 954-202-0271

Attn:	Robert McPherson, Chief Financial Officer
William A. Smith II, Esq., Senior Vice President, Chief Legal Officer

Email:	robert_mcpherson@metalsusa.com
wsmith@metalsusa.com

with a copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Fax No.: (212) 403-2000

Attn:	Andrew J. Nussbaum, Esq.
Mark Gordon, Esq.

Email:	AJNussbaum@wlrk.com
MGordon@wlrk.com

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered, received or on which confirmation of receipt is given (in the case of notices sent by electronic mail). Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or two (2) Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 8.8. Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, that Parent and Merger Sub may transfer or assign all of their rights, in whole or in part, under this Agreement or any related documents (a) to any lender as collateral security, (b) to one or more of their Affiliates at any time or (c) after the Effective Time, so long as the full amount of the Merger Consideration has been delivered (in cash) to the Paying Agent and not returned to Parent or Merger Sub, to any Affiliate or successor of Parent; provided that such transfer or assignment shall not relieve Parent or Merger Sub of its obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to Parent or Merger Sub. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 8.9. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the sole extent of such invalidity or unenforceability without rendering invalid or unenforceable the remainder of such term or provision or the remaining terms and provisions of this Agreement in any jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 8.10. Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the exhibits and schedules hereto) and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof and, except for (a) the right of the holders of the Common Stock and Company Options to receive the Merger Consideration in accordance with Article II and (b) Section 5.9 (which shall be for the benefit of the Indemnified Parties), is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder. The preceding sentence notwithstanding, the provisions of Section 8.14 (and the definitions in Section 8.15 related thereto) shall be enforceable by each Parent Related Party and each Company Related Party.

Section 8.11. Amendments; Waivers. At any time prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval, any provision of this Agreement may be amended (by action taken or authorized by their respective boards of directors, in the case of Company and Merger Sub) or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Sub, or in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that after receipt of the Company Stockholder Approval, if any such amendment or waiver shall by applicable Law or in accordance with the rules and regulations of the NYSE require further approval of the stockholders of the Company or the sole stockholder of Merger Sub, as applicable, the effectiveness of such amendment or waiver shall be subject to the approval of the stockholders of the Company or the sole stockholder of Merger Sub, as applicable. The foregoing notwithstanding, no failure or delay by the Company or Parent in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 8.12. Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 8.13. Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

Section 8.14. No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, each of the parties hereto covenants, acknowledges and agrees that no person other than the parties to this Agreement shall have any liability or obligation hereunder and that, (a) notwithstanding that any Affiliate of any of the parties to this Agreement may be a partnership or limited liability company, no recourse hereunder or under any documents or instruments delivered in connection herewith shall be had against any former, current or future direct or indirect director, officer, employee, agent, partner, manager, member, securityholder, Affiliate, stockholder, controlling Person, assignee or representative of the parties hereto (any such person or entity, other than the parties to this Agreement, or their assignees under this Agreement, a “Related Party”) or any Related Party of any of such parties’ Related Parties (including in respect of any liabilities or obligations arising under, or in connection with, any claim, including any claim of breach of a party’s obligations under this Agreement and the transactions contemplated hereby) whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, and (b) no personal liability whatsoever will attach to, be imposed on or otherwise incurred by any Related Party of any of the parties to this Agreement or any Related Party of any of such parties’ Related Parties under this Agreement or for any claim based on, in respect of, or by reason of the transactions contemplated hereby or by their creation. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person, other than the parties to this Agreement, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.15. Definitions. References in this Agreement to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder. Any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. For purposes of this Agreement, the following terms (as capitalized below) will have the following meanings when used herein:

“ABL Credit Agreement” means that certain ABL Credit Agreement, dated as of December 17, 2010 (as may be amended, amended and restated, supplemented or otherwise modified from time to time), among each of the lenders party thereto, Bank of America, N.A., as the Administrative Agent and Collateral Agent, Flag Intermediate Holdings Corporation, Metals USA, Inc. and certain subsidiaries of Metals USA, Inc. party thereto.

“Acceptable Confidentiality Agreement” has the meaning set forth in Section 5.3(a).

“Affiliates” means, with respect to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Alternative Acquisition Agreement” has the meaning set forth in Section 5.3(a).

“Alternative Proposal” has the meaning set forth in Section 5.3(g).

“Antitrust Division” has the meaning set forth in Section 5.6(b).

“Board of Directors” has the meaning set forth in the Recitals.

“Book-Entry Shares” has the meaning set forth in Section 2.2(a).

“Business Day” means any day other than a Saturday, Sunday or a day on which the banks in Utah or New York are authorized by law or executive order to be closed.

“Cancelled Shares” has the meaning set forth in Section 2.1(b).

“Certificate of Merger” has the meaning set forth in Section 1.3.

“Certificates” has the meaning set forth in Section 2.2(a).

“Change of Recommendation” has the meaning set forth in Section 5.3(c).

“Closing” has the meaning set forth in Section 1.2.

“Closing Date” has the meaning set forth in Section 1.2.

“Code” has the meaning set forth in Section 2.2(b)(iii).

“Common Stock” has the meaning set forth in Section 2.1(a).

“Company” has the meaning set forth in the Preamble.

“Company Benefit Plans” has the meaning set forth in Section 3.9(a).

“Company Disclosure Letter” has the meaning set forth in Article III.

“Company Employees” has the meaning set forth in Section 5.5(a).

“Company Material Adverse Effect” means any event, development, change or effect that is materially adverse to the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, but shall not include any event, development, change or effect relating to or resulting from: (i) conditions in or affecting the United States economy, or any other national or regional economy where the Company operates or from which the Company obtains raw materials, or the global economy generally, (ii) political conditions (or changes in such conditions) in the United States or any other country or region in the world or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region of the world occurring after the date hereof, (iii) changes in the financial, credit, banking or securities markets in the United States or any other country or region in the world (including any disruption thereof and any decline in the price of any security or any market index), (iv) changes in GAAP or other accounting standards (or interpretations thereof), (v) changes in any Laws or other binding directives issued by any Governmental Entity (or interpretations thereof), (vi) changes that are generally applicable to the industries in which the Company and its Subsidiaries operate, (vii) any change in the market price or trading volume of the Common Stock, (viii) the execution and delivery of this Agreement or the public announcement or pendency of the Merger or other transactions contemplated hereby, including the impact thereof on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with employees, customers, suppliers or partners, (ix) the identity of Parent or any of its Affiliates as the acquiror of the Company, (x) the taking of any action required or expressly contemplated by this Agreement (including pursuant to Section 5.6) or with the prior written consent or at the direction of Parent, (xi) the occurrence of natural disasters or (xii) any failure to meet internal or published projections, forecasts or revenue or earning predictions for any period; provided, that (A) any event, development, change or effect set forth in the foregoing clauses (i), (ii), (iii), (vi) and (xi) may be taken into account in determining whether there has been or is a Company Material Adverse Effect to the extent (and only to the extent) the impact of such event, development, change or effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, is disproportionately adverse in relation to others in the industries in which the Company and its Subsidiaries operate, in which case only the incremental disproportionate effect shall be taken into account and (B) the underlying cause of any change or failure referred to in the foregoing clauses (vii) and (xii) may be taken into account in determining whether there has been or is a Company Material Adverse Effect.

“Company Material Contract” has the meaning set forth in Section 3.19(a).

“Company Meeting” has the meaning set forth in Section 5.4(b).

“Company Option” means an option to purchase Shares.

“Company Permits” has the meaning set forth in Section 3.7(b).

“Company Related Parties” means the Company, its Subsidiaries and any of their respective former, current and future Affiliates or Related Parties.

“Company SEC Documents” has the meaning set forth in Section 3.4(a).

“Company Stockholder Approval” has the meaning set forth in Section 3.18.

“Compliant” means, as of any time of determination, with respect to the Required Information, that such Required Information at such time (a) does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the Required Information, in light of the circumstances under which the statements contained in the Required Information are made, not misleading and (b) includes all Required Information.

“Computershare” means Computershare Trust Company, N.A.

“Confidentiality Agreement” has the meaning set forth in Section 5.2(b).

“Data Room” means the virtual data room hosted by RR Donnelley Venue that was established by the Company and its Representatives under the project name All Star.

“Debt Financing” has the meaning set forth in Section 5.13.

“DGCL” has the meaning set forth in Section 1.1.

“Dissenting Shares” has the meaning set forth in Section 2.1(e).

“Effective Time” has the meaning set forth in Section 1.3.

“End Date” has the meaning set forth in Section 7.1(b).

“Environmental Law” has the meaning set forth in Section 3.8(b).

“ERISA” has the meaning set forth in Section 3.9(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Fund” has the meaning set forth in Section 2.2(a).

“Excluded Party” has the meaning set forth in Section 5.3(b).

“Existing Credit Facilities” means the ABL Credit Agreement and the Term Loan Credit Agreement.

“Financing Sources” has the meaning set forth in Section 5.13.

“Foreign Antitrust Filings” has the meaning set forth in Section 3.3(b).

“Foreign Export and Import Laws” means the Laws of a foreign Governmental Entity regulating exports, imports or re-exports to or from such foreign country, including the export or re-export of any goods, services or technical data.

“FTC” has the meaning set forth in Section 5.6(b).

“GAAP” means United States generally accepted accounting principles.

“Governmental Entity” means any federal, state, local, municipal or foreign government, any court, tribunal, administrative agency or commission or other governmental or quasi-governmental or other regulatory authority or agency, whether federal, state, local, municipal, foreign or supranational, or any arbitral body or the NYSE.

“Hazardous Substance” has the meaning set forth in Section 3.8(c).

“HSR Act” has the meaning set forth in Section 3.3(b).

“Intellectual Property” has the meaning set forth in Section 3.15(a).

“Investors Rights Agreement” means the Amended and Restated Investors Rights Agreement, dated as of April 13, 2010, by and among the Company and the holders that are parties thereto.

“Knowledge” means (a) with respect to Parent, the actual knowledge of the individuals listed on Section 8.15(a) of the Parent Disclosure Letter after reasonable inquiry and (b) with respect to the Company, the actual knowledge of the individuals listed on Section 8.15(b) of the Company Disclosure Letter.

“Law” or “Laws” has the meaning set forth in Section 3.7(a).

“Leased Real Property” has the meaning set forth in Section 3.16(a).

“Lease” and “Leases” have the meaning set forth in Section 3.16(a).

“Lien” means any mortgage, pledge, title defects, claims, changes, security interest, encumbrance or liens of any kind or nature.

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” has the meaning set forth in Section 2.1(a).

“Merger Sub” has the meaning set forth in the Preamble.

“Multiemployer Plan” has the meaning set forth in Section 3.9(a).

“New Plans” has the meaning set forth in Section 5.5(b).

“Notice Period” has the meaning set forth in Section 5.3(e)(ii).

“NYSE” means the New York Stock Exchange.

“Old Plans” has the meaning set forth in Section 5.5(b).

“Parent” has the meaning set forth in the Preamble.

“Parent Approvals” has the meaning set forth in Section 4.2(b).

“Parent Disclosure Letter” has the meaning set forth in Article IV.

“Parent Material Adverse Effect” means any event, development, change or effect that prevents or materially impairs or delays the ability of Parent or Merger Sub to satisfy the conditions precedent to the Merger or to consummate the Merger and the other transactions contemplated by this Agreement.

“Parent Related Parties” means Parent, Merger Sub, and any of their respective former, current and future Affiliates or Related Parties.

“Paying Agent” has the meaning set forth in Section 2.2(a).

“Permitted Lien” means a Lien (a) for Taxes or governmental assessments, charges or claims of payment (i) not yet due or (ii) being contested in good faith for which adequate accruals or reserves have been established in accordance with GAAP, (b) that is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar lien arising in the ordinary course of business, (c) that is a zoning, entitlement or other land use or environmental regulation by any Governmental Entity, (d) that is disclosed on the most recent consolidated balance sheet of the Company or notes thereto (or securing liabilities reflected on such balance sheet), (e) that was incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet of the Company, (f) that do not materially interfere with the use, operation or transfer of, or any of the benefits of ownership of, the property of the Company and its Subsidiaries taken as a whole or (g) securing the Existing Credit Facilities.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Entity, and any permitted successors and assigns of such Person.

“Preferred Stock” has the meaning set forth in Section 3.2(a).

“Privacy Laws” means all Laws applicable to privacy or data security, collection or dissemination, including the Health Insurance Portability and Accountability Act, the Federal Trade Commission Act, and the European Union Directive 95/46/EC (EU Data Protection Directive).

“Proxy Statement” has the meaning set forth in Section 3.12.

“Qualifying Transaction” has the meaning set forth in Section 7.3(a).

“Recommendation” has the meaning set forth in Section 3.3(a).

“Related Party” has the meaning set forth in Section 8.14.

“Representatives” means, with respect to any Person, such Person’s officers, directors, employees, accountants, consultants, legal counsel, investment bankers, financial advisors and agents and other representatives, and, with respect to the Company, when acting under the authority of the Company, each Stockholder (as defined in the Voting Agreement), or any of such Stockholder’s directors, officers, employees, managers, members or Affiliates.

“Required Approvals” means those approvals and consents set forth in Section 6.1(c) of the Company Disclosure Letter.

“Restricted Share” means any Share granted subject to vesting or other lapse restrictions pursuant to any Company Benefit Plan.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share” has the meaning set forth in Section 2.1(a).

“Specified Approvals” has the meaning set forth in Section 3.3(b).

“Subsidiaries” means, with respect to any party, any corporation, partnership, association, trust or other form of legal entity of which (a) more than 50% of the outstanding voting securities are on the date hereof directly or indirectly owned by such party or (b) such party or any Subsidiary of such party is a general partner (excluding partnerships in which such party or any Subsidiary of such party does not have a majority of the voting interests in such partnership).

“Superior Proposal” has the meaning set forth in Section 5.3(h).

“Surviving Corporation” has the meaning set forth in Section 1.1.

“Takeover Laws” has the meaning set forth in Section 3.23.

“Tax Return” has the meaning set forth in Section 3.13(b).

“Tax Sharing Agreement” has the meaning set forth in Section 3.13(a).

“Taxes” has the meaning set forth in Section 3.13(b).

“Term Loan Credit Agreement” means that certain Credit Agreement, dated as of December 14, 2012 (as may be amended, amended and restated, supplemented or otherwise modified from time to time), among each of the lenders party thereto, Credit Suisse AG, as the administrative agent and collateral agent, Flag Intermediate Holdings Corporation, Metals USA, Inc. and certain subsidiaries of Metals USA, Inc. party thereto.

“Termination Date” has the meaning set forth in Section 5.1(a).

“Termination Fee” has the meaning set forth in Section 7.3(a).

“U.S. Export and Import Laws” means the Arms Export Control Act (22 U.S.C. 2778), the International Traffic in Arms Regulations (ITAR) (22 CFR Parts 120-130), the Export Administration Act of 1979 (50 U.S.C. 2401-2420), the Export Administration Regulations (EAR) (15 CFR 730-774), the Foreign Assets Control Regulations (31 CFR Parts 500-598), the Laws administered by Customs and Border Protection (19 CFR Parts 0-199) and all other Laws of the United States and regulations regulating exports, imports or reexports to or from the United States, including the export or reexport of goods, services or technical data from the United States, in each case as amended.

“Voting Agreement” has the meaning set forth in the Recitals.

“WARN Act” has the meaning set forth in Section 3.14.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

RELIANCE STEEL & ALUMINUM CO.

By:	/s/ David H. Hannah
Name:	David H. Hannah
Title:	Chairman and Chief Executive Officer

By:	/s/ Karla Lewis
Name:	Karla Lewis
Title:	Executive Vice President and Chief Financial Officer

RSAC ACQUISITION CORP.

By:	/s/ David H. Hannah
Name:	David H. Hannah
Title:	President

By:	/s/ Karla Lewis
Name:	Karla Lewis
Title:	Chief Financial Officer and Secretary

METALS USA HOLDINGS CORP.

By:	/s/ Celso Lourenco Goncalves
Name:	Celso Lourenco Goncalves
Title:	Chairman, President and C.E.O.

Annex B

OPINION OF GOLDMAN, SACHS & CO.

PERSONAL AND CONFIDENTIAL

February 6, 2013

Board of Directors

Metals USA Holdings Corp.

2400 E. Commercial Blvd., Suite 905

Fort Lauderdale, Florida 33308

Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Metals USA Holdings Corp. (the “Company”) of the $20.65 per Share in cash to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of February 6, 2013 (the “Agreement”), by and among Reliance Steel & Aluminum Co. (“Reliance”), RSAC Acquisition Corp., a wholly owned subsidiary of Reliance, and the Company.

Goldman, Sachs & Co. and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman, Sachs & Co. and its affiliates and employees, and funds or other entities in which they invest or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Reliance, any of their respective affiliates and third parties, including Apollo Global Management, LLC (“Apollo”), an affiliate of the Company, and its affiliates and portfolio companies, or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the “Transaction”) for the accounts of Goldman, Sachs & Co. and its affiliates and employees and their customers. We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain investment banking services to the Company and its affiliates from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as joint bookrunner in connection with the public offering of 4,000,000 Shares in August 2012. We also have provided certain investment banking services to Reliance and its affiliates from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as a participant in Reliance’s unsecured revolving credit facility (aggregate principal amount $1,500 million) since July 2011. We also have provided certain investment banking services to Apollo and its affiliates and portfolio companies from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as co-lead manager with respect to the initial public offering of 29,757,559 shares of Apollo in March 2011; as financial advisor to Apollo with respect to the acquisition of Core Media Group Inc. (f/k/a CKX Inc.) in June 2011; as co-manager and participant in a $1.25 billion secured debt offering for Caesars Entertainment, a portfolio company of funds affiliated with Apollo, in February 2012; as joint bookrunner with respect to the initial public offering of 23,684,211 shares of Rexnord Corp., a portfolio company of funds affiliated with Apollo, in March 2012; as financial advisor to AMC Entertainment, a former portfolio company of funds affiliated with Apollo, in connection with its sale in September 2012; as joint bookrunner with respect to the initial public offering of 29,411,764 shares of Berry Plastics Group, Inc., a portfolio company of funds affiliated with Apollo, in October 2012; as joint lead manager with respect to the initial public offering of 40,000,000 shares of Realogy Holdings Corp., a portfolio company of funds affiliated with Apollo, in October 2012; and as joint bookrunner with respect to the initial public offering of 23,529,412 shares of Norwegian Cruise Line Holdings Ltd., a portfolio company of funds affiliated with Apollo, in January 2013. We may also in the future provide investment banking services to the Company,

Board of Directors

Metals USA Holdings Corp.

February 6, 2013

Reliance and their respective affiliates and Apollo and its affiliates and its affiliated portfolio companies for which our Investment Banking Division may receive compensation. Affiliates of Goldman, Sachs & Co. also may have co-invested with Apollo and its affiliates from time to time and may have invested in limited partnership units of affiliates of Apollo from time to time and may do so in the future.

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the two years ended December 31, 2011; the Company’s Registration Statement on form S-1, including the prospectus contained therein dated April 8, 2010, relating to an initial public offering of Shares; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; certain publicly available research analyst reports for the Company; and certain internal financial analyses and projections for the Company prepared by its management, as approved for our use by the Company (the “Management Case”). We have also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Shares; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the metals industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Management Case has been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. We were not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, the Company or any other alternative transaction. This opinion addresses only the fairness from a financial point of view to the holders of Shares, as of the date hereof, of the $20.65 per Share in cash to be paid to such holders pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the $20.65 per Share in cash to be paid to the holders pursuant to the Agreement or otherwise. We are not expressing any opinion as to the

Board of Directors

Metals USA Holdings Corp.

February 6, 2013

impact of the Transaction on the solvency or viability of the Company or Reliance or the ability of the Company or Reliance to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman, Sachs & Co.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $20.65 per Share in cash to be paid to the holders of Shares pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,

/s/ GOLDMAN, SACHS & CO.
(GOLDMAN, SACHS & CO.)

Annex C

OPINION OF MORGAN STANLEY & CO. LLC

February 5, 2013

Board of Directors

Metals USA Holdings Corp.

2400 East Commercial Boulevard, Suite 905

Fort Lauderdale, FL 33308

Members of the Board:

We understand that Metals USA Holdings Corp. (“Metals USA” or the “Company”), Reliance Steel & Aluminum Co. (the “Buyer”) and RSAC Acquisition Corp., a wholly owned subsidiary of the Buyer (“Acquisition Sub”), propose to enter into an Agreement and Plan of Merger substantially in the form of the draft dated February 5, 2013 (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of Acquisition Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of the Buyer, and each outstanding share of common stock, par value $0.01 per share (the “Company Common Stock”) of the Company, other than shares held by the Buyer or Acquisition Sub, or any subsidiary of either the Company or the Buyer, or as to which dissenters’ rights have been perfected, will be converted into the right to receive $20.65 per share in cash (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement. We further understand that approximately 53.2% of the outstanding shares of the Company Common Stock is owned by investment funds (“Holding”) affiliated with Apollo Global Management LLC (“Apollo”).

You have asked for our opinion as to whether the Consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of the Company Common Stock (other than Holding and the Buyer and its affiliates).

For purposes of the opinion set forth herein, we have:

1)	Reviewed certain publicly available financial statements and other business and financial information of the Company;

2)	Reviewed certain internal financial statements and other financial and operating data concerning the Company;

3)	Reviewed certain financial projections prepared by the management of the Company;

4)	Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

5)	Reviewed the reported prices and trading activity for the Company Common Stock;

6)	Compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other publicly-traded companies comparable with the Company and their securities;

7)	Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

8)	Reviewed the Merger Agreement and certain related documents; and

9)	Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company, and formed a substantial basis for this opinion. With respect to the projections provided to us, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions that would have a material adverse effect on the Company, the Buyer or the contemplated benefits of the Merger. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, tax or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the consideration to be received by the holders of shares of the Company Common Stock in the transaction. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuations or appraisals. In arriving at our opinion, we noted that the Company has not solicited interest from any party with respect to the acquisition, business combination or other extraordinary transaction, involving the Company other than the Buyer. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

We have been retained solely to provide a financial opinion letter in connection with the Merger. As a result, we have not been involved in structuring, planning or negotiating the Merger. We will receive a fee for our services, $1.0 million upon delivery of this opinion and $3.2 million upon the consummation of the Merger. In the two years prior to the date hereof, we have provided financial advisory and financing services to the Company and affiliates of Holding and have received customary fees in connection with such services. Morgan Stanley may also seek to provide such services to the Buyer, Holding and/or the Company in the future and would expect to receive fees for the rendering of those services.

Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Company, the Buyer, Apollo or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.

This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors and may not be used for any other purpose without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law. In addition, Morgan Stanley expresses no opinion or recommendation as to how the stockholders of the Company should vote at the stockholders’ meeting to be held in connection with the Merger.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of the Company Common Stock (other than Holding and the Buyer and its affiliates).

Very truly yours,

MORGAN STANLEY & CO. LLC

By:	/s/ Brian Healy
Brian Healy Managing Director

Annex D

EXECUTION VERSION

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), is dated as of February 6, 2013, by and among Reliance Steel & Aluminum Co., a California corporation (“Parent”) and the stockholders of Metals USA Holdings Corp. (the “Company”) listed on the signature pages hereto (each, a “Stockholder” and collectively, the “Stockholders”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement as of the date hereof.

W I T N E S S E T H:

WHEREAS, Parent, RSAC Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company entered into an Agreement and Plan of Merger, dated as of February 6, 2013 (the “Merger Agreement”), providing for, among other things and subject to the terms and conditions of the Merger Agreement, the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger.

WHEREAS, as of the date hereof, each Stockholder is the record and beneficial owner of the number of shares of Common Stock set forth on Exhibit A hereto (together with such additional shares of Common Stock that become beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) by such Stockholder, whether upon the exercise of options, conversion of convertible securities or otherwise, after the date hereof, the “Owned Shares”).

WHEREAS, as a condition to Parent’s willingness to enter into and perform its obligations under the Merger Agreement, Parent has required that each Stockholder agree, and each Stockholder has agreed, to enter into this Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration given to each party hereto, the receipt of which is hereby acknowledged, the parties agree as follows:

1.	Agreement to Vote.

1.1        Agreement to Vote. Each Stockholder hereby irrevocably and unconditionally agrees that, from the date hereof until the earlier of (a) the time that the Company Stockholder Approval has been obtained and (b) termination of this Agreement in accordance with Section 5.1 (the “Agreement Term”), at any meeting of the stockholders of the Company at which the approval and adoption of the Merger Agreement and the transactions contemplated thereby is to be voted upon, however called, or any adjournment or postponement thereof, such Stockholder shall be present (in person or by proxy) and vote (or cause to be voted), to the extent entitled to vote thereon, all of its Owned Shares at such time: (i) in favor of (A) approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger and (B) the approval of any proposal to adjourn or postpone the meeting to a later date if there are not sufficient votes for adoption of the Merger Agreement; and (ii) against (V) any Alternative Proposal, (W) any extraordinary dividend or distribution by the Company, (X) any material change in the capital structure of the Company or any Subsidiary of the Company, (Y) any merger agreement or merger (other than the Merger Agreement), consolidation, combination, material business transaction, sale of assets, reorganization, recapitalization, dissolution, liquidation or winding up of the Company, or any other action or transaction involving the Company, and (Z) any amendment of the Company’s organizational documents that, in the case of (W), (X), (Y) or (Z), would or would reasonably be expected to materially impair the ability of Parent or Merger Sub to complete the Merger, or that would or would reasonably be expected to prevent, materially impede or materially delay the consummation of the Merger. Anything herein to the contrary notwithstanding, this Section 1.1 shall not require any Stockholder to be present (in person or by proxy) or vote (or cause to be voted) any of its Owned Shares to amend the Merger Agreement or take any action that results or could result in the amendment or modification, or a waiver of a provision therein, in any such case, in a manner that (i) decreases the amount or changes the form of the Merger Consideration or (ii) imposes any material restrictions on or additional conditions on the payment of the Merger Consideration to stockholders.

1.2        Other Voting Rights. Except as permitted by this Agreement, throughout the Agreement Term, each Stockholder will continue to hold and shall have the right to exercise all voting rights related to such Stockholder’s Owned Shares. For the avoidance of doubt, except as expressly set forth in Section 1.1, nothing in this Agreement shall limit the right of each Stockholder to vote in favor of, against, or abstain with respect to any matter presented to the Company’s stockholders not addressed by Section 1.1.

1.3        Grant of Irrevocable Proxy. Each Stockholder hereby irrevocably appoints Parent and any designee of Parent, and each of them individually, as such Stockholder’s proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote at any annual or special meeting of stockholders at which any of the matters described in Section 1.1. is to be considered during the Agreement Term, with respect to the Owned Shares as of the applicable record date, in each case solely to the extent and in the manner specified in Section 1.1; provided, however, that such Stockholder’s grant of the proxy contemplated by this Section 1.3 shall be effective if, and only if, such Stockholder has not delivered to the Secretary of the Company, at least two Business Days prior to the applicable meeting, a duly executed irrevocable proxy card directing that the Owned Shares be voted in accordance with Section 1.1. This proxy, if it becomes effective, is given to secure the performance of the duties of such Stockholder under this Agreement, and its existence will not be deemed to relieve such Stockholder of its obligations under Section 1.1. This proxy shall expire and be deemed revoked automatically at the expiration of the Agreement Term.

2.     Representations and Warranties of Stockholders. Each Stockholder hereby represents and warrants to Parent as of the date of this Agreement and as of the Company Meeting as follows:

2.1        Power; Due Authorization; Binding Agreement. Such Stockholder has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate, partnership or other applicable action on the part of such Stockholder, and no other proceedings on the part of such Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming the due and valid authorization, execution and delivery hereof by the other parties hereto, constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.2        Ownership of Shares. On the date hereof, the Owned Shares set forth opposite such Stockholder’s name on Exhibit A hereto are owned beneficially by such Stockholder. Other than restrictions in favor of Parent pursuant to this Agreement and except for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, or the “blue sky” Laws of the various states of the United States, and any restrictions contained in the organizational documents of the Company, as of the date hereof such Stockholder has, and at any stockholder meeting of the Company held during the term of this Agreement to vote regarding approval and adoption of the Merger Agreement, such Stockholder will have (except as otherwise permitted by this Agreement), sole voting power and sole dispositive power with respect to the matters set forth in Section 1.1 in respect of all of the then Owned Shares of such Stockholder.

2.3        No Conflict. The execution and delivery of this Agreement by the Stockholder does not, and the performance of the terms of this Agreement by the Stockholder will not, (a) require the consent or approval of any other person pursuant to Contract binding on the Stockholder or its properties and assets, (b) conflict with or violate any organizational document of such Stockholder or (c) conflict with or violate or result in any breach of, or default (with or without notice or lapse of time, or both) under any contract to which such Stockholder is a party, except for any consent or approval that has been obtained, made or given as of the date hereof or the failure of which to obtain, make or give would not, or any conflict or violation which would not, individually or in the aggregate, prevent, materially delay or impair in any material respect the Stockholder’s ability to perform its obligations under this Agreement.

2.4        Acknowledgment. Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

3.     Representations and Warranties of Parent. Parent hereby represents and warrants to each of the Stockholders that Parent has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent, and no other proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and, assuming the due and valid authorization, execution and delivery hereof by the other parties hereto, constitutes a valid and binding agreement of Parent.

4.     Certain Covenants of the Stockholders.

4.1        Restriction on Transfer, Proxies and Non-Interference. Each Stockholder hereby agrees, during the Agreement Term, not to, directly or indirectly, (i) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, or limitation on the voting rights of, any of the Owned Shares of such Stockholder (any such action, a “Transfer”), (ii) grant any proxies or powers of attorney with respect to the Owned Shares of such Stockholder, deposit any such Owned Shares into a voting trust or enter into a voting agreement with respect to any such Owned Shares, in each case with respect to any vote on the approval and adoption of the Merger Agreement or any other matters set forth in Section 1.1 of this Agreement or (iii) commit or agree to take any of the foregoing actions during the term of this Agreement; provided that, the foregoing notwithstanding, the following Transfers are permitted: (A) Transfers of Shares to any Affiliate of the Stockholder who has agreed in writing (the form and substance of which is reasonably acceptable to Parent) to be bound by the terms of this Agreement; and (B) Transfers of Shares with Parent’s prior written consent.

4.2        Merger Agreement Obligations. Each Stockholder (solely in such Stockholder’s capacity as such) agrees that it shall not, and shall not authorize or permit any investment banker, attorney or other advisor or representative retained by such Stockholder to act on such Stockholder’s behalf to, directly or indirectly, (a) solicit, initiate, knowingly facilitate or knowingly encourage (it being understood and agreed that ministerial acts that are not otherwise prohibited by this Section 4.2 (such as answering unsolicited phone calls) shall not be deemed to “facilitate” or “encourage” for purposes of this Section 4.2) the submission of any Alternative Proposal, (b) participate in any discussions or negotiations regarding an Alternative Proposal with, or furnish any nonpublic information regarding an Alternative Proposal to, any Person that has made or, to the Company’s Knowledge, is seeking to make, an Alternative Proposal, except to notify such Person as to the existence of the provisions of this Section 4.2 or (c) enter into any letter of intent, agreement, contract or agreement in principle regarding an Alternative Proposal; provided that the foregoing shall not restrict any Stockholder, or any of such Stockholder’s directors, officers, employees, partners, managers, members or Affiliates, from taking any such actions on behalf of or as a representative of the Company to the extent authorized by the Company to take such actions pursuant to Section 5.3(a) or Section 5.3(e) of the Merger Agreement.

4.3        No Limitations on Actions. Parent expressly acknowledges that each Stockholder is entering into this Agreement solely in its capacity as the beneficial owner of the applicable Owned Shares and this Agreement shall not limit or otherwise affect the actions or fiduciary duties of such Stockholder, or any affiliate, trustee, beneficiary, settlor, employee or designee of such Stockholder or any of its affiliates (collectively, “Affiliates”) in its capacity, if applicable, as a director of the Company. Parent shall not assert any claim that any action taken by a Stockholder or any of its Affiliates in its capacity as a director of the Company violates any provision of this Agreement.

4.4        Further Assurances. From time to time, at the reasonable request of Parent and without further consideration, each Stockholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to comply with its obligations under this Agreement.

4.5        Appraisal and Dissenters’ Rights. The Stockholders hereby irrevocably and unconditionally waive any and all rights that may arise with respect to the Merger or any of the transactions contemplated by the Merger Agreement to demand appraisal of any Owned Shares (including, without limitation, under Section 262 of the DGCL) or any rights that the Stockholder may have to dissent from the Merger.

5.     Miscellaneous.

5.1        Termination of this Agreement. This Agreement, and all obligations, terms and conditions contained herein, shall automatically terminate without any further action required by any person upon the earliest to occur of: (a) the termination of the Merger Agreement in accordance with its terms and (b) the Effective Time. In addition to the foregoing, this Agreement may be terminated (i) at any time by written consent of the parties hereto or (ii) by the Stockholders upon written notice to the Parent at any time following (A) a Change of Recommendation or (B) the making of any change, by amendment, waiver or other modification to any provision of the Merger Agreement that (1) decreases the amount or changes the form of the Merger Consideration or (2) imposes any material restrictions on or additional conditions on the payment of the Merger Consideration to stockholders.

5.2        Effect of Termination. In the event of termination of this Agreement pursuant to Section 5.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto; provided, however, no such termination shall relieve any party hereto from any liability for any breach of this Agreement occurring prior to such termination and the provisions of this Article 5, including Section 5.11, shall survive any such termination.

5.3        Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Other than as set forth in Section 5.4, nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto any rights or remedies hereunder. This Agreement shall not be assigned by operation of law or otherwise and shall be binding upon and inure solely to the benefit of each party hereto.

5.4        Amendments and Waivers; Third Party Beneficiary. This Agreement may only be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective. The parties hereto expressly agree that the Company is intended to, and shall, be a third party beneficiary of the covenants and agreements of the parties hereto, which covenants and agreements shall not be amended, modified or waived without the prior written consent of the Company. The foregoing notwithstanding, no failure or delay by the Company or Parent in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

5.5        Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission (provided that any notice received by facsimile transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

If to any Stockholder:

c/o Apollo Investment Fund V, L.P.

One Manhattanville Road, Suite 201

Purchase, NY 10577

Fax No.: (914) 694-8033

with a copy to:

Apollo Management V, L.P.

9 West 57th Street, 43rd Floor

New York, New York 10019

Fax No.: (646) 607-0539

Attn:   John Suydam

and with a copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Fax No.: (212) 403-2000

Attn:   Andrew J. Nussbaum, Esq.

            Mark Gordon, Esq.

If to the Company:

Metals USA Holdings Corp.

2400 E. Commercial Blvd., Suite 905

Fort Lauderdale, Florida 33308

Fax No.: 954-202-0271

Attn:   Robert McPherson, Chief Financial Officer

           William A. Smith II, Esq., Senior Vice President, Chief Legal Officer

Email: robert_mcpherson@metalsusa.com

            wsmith@metalsusa.com

with a copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Fax No.: (212) 403-2000

Attn:   Andrew J. Nussbaum, Esq.

            Mark Gordon, Esq.

If to Parent:

Reliance Steel & Aluminum Co.

350 South Grand Avenue, Suite 5100

Los Angeles, California 90071

Fax No.: (213) 687-8792

Attn:   Karla Lewis, Executive Vice President and Chief Financial Officer

           Kay Rustand, Vice President, General Counsel and Corporate Secretary

Email: klewis@rsac.com

            krustand@rsac.com

with a copy to:

Davis Polk & Wardwell LLP

1600 El Camino Real

Menlo Park, California 94025

Fax No.: 650-752-3618

Attn:   Alan Denenberg

           Martin Wellington

Email: Alan.Denenberg@davispolk.com

            Martin.Wellington@davispolk.com

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or received. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or two (2) Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

5.6        Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)        This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 5.6, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(b)        WITHOUT LIMITING SECTION 5.6(A), EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 5.6(B).

5.7        Specific Performance; Exclusive Remedy.

(a)        The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each party agrees that in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to seek to obtain (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach.

(b)        Each party further agrees that (x) it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that the other party has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity and (y) no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.7, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Anything in this Agreement to the contrary notwithstanding, Parent hereby agrees that specific performance or injunctive relief pursuant to this Section 5.7 shall be its sole and exclusive remedy with respect to breaches or threatened breaches by any Stockholder in connection with this Agreement, and neither Parent nor any of its Affiliates may pursue or accept any other form of relief (including monetary damages) that may be available for breach of this Agreement

5.8        Counterparts; Effectiveness. This Agreement may be executed in two or more consecutive counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

5.9        Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

5.10        Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the sole extent of such invalidity or unenforceability without rendering invalid or unenforceable the remainder of such term or provision or the remaining terms and provisions of this Agreement in any jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

5.11        Non-Recourse.

(a)        Anything that may be expressed or implied in this Agreement notwithstanding, each of the parties hereto covenants, acknowledges and agrees that no person other than the parties to this Agreement shall have any liability or obligation hereunder and that, (i) the fact that any Affiliate of any of the parties to this Agreement may be a partnership or limited liability company notwithstanding, no recourse hereunder or under any documents or instruments delivered in connection herewith shall be had against any former, current or future direct or indirect director, officer, employee, agent, partner, manager, member, securityholder, Affiliate, stockholder, controlling Person, assignee or representative of the parties hereto under this Agreement or under the Merger Agreement (any such person or entity, other than the parties to this Agreement, or their assignees under this Agreement or the Merger Agreement, a “Related Party”) or any Related Party of any of such parties’ Related Parties (including, without limitation, in respect of any liabilities or obligations arising under, or in connection with, any claim, including, without limitation, any claim of breach of a party’s obligations under the Merger Agreement and the transactions contemplated thereby or under this Agreement and the transactions contemplated hereby) whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, and (ii) no personal liability whatsoever will attach to, be imposed on or otherwise incurred by any Related Party of any of the parties to this Agreement or any Related Party of any of such parties’ Related Parties under this Agreement or for any claim based on, in respect of, or by reason of the transactions contemplated hereby or contemplated by the Merger Agreement, or by the creation of such transactions. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person, other than the parties to this Agreement, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

5.12        Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

[remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the day and year first above written.

PARENT: RELIANCE STEEL & ALUMINUM CO.

By:	/s/ David H. Hannah
Name: David H. Hannah
Title: Chairman and Chief Executive Officer

By:	/s/ Karla Lewis
Name: Karla Lewis
Title: Executive Vice President and Chief Financial Officer
STOCKHOLDERS: APOLO INVESTMENT FUND V, L.P.

By:	Apollo Advisors V, L.P. its general partner

By:	Apollo Capital Management V, Inc., its general partner

By:	/s/ Laurie Medley
Name: Laura Medley Title: Vice President

APOLLO OVERSEAS PARTNERS V, L.P.

By:	Apollo Advisors V, L.P. its managing partner

By:	Apollo Capital Management V, Inc., its general partner

By:	/s/ Laurie Medley
Name: Laura Medley Title: Vice President

SIGNATURE PAGE TO VOTING AGREEMENT

APOLLO NETHERLANDS PARTNERS V (A), L.P.

By:	Apollo Advisors V, L.P. its managing partner

By:	Apollo Capital Management V, Inc., its general partner

By:	/s/ Laurie Medley
Name: Laura Medley Title: Vice President

APOLLO NETHERLANDS PARTNERS V (B), L.P.

By:	Apollo Advisors V, L.P. its managing partner

By:	Apollo Capital Management V, Inc., its general partner

By:	/s/ Laurie Medley
Name: Laura Medley Title: Vice President

APOLLO GERMAN PARTNERS V GMBH & CO. KG

By:	Apollo Advisors V, L.P. its managing limited partner

By:	Apollo Capital Management V, Inc., its general partner

By:	/s/ Laurie Medley
Name: Laura Medley Title: Vice President

SIGNATURE PAGE TO VOTING AGREEMENT

EXHIBIT A

METALS USA HOLDINGS CORP. COMMON STOCK OWNERSHIP

Stockholder	Number of Common Shares Owned
Apollo Investment Fund V, L.P.	16,923,944
Apollo Overseas Partners V, L.P.	2,222,650
Apollo Netherlands Partners V (A), L.P.	233,078
Apollo Netherlands Partners V (B), L.P.	164,257
Apollo German Partners V GmbH & Co. KG	184,721

Total	19,728,650

ANNEX E

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title.

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

8 Del. C. 1953, § 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, § 24; 57 Del. Laws, c. 148, §§ 27-29; 59 Del. Laws, c. 106, § 12; 60 Del. Laws, c. 371, §§ 3-12; 63 Del. Laws, c. 25, § 14; 63 Del. Laws, c. 152, §§ 1, 2; 64 Del. Laws, c. 112, §§ 46-54; 66 Del. Laws, c. 136, §§ 30-32; 66 Del. Laws, c. 352, § 9; 67 Del. Laws, c. 376, §§ 19, 20; 68 Del. Laws, c. 337, §§ 3, 4; 69 Del. Laws, c. 61, § 10; 69 Del. Laws, c. 262, §§ 1-9; 70 Del. Laws, c. 79, § 16; 70 Del. Laws, c. 186, § 1; 70 Del. Laws, c. 299, §§ 2, 3; 70 Del. Laws, c. 349, § 22; 71 Del. Laws, c. 120, § 15; 71 Del. Laws, c. 339, §§ 49-52; 73 Del. Laws, c. 82, § 21; 76 Del. Laws, c. 145, §§ 11-16; 77 Del. Laws, c. 14, §§ 12, 13; 77 Del. Laws, c. 253, §§ 47-50; 77 Del. Laws, c. 290, §§ 16, 17.

IMPORTANT SPECIAL MEETING INFORMATION 000004

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead methods of outlined mailing below your proxy, to vote you your may shares. choose one of the voting VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies 11:59 p.m. submitted , Eastern via Time, the on Internet April 9, or 2013. telephone must be received by

Vote by Internet

Go to www.investorvote.com/MUSA or scan the QR code with your smartphone

Follow the steps outlined on the secure website

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas.

Special Meeting Proxy Card 1234 5678 9012 345

3IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3

A Proposals — The Board of Directors recommends you vote FOR the following proposals:

1. To adopt the Agreement and Plan of Merger, dated as of February 6, 2013, by and among Reliance Steel & Aluminum Co. For Against Abstain + (“Reliance”), (as it may be Metals amended USA from Holdings time to Corp. time, (“Metals the “merger USA”) agreement”) and RSAC pursuant Acquisition to which Corp., RSAC a wholly-owned Acquisition subsidiary Corp. will of be Reliance merged with and into Metals USA, with Metals USA surviving as a wholly-owned subsidiary of Reliance (the “merger”).

2. To USA’s approve named an executive advisory, officers non-binding that is proposal based on regarding or otherwise the compensation relates to the that merger. may be paid or become payable to Metals

3. To or appropriate, approve one including or more adjournments adjournments or to postponements permit further solicitation of the special of proxies meeting in favor to a later of the date proposal or time, to if adopt necessary the merger agreement.

The Note: shares In their represented discretion, by the this proxies proxy are when authorized properly to executed vote upon will such be voted other in matters the manner that may directed properly herein come by before the undersigned the special stockholder(s) meeting or any . If postponement no direction is or made adjournment this proxy thereof. will be voted “FOR” each of proposals 1, 2 and 3.

B Non-Voting Items

Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance

Mark the box to the right

if you plan to attend the

Special Meeting.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

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IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — METALS USA HOLDINGS CORP.

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS FOR THE APRIL 10, 2013 SPECIAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints: William A. Smith II and Robert C. McPherson III, and each of them individually, as proxy, with power of substitution, to represent the undersigned at the Special Meeting of Stockholders of Metals USA Holdings Corp. to be held at The Westin Fort Lauderdale, 400 Corporate Drive, Fort Lauderdale, Florida 33334, on the 10th of April, 2013, at 11:00 a.m., Eastern time and at any adjournments or postponements thereof, and to vote as specified on the reverse side all shares of stock, as designated on the reverse side, which the undersigned may be entitled to vote at such special meeting, and with all other powers which the undersigned would possess if personally present.

The availability of this proxy is governed by Delaware law. This proxy does not revoke any prior powers of attorney except for prior proxies with respect to the shares of common stock represented by this proxy given in connection with this special meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” the adoption of the merger agreement, “FOR” the approval, on a non-binding, advisory basis, of certain compensation that will or may become payable by Metals USA Holdings Corp. to its named executive officers that is based on or otherwise relates to the merger, and “FOR” the approval of one or more adjournments or postponements of the special meeting to a later date or time, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the proposal to adopt the merger agreement.

CONTINUED, AND TO BE MARKED, DATED AND SIGNED ON THE REVERSE SIDE